UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SILK ROAD MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

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1213 Innsbruck Drive

Sunnyvale, California 94089

FROM OUR CHAIR OF THE BOARD AND CEO

April 26, 2024

Dear Stockholders:

Together with our board of directors and the management team at Silk Road Medical, we are pleased to invite you to our 2024 Annual Meeting of Stockholders, which will be held at our Plymouth, Minnesota offices located at 14755 27th Avenue North, Plymouth, Minnesota 55447, at 4:30 p.m. Central Time, on Tuesday, June 18, 2024.

At the meeting, stockholders will be asked to consider and vote upon the following proposals: (1) to elect eight directors to serve for the ensuing year as members of the board of directors of Silk Road Medical; (2) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; (3) to approve, on an advisory basis, our executive compensation; and (4) to transact such other business as may properly come before the Annual Meeting or at any continuation, postponement, or adjournment thereof. The accompanying Notice of 2024 Annual Meeting of Stockholders and proxy statement describe these matters in more detail. We urge you to read this information carefully.

Our board of directors recommends a vote: “FOR” each of the eight nominees for director named in the proxy statement and “FOR” the approval of the other proposals being submitted to a vote of stockholders.

Voting your shares of Silk Road Medical common stock is easily achieved without the need to attend the Annual Meeting in person. Regardless of the number of shares you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to vote your shares via the Internet, by mobile device or telephone, or by promptly marking, dating, signing, and returning the proxy card. Voting over the Internet, by telephone, or by written proxy will ensure that your shares are represented at the Annual Meeting.

On behalf of our board of directors, we thank you for your participation, investment and continued support.

Sincerely,

Jack W. Lasersohn	Charles S. McKhann
Chair of the Board	Chief Executive Officer

You can help us make a difference by eliminating paper proxy materials. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive stockholder materials electronically will remain in effect until canceled.

1213 Innsbruck Drive

Sunnyvale, California 94089

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

The 2024 Annual Meeting of Stockholders of Silk Road Medical, Inc., a Delaware corporation, will be held on Tuesday, June 18, 2024, at 4:30 p.m. Central Time at our Plymouth, Minnesota offices located at 14755 27th Avenue North, Plymouth, Minnesota 55447 for the following purposes:

1.To elect eight directors to serve as members of the board of directors of Silk Road Medical until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the proxy statement for election to the board of directors are: Jack W. Lasersohn, Chas S. McKhann, Rick D. Anderson, Kevin J. Ballinger, Tanisha V. Carino, Ph.D., Tony M. Chou, M.D., Elizabeth H. Weatherman and Donald J. Zurbay;

2.To approve, on an advisory basis, our executive compensation;

3.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024; and

4.To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement, or adjournment thereof.

The proxy statement accompanying this Notice describes each of these items of business in detail.

Only holders of record of our common stock at the close of business on April 22, 2024 are entitled to notice of, to attend, and to vote at the Annual Meeting or any continuation, postponement, or adjournment thereof. A list of such stockholders will be available for inspection, for any purpose germane to the Annual Meeting, at our principal executive offices during regular business hours for a period of no less than 10 days prior to the Annual Meeting.

To ensure your representation at the Annual Meeting, you are urged to vote your shares of Silk Road Medical common stock via the Internet, by mobile device or telephone, or by promptly marking, dating, signing, and returning the proxy card. If your shares of Silk Road Medical common stock are held by a bank, broker, or other agent, please follow the instructions from your bank, broker, or other agent to have your shares voted.

BY ORDER OF THE BOARD OF DIRECTORS

Kevin M. Klemz
Executive Vice President, Chief Legal Officer and Secretary

Sunnyvale, California

April 26, 2024

_____________________

References in this proxy statement to:

•“Silk Road Medical,” “Silk Road,” “we,” “us,” “our,” or the “Company” refer to Silk Road Medical, Inc.;

•“Board of directors” or “board” refer to the board of directors of Silk Road Medical;

•“Annual Meeting” refer to our 2024 Annual Meeting of Stockholders; and

•“2023 Annual Report” or “2023 Annual Report to Stockholders” refer to our Annual Report to Stockholders for 2023, including our Annual Report on Form 10-K for the year ended December 31, 2023, being made available together with this proxy statement.

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

“Silk Road Medical,” the “Silk Road Medical” logo, “TCAR,” “ENROUTE,” the “ENROUTE” logo, “ENHANCE,” “Enflate” and our other registered or common law trade names, trademarks or service marks appearing in this proxy statement are our property. Trade names, trademarks and service marks of other companies appearing in this proxy statement are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies unless otherwise stated. Solely for convenience, the trademarks and trade names referred to in this proxy statement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names.

We intend to make this proxy statement and our 2023 Annual Report available on the Internet and to commence mailing of the notice to all stockholders entitled to vote at the Annual Meeting beginning on or about April 26, 2024. We will mail paper copies of these materials, together with a proxy card, within three business days of a request properly made by a stockholder entitled to vote at the 2024 Annual Meeting of Stockholders.

Silk Road Medical, Inc. – 2024 Proxy Statement i

PROXY STATEMENT SUMMARY

This executive summary provides an overview of the information included in this proxy statement. We recommend that you review the entire proxy statement and our 2023 Annual Report to Stockholders before voting.

2024 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME

Tuesday, June 18, 2024

4:30 p.m. (Central Time)

LOCATION

Silk Road Medical, Inc.

14755 27th Avenue North

Plymouth, MN 55447

RECORD DATE

Holders of record of our common stock at the close of business on April 22, 2024 are entitled to notice of, to attend, and to vote at the 2024 Annual Meeting of Stockholders or any continuation, postponement, or adjournment thereof.

VOTING ITEMS
Proposal	Board’s Vote Recommendation	Page
Proposal No. 1: Election of directors	“FOR”	33
Proposal No. 2: Advisory vote on executive compensation	“FOR”	39
Proposal No. 3: Ratification of appointment of independent registered public accounting firm	“FOR”	41

_____________________

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on Tuesday, June 18, 2024

This proxy statement and our 2023 Annual Report to Stockholders are available on the Internet, free of charge, at www.proxyvote.com. On this website, you will be able to access this proxy statement, our 2023 Annual Report, and any amendments or supplements to these materials that are required to be furnished to stockholders. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Silk Road Medical, Inc. – 2024 Proxy Statement 1

WHO WE ARE

We are a medical device company focused on reducing the risk of stroke and its devastating impact. We believe a key to stroke prevention is minimally-invasive and technologically advanced intervention to safely and effectively treat carotid artery disease, one of the leading causes of stroke. Our business is focused on a relatively new approach for the treatment of carotid artery disease called transcarotid artery revascularization, or TCAR, which we seek to establish as the standard of care.

TCAR relies on two novel concepts – minimally-invasive direct carotid access in the neck and high-rate blood flow reversal during the procedure to protect the brain – and combines novel endovascular techniques with fundamental surgical principles. TCAR using our portfolio of products has been clinically demonstrated to reduce the upfront morbidity and mortality risks commonly associated with carotid endarterectomy while maintaining a reduction in long-term stroke risk. As of December 31, 2023, more than 85,000 TCAR procedures have been performed globally, including more than 25,000 in the United States during 2023.

Our products include the following five single-use components:

ENROUTE Transcarotid Neuroprotection System and ENROUTE Transcarotid Neuroprotection System PLUS

•Used to directly access the common carotid artery and establish temporary blood flow reversal

•Embolic debris is captured and filtered, returning filtered blood to the femoral vein

•Allows for flow modulation enabling lesion imaging and patient tolerability

•Only FDA-cleared transcarotid neuroprotection system

ENROUTE Transcarotid Stent System

•Cylindrical and tapered configurations with optimized cell design and auto-conforming technology

•Designed for transcarotid access, improving the accuracy and ergonomics of the TCAR procedure

•Only FDA-approved transcarotid stent system optimized for the TCAR procedure

ENHANCE Transcarotid Peripheral Access Kit	•Used to gain initial access to the common carotid artery •Only access kit specifically designed for use in the common carotid artery
ENROUTE 0.014” Guidewire	•Designed for precise and atraumatic vessel navigation and target lesion crossing for delivery of interventional devices •Short working length and proprietary tip designed for the TCAR procedure
ENROUTE Enflate Transcarotid RX Balloon Dilation Catheter

•Only transcarotid rapid exchange balloon on the market and only specialty balloon designed for the TCAR procedure

•Short working length for transcarotid access and sizes optimized for use with the ENROUTE transcarotid stent system

•Highly visible radiopaque markers for accurate positioning

We recently launched our next generation neuroprotection system, the ENROUTE Transcarotid Neuroprotection System PLUS, or ENROUTE NPS PLUS, which is designed to support additional ease-of-use and further minimize the risk for complications, and in first quarter of 2024, we launched tapered configurations of our ENROUTE Transcarotid Stent System.

Silk Road Medical, Inc. – 2024 Proxy Statement 2

2023 BUSINESS HIGHLIGHTS

Highlights of our 2023 and recent achievements include:

FINANCIAL

$177.1 million	Continued Revenue Growth Achieved $177.1 million in revenue, a 28% é compared to 2022, driven primarily by increased TCAR adoption.
72%	Healthy Gross Margin Recognized gross margin of 72% in 2023, compared to 73% in 2022.
$(17.7) million	Focus on Adjusted EBITDA* Adjusted EBITDA was a loss of $17.7 million for 2023, compared to a loss of $25.1 million for 2022.
$190.9 million

Strong Balance Sheet

We had cash, cash equivalents and investments of $190.9 million, $75.0 million outstanding principal in term loans, an additional $125.0 million in available but unused term loans, and up to $50.0 million in availability under a revolving credit facility, as of December 31, 2023.

OPERATIONAL

>25,000	TCAR Procedures Completed more than 25,000 TCAR procedures in 2023, bringing the cumulative total to over 85,000 TCAR procedures.
✓

Expanded TCAR Reimbursement Coverage

Received expanded coverage for TCAR under a revised national coverage determination issued by U.S. Centers for Medicare and Medicaid Services, further expanding access to TCAR and reducing administrative barriers.

>2,800	Physician TCAR Training Over 2,800 trained and TCAR certified physicians in the United States as of December 31, 2023.

STRATEGIC

✓

GROW Through Strong Commercial Execution and TCAR Adoption

Leveraged our expanded sales and marketing infrastructure and broad commercial footprint to drive procedures and utilization across our trained physician base.

✓

STRENGTHEN Our Category Leadership and Drive Operational Excellence

Received 510(k) clearance for our next generation neuroprotection system, or ENROUTE NPS Plus, which supports additional ease-of-use and further minimizes the risk for complications, which we launched in April 2024, and received pre-market application approval for tapered configurations of our ENROUTE Transcarotid Stent System, which will provide greater choice for physicians to address the diversity of patient specific anatomy and which we launched during first quarter of 2024.

✓

DIVERSIFY By Advancing Technologies and Geographic Reach

Executed distribution agreements with Medico’s Hirata in Japan and Genesis MedTech Group in China following clearance for our ENROUTE Transcarotid Stent System and ENROUTE Neuroprotection System in both countries.

*See Appendix A for a reconciliation of non-GAAP financial measures to most comparable measures under U.S. GAAP

Silk Road Medical, Inc. – 2024 Proxy Statement 3

CORPORATE GOVERNANCE HIGHLIGHTS

✓	Annual election of all directors	✓	Annual say-on-pay vote
✓	Over 87% of directors are independent	✓	Stock ownership and retention requirements
✓	Independent board chair	✓	Hedging and pledging prohibitions
✓	Diverse board of directors	✓	Double trigger change in control arrangements
✓	Annual board and committee evaluations	✓	Mandatory clawback policy
✓	Board oversight of risk, including cybersecurity	✓	No poison pill
✓	Overboarding limitations	✓	Single class of stock

STOCKHOLDER ENGAGEMENT

We are committed to a robust and proactive stockholder engagement program. Our board of directors values the perspectives of our stockholders, and feedback from stockholders on our business, corporate governance, executive compensation, and environmental, social and governance (ESG) practices are important considerations for our board of directors discussions throughout the year.

During 2023, and in particular, following our 2023 annual meeting of stockholders, and in early 2024, our executives reached out to all of our top 25 stockholders and held meetings or otherwise engaged with nearly all of them. One or more members of our senior management (including our chief executive officer, chief financial officer and/or chief legal officer) and board of directors, including our compensation committee chair, participated in these meetings. Through these exchanges, we gained greater appreciation for our stockholders’ views on our governance and executive compensation practices in particular. We reviewed this feedback with our compensation committee, nominating and corporate governance committee and our entire board of directors.

Stockholder feedback is thoughtfully considered and has led to modifications in our governance practices, executive compensation programs and disclosures, and we remain open to additional stockholder feedback. Some of the actions we have taken in response to stockholder feedback during the past couple of years, and in particular, compensation-related actions in response to our failed say-on-pay vote last year, include:

Key Themes	What We Heard	What We Did
Corporate Governance	Eliminate your staggered board of directors.

In 2021, we proposed and our stockholders approved the elimination of our staggered board of directors, and at this year’s Annual Meeting, all of our director nominees will be up for election, each for a one-year term.

	Document in writing your principal governance practices.	In 2022, we adopted corporate governance guidelines, which document our principal governance practices.
Board Diversity	Maintain a diverse board of directors.

We consider gender and racial/ethnic diversity in our search for new directors. Our board of directors is comprised of two female directors and two directors who self-identify as underrepresented minorities.

Stockholder Alignment	Align the interests of your directors and officers with those of stockholders.	We adopted stock ownership guidelines, with retention requirements, effective January 2023 applicable to our directors and officers to ensure that their interests will

Silk Road Medical, Inc. – 2024 Proxy Statement 4

Key Themes	What We Heard	What We Did
be closely aligned with those of our stockholders. We also adopted a more stringent anti-hedging/pledging policy in 2023.
Board Oversight	Increase board oversight of certain key focus areas.

In March 2023, our board of directors memorialized in the audit committee charter the audit committee’s oversight of information technology (IT) systems, processes and data and contingency plans in the event of a breakdown or cybersecurity breach.

In December 2022, our board of directors expanded the compensation committee’s oversight of our culture and policies and strategies related to human capital management, including diversity and inclusion initiatives, pay equity, talent, recruitment and development, performance management and employee engagement and its responsibility to review the results of say-on-pay votes and feedback on executive compensation in the compensation committee charter.

	Ensure directors are not overcommitted and have the time to devote to oversight of the Company and business.	We adopted an overboarding policy in 2022 that limits the number of public company boards of directors on which our directors may serve.
Executive Compensation	Emphasize long-term incentives, but keep them within market reasonable parameters.

Our long-term incentive (LTI) program provides significant LTI opportunities for our executives, which for 2023 constituted 77% of the target total direct compensation of our former Chief Executive Officer (CEO). In response to stockholder criticism regarding her 2022 LTI opportunity, her 2023 LTI target opportunity was cut 50%. In addition, she did not receive any special, off-cycle or retention awards during 2023. Combined, these factors resulted in a 70% decrease in her 2023 LTI target opportunity, based on the values used to determine her awards.

Our current CEO received a new hire LTI award, comprised of 50% of performance stock units (PSUs) and 50% time-vested restricted stock units (RSUs), during 2023. The initial value was established in consultation with our compensation consultant, Compensia, and was set at a market competitive level.

We previously targeted the 75th percentile of our peer group for our LTI program, but recently in response to feedback from stockholders now target the 50th percentile of our peer group for our target LTI program and may pay above the 50th percentile if performance exceeds target.

Silk Road Medical, Inc. – 2024 Proxy Statement 5

Key Themes	What We Heard	What We Did

With our 2024 annual equity grants, we targeted only the 25th percentile for our CEO’s LTI target opportunity and the 50th percentile for our other executives, down from the 75th percentile in prior years.

Introduce performance-based awards into your annual LTI program.

In 2023, we introduced PSU awards into our annual LTI program for the first time.

For 2023, our annual LTI program for our CEO comprised of a mix of 50% PSUs and 50% time-vested RSUs, and for most other executives, comprised of a mix of 30% PSUs and 70% time-vested RSUs.

The PSUs have one-year, two-year and three-year performance periods with a relative total stockholder return (TSR) goal.

	Cap PSU payouts if your three-year TSR performance is negative.	Beginning with our 2024 annual PSU awards, payouts will be capped at target performance if our three-year TSR performance is negative.
Do not use special, off-cycle and retention awards or use them only sparingly.

While we had no intention of granting retention awards again in 2023, the compensation committee believed the use of off-cycle retention equity awards for certain key employees and a retention bonus arrangement for our chief commercial officer was absolutely critical to retaining key talent at that time, especially in light of the then anticipated retirement of our long-tenured former CEO who had recruited most of our executive team and the significant decrease in our stock price during the second half of 2023 that resulted in most of our unvested equity incentives having significantly reduced value or retentive effect.

	Adopt a clawback policy	In 2023, we adopted a mandatory clawback policy covering cash and equity incentive compensation paid to current and former executives that complies with applicable SEC and other rules.
Transparency and Disclosure	Increase transparency and disclosure on executive compensation, incentive programs and goals.

Each year, we have increased and improved our executive compensation disclosure with an eye toward transparency and readability. This proxy statement, including our Compensation Discussion and Analysis, reflects these increased disclosures, including detail about our executive compensation philosophy, overall executive compensation program structure, incentive plan goals and results, and our compensation best practices.

Increase disclosure on corporate governance, ESG and other topics of interest to stockholders.

Over the past year, and in particular, in this proxy statement, we have significantly increased and improved our corporate governance, ESG and other disclosures with an eye toward transparency and readability.

Silk Road Medical, Inc. – 2024 Proxy Statement 6

BOARD DIVERSITY

We believe it is important to have a balanced and diverse board of directors and we are committed to building and maintaining director diversity with members who bring a range of expertise, perspectives, experiences and personal characteristics pertaining to, among other factors, gender, race, ethnicity, age and tenure. The following describes the current diversity, age and tenure of our board of directors:

Tenure
More than 10 Years
5-10 Years
Fewer than 5 Years
0
1
2
3
4
Fewer than 5 Years
5-10 Years
More than 10 Years

BOARD QUALIFICATIONS

Our board of directors seeks to ensure that the board is composed of members whose particular expertise, experience, qualifications, attributes, and skills, when taken together, will allow our board of directors to satisfy its oversight responsibilities effectively. To this end, the nominating and corporate governance committee recently approved the use of a board composition matrix which identifies the professional experience and skill sets represented on the current board of directors and compares them to the skill sets that the nominating and corporate governance committee believes is important to have represented among the directors at any given time in light of the Company’s current business, strategy, risks and opportunities. Any gaps become focus areas for director search efforts.

Silk Road Medical, Inc. – 2024 Proxy Statement 7

The following are some of the key qualifications, skills, and experiences of our board of directors:

Qualification, Skill or Experience	J. Lasersohn	C. McKhann	R. Anderson	K. Ballinger	T. Carino	T. Chou	E. Weatherman	D. Zurbay
Public Company CEO		●	●					●
Financial/Accounting		●	●	●				●
Medical Device Industry	●	●	●	●	●	●	●	●
Sales/Marketing		●	●	●		●
Manufacturing/Operations		●		●		●
International		●	●	●	●	●		●
Strategic Planning	●	●	●	●	●	●	●	●
Governance	●	●	●	●	●	●	●	●

The members of our board of directors have a diversity of experience and a wide variety of backgrounds, skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of our stockholders. The matrix above does not encompass all of the knowledge, skills and experience of our directors, and the fact that a particular knowledge, skill or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. However, a mark indicates a specific area of focus or expertise that the director brings to our board of directors. The determination of which particular knowledge, skill or experience is an area of focus or expertise for a director is based on their prior business and industry experience, training and background. More information on each director’s qualifications and background can be found in their director biographies. We regularly review the attributes required of board members in order to better facilitate our long-term goals and operational performance, enhance our corporate culture and promote diversity and inclusiveness at our Company.

BOARD NOMINEES

Below are the directors nominated for election by stockholders at the Annual Meeting for a one-year term. Our board of directors recommends a vote “FOR” each of these nominees.

Director	Age	Serving Since	Independent	Committees	Other Public Boards
Jack W. Lasersohn	71	2007	Yes	Audit and Nominating and Corporate Governance	0
Chas S. McKhann	55	2023	No	N/A	0
Rick D. Anderson	63	2020	Yes	Compensation and Nominating and Corporate Governance	0
Kevin J. Ballinger	51	2020	Yes	Audit and Compensation	1
Tanisha V. Carino, Ph.D.	49	2021	Yes	Nominating and Corporate Governance	0
Tony M. Chou, M.D.	63	2007	Yes	N/A	0
Elizabeth H. Weatherman	64	2013	Yes	Nominating and Corporate Governance	3
Donald J. Zurbay	56	2018	Yes	Audit and Compensation	2

Silk Road Medical, Inc. – 2024 Proxy Statement 8

EXECUTIVE COMPENSATION BEST PRACTICES

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our stockholders.

What We Do		What We Don’t Do
✓	Structure our executive compensation so it is competitive and a significant portion is at risk	X	No guaranteed salary increases
✓	Emphasize long-term performance in our equity-based incentive awards	X	No excessive perquisites
✓	Use a mix of performance measures and caps on payouts	X	No excise tax gross-ups
✓	Require three- to four-year vesting periods on most equity awards	X	No repricing of stock options
✓	Require a double-trigger for equity acceleration upon a change of control	X	No dividends on unvested awards
✓	Maintain stock ownership guidelines and retention periods for executive officers	X	No short sales or derivative transactions in our stock, including hedges
✓	Hold an annual say-on-pay vote	X	No pledging of our securities

2023 EXECUTIVE COMPENSATION ACTIONS

The executive officers named in our Summary Compensation Table for 2023 are our current Chief Executive Officer (CEO); former CEO; Chief Operating Officer and Chief Financial Officer; Chief Commercial Officer (CCO); Executive Vice President, Chief Legal Officer and Secretary; and Executive Vice President of Regulatory and Clinical Affairs and Quality Assurance. We refer to these officers as our named executive officers, or NEOs.

2023 compensation actions and incentive plan outcomes based on performance are summarized below, with more detail provided in the Compensation Discussion and Analysis section:

Pay Element	Summary of 2023 Actions
Base Salary

•Our new CEO, who started on November 2, 2023, received an annual base salary of $650,000, prorated based on his start date, and equal to our former CEO’s 2023 annual base salary.

•Our NEOs received 2023 base salary increases between 0.0% and 7.7%, with an average of 4.1%, compared to 2022.

Short-Term Incentive

•The target bonus opportunity for our new CEO for 2023 was 100% of his annual base salary, prorated based on his start date, and equal to our former CEO’s 2023 target bonus opportunity. The target bonus opportunities for our other NEOs ranged from 40% to 70% of their respective annual base salaries.

•Performance metrics for the 2023 bonus plan were percent revenue growth over 2022 revenue (75% weighting), operating expense management (15% weighting), and gross margin (10% weighting). Actual performance was between threshold and

Silk Road Medical, Inc. – 2024 Proxy Statement 9

Pay Element	Summary of 2023 Actions
target for revenue growth and at target for operating expense management and gross margin, resulting in an overall payout of 86.1% of target.
Long-Term Incentives

•Our 2023 annual LTI program consisted of performance stock unit awards, which may vest and be paid out in shares of our common stock dependent upon our total stockholder return over one-year, two-year and three-year periods relative to a peer group, and time-vested restricted stock unit awards, which vest annually over four years. The LTI program for our former CEO was a mix of 50% PSUs and 50% RSUs and for our other NEOs was 30% PSUs and 70% RSUs.

•In November 2023, our current CEO received a new hire LTI award, which consisted of 50% PSUs and 50% RSUs.

Other Compensation- Related Actions

•At our 2023 Annual Meeting of Stockholders in June, our say-on-pay vote failed, receiving support from only 41% of the votes cast, which result we viewed as unacceptable. We have made and continue to make changes to our executive compensation program in response to this failed say-on-pay vote result.

•In September 2023, we granted special retention RSU awards to several executives and agreed to a special retention cash bonus for our CCO which actions we believe were absolutely critical to retaining key talent at that time. This was especially true in light of the then anticipated retirement of our long-tenured former CEO who had recruited most of our executive team and the significant decrease in our stock price during the second half of 2023 that resulted in most of our unvested equity incentives having significantly reduced value or retentive effect.

•Effective October 2, 2023, we adopted a mandatory clawback policy covering cash and equity incentive compensation paid to current and former executives.

•In October 2023, our former CEO gave notice of her decision to retire after having served as our CEO for over 11 years.

•In November 2023, we hired a new CEO to succeed our former CEO and in connection with this CEO transition, we agreed to a compensation package with our new CEO and a retirement package with our former CEO, which are described in more detail later in this proxy statement.

2025 ANNUAL MEETING OF STOCKHOLDERS

We anticipate that our 2025 Annual Meeting of Stockholders will be held on or around Tuesday, June 17, 2025. The following are important dates in connection with our 2025 Annual Meeting of Stockholders.

Stockholder Action	Submission Deadline
Proposal Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934	No later than December 27, 2024
Nomination of a Candidate Pursuant to our Amended and Restated Bylaws	Between February 18, 2025 and March 20, 2025
Proposal of Other Business for Consideration Pursuant to our Amended and Restated Bylaws	Between February 18, 2025 and March 20, 2025

Silk Road Medical, Inc. – 2024 Proxy Statement 10

OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRINCIPLES

ESG APPROACH AND MISSION

We are dedicated to the prevention of stroke and to the health and well-being of people with carotid artery disease by providing innovative solutions, safe treatments, and quality technology. We believe our commitment to pursuing life changing patient outcomes can be achieved in parallel with and in furtherance of the environmental, social and governance initiatives of our Company and the long-term interests of our stockholders. Accordingly, our board of directors and management are committed to building environmental sustainability, social responsibility, and effective corporate governance throughout our business. The nominating and corporate governance committee of our board of directors provides oversight of ESG matters and significant issues of corporate public responsibility.

We’ve focused our approach to integrating our ESG commitments throughout our business on several topics identified by stakeholders and by the industry-specific standards established by the Sustainability Accounting Standards Board (SASB) for the Medical Equipment and Supplies Industry. While we are not a SASB reporting company, the SASB standards provide well-recognized, industry-specific guidance on sustainability risks and opportunities. SASB reporting topics are also aligned with the recommendations from the Task Force on Climate-related Financial Disclosures.

ESG COMMITMENTS

ENVIRONMENTAL COMMITMENTS: We are committed to operating in an environmentally responsible manner to reduce our impact on climate change, conserve natural resources and operate in compliance with environmental regulations.

SOCIAL COMMITMENTS: We are committed to being a socially responsible employer by fostering an environment of diversity and inclusion across our business, operating ethically and supporting our local communities.

GOVERNANCE COMMITMENTS: We are committed to building a culture dedicated to ethical business behavior and responsible corporate activity. This extends to selection of business partners who share our commitment to employee health & safety, human rights, and environmental stewardship. We believe strong corporate governance through board and management teams that are engaged in ESG topics is the foundation to our long-term growth and success.

ESG HIGHLIGHTS

As a medical device company, we are committed to transforming and improving the lives of patients and the health care providers who use our products. We are equally committed to improving the lives of our dedicated employees, the communities they live and work in, and running our business in an ethical, compliant, and environmentally and socially responsible manner.

Silk Road Medical, Inc. – 2024 Proxy Statement 11

Below are some of our ESG focus areas and highlights:

✓

Healthcare Access and Affordability. We are committed to improving patient access to healthcare by providing reliable products, education and training opportunities, and fair pricing. Our world-class training program known as TCAR Education and Simulation Training, is available for practicing physicians and medical residents and fellows in live or virtual formats.

The majority of TCAR eligible patients are Medicare beneficiaries, so physicians and hospitals are reimbursed by Medicare or Medicare Advantage carriers for the majority of TCAR procedures and direct patient costs are controlled by the Medicare program.

✓

Product Development, Quality, and Safety. We’ve developed an innovative portfolio of products that deliver significant clinical benefits for patients. The Silk Road Medical quality system ensures that quality and regulatory compliance is built into every step of the medical devices we design, develop, manufacture, and supply. We maintain a current ISO 13485 certificate.

To ensure the quality and safety of our products, we maintain a robust post-market surveillance and complaint handling system. The system provides for timely communication between our field employees and customers and the internal Quality Assurance team.

✓

Human Capital Management and Diversity, Equity and Inclusion. We strongly believe our corporate culture is the operating system that powers our Company, and we strive to create a work environment in which everyone is empowered to develop, to contribute, and to thrive. We’ve created a diversity, equity, and inclusion council with the mission to foster an environment that is inclusive and welcoming to all. Our employment policies are designed to create a workplace that is free of discrimination and harassment, and employees have access to multiple avenues to report issues either internally or through an integrity helpline.

To ensure employees receive competitive and fair compensation we conduct annual compensation benchmarking using external benchmarking surveys to guide our assessment of competitiveness. We also conduct an annual review of pay practices across all levels of the organization (i.e., across gender, minority, etc.) and review this with the compensation committee. Our compensation program components include base salary, variable compensation plans, and our employee stock purchase plan through which eligible employees may purchase our common stock at a discount.

We prioritize the health and wellbeing of our employees and their families by offering a comprehensive employee benefits package. We’ve implemented occupational health and safety policies that cover all of our facilities and operations and are committed to providing meaningful learning and development programming to employees at all levels, with a special focus on leadership development.

✓

Business Ethics and Regulatory Compliance. All employees and directors are expected to conduct business in accordance with our code of business conduct and ethics. Our employees receive annual training on our code of business conduct and ethics and we’ve established an open access policy, signifying that employees are encouraged to discuss any related concerns with management or report concerns anonymously through an integrity helpline.

We have developed a comprehensive compliance program that is designed to comply with applicable federal and state laws and industry standards, including those relating to the marketing and promotion of our products.

Silk Road Medical, Inc. – 2024 Proxy Statement 12

✓

Product Design & Lifecycle Management. When possible, our Company practice is to reuse and redeploy returns and expired product in order to reduce waste. All administrative returns, excess, expired, and obsolete products are repurposed for other uses such as training programs or by our engineering department for evaluation, testing, and prototyping activities.

✓

Commitment to Strong Supplier Partnerships. We partner closely with our suppliers throughout all stages of product design, development, production, and distribution to ensure we can provide the highest quality products to patients and providers, and we have published a Supplier Code of Conduct setting out our expectation that our suppliers’ behavior will conform with fundamental ethical and human rights standards. Suppliers go through several quality assessments and audits, including onsite visits and inspections as necessary before they are approved as a supplier. We monitor suppliers on product quality and conformance, and provide real-time feedback to ensure open, direct, and productive supplier relationships. All components, materials, and finished devices have complete traceability throughout the manufacturing process.

ESG DISCLOSURES

Our board of directors believes environmental stewardship and social responsibility are important elements in driving long-term, organizational success. Our 2024 Corporate Responsibility Report provides further details on our ESG initiatives and commitments. The report is posted on the Corporate Governance page on our website.

Please note that nothing contained on or accessible through our website, including our Corporate Responsibility Report or sections thereof, shall be deemed incorporated by reference into this proxy statement.

Silk Road Medical, Inc. – 2024 Proxy Statement 13

CORPORATE GOVERNANCE

GOVERNANCE BEST PRACTICES

We maintain several corporate governance best practices, which are designed to promote actions that benefit our stockholders and create a framework for our decision-making.

Annual election of directors	We have eliminated our staggered board of directors. All directors to be elected at the Annual Meeting will be elected for a one-year term.
Over 87% of our directors are independent	Seven of our eight directors are independent.
Independent board chair	The chair of our board of directors is independent.
Diverse board of directors	Our board of directors is diverse, with two female directors and two directors who self-identify as an underrepresented minority.
Emphasis on board refreshment	We value board refreshment as evidenced that one-half of our directors have a tenure of five or fewer years.
Corporate governance guidelines	We adopted corporate governance guidelines in 2022.
Annual board and committee evaluations	We conducted a board of directors self-evaluation in 2022 and expanded the self-evaluation to include board committees in 2023.
Overboarding limitations	We limit the number of public company boards on which our directors may serve.
Board oversight of risk, including cybersecurity	Our board of directors regularly reviews our major risk exposures and has delegated to our board committees oversight of certain risks, including cybersecurity and ESG.
Robust stockholder outreach program	Each year, our executives hold numerous meetings to seek stockholder input and strive to take actions that reflect the input received.
Director continuing education	We adopted a director continuing education policy to encourage our directors to seek educational opportunities relevant to their director service.
Annual say-on-pay vote	Our board of directors recommended, and our stockholders voted in favor of, an annual advisory stockholder vote on executive compensation.
Stock ownership guidelines and retention requirements

We established last year new stock ownership guidelines for our directors and officers that require maintenance of a specified level of ownership based on compensation and include retention requirements.

Hedging and pledging prohibitions	We prohibit our employees from engaging in any hedging transactions, short sales, transactions in publicly traded options, such as puts, calls and other derivatives, or short-term trading.
Double trigger change in control arrangements	The double trigger feature incentivizes executives to continue employment with us despite any anticipated or pending change in control event.
Clawback policy	We adopted a mandatory clawback policy.
No poison pill	We believe not having a poison pill benefits our stockholders by not discouraging takeover attempts that may increase value for our stockholders.
Single class of stock	We have a single class of stock, so all stockholders have equal voting rights.

Silk Road Medical, Inc. – 2024 Proxy Statement 14

ROLE OF THE BOARD OF DIRECTORS

Our board of directors is elected by the stockholders to oversee their interests in the long-term health, financial strength, and overall success of our business. Our board of directors serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with the stockholders. Our board of directors oversees our governance practices, the proper safeguarding of our assets, the maintenance of appropriate financial and other internal controls, and our compliance with applicable laws and regulations. Our board of directors selects our Chief Executive Officer and oversees the members of our senior management, who are charged by our board of directors with conducting our business.

Key Responsibilities of the Board of Directors
Oversight of Business Strategy		Oversight of Risk		Oversight of Succession Planning
✓	Our board of directors oversees and monitors strategic planning.	✓	Our board of directors oversees risk management.	✓	Our board of directors oversees management succession planning.
✓	Business strategy is a key focus at the board level and embedded in the work of our board committees.	✓	Our board committees, which meet regularly and report back to the full board, play significant roles in carrying out our risk oversight function.	✓

The nominating and corporate governance committee, which meets regularly and reports back to the full board, has primary responsibility for developing succession plans for the CEO position and other key positions.

✓	Company management is charged with executing our business strategy and provides regular performance updates to our board of directors.	✓	Company management is charged with identifying and managing risk through robust internal processes and effective internal controls.	✓	The CEO is charged with preparing, and reviewing with the compensation committee, talent development plans for senior executives and their potential successors.

BOARD OVERSIGHT OF BUSINESS STRATEGY

Our board of directors oversees our strategic direction and business activities. At the beginning of each year, our board of directors approves an annual operating plan against which our performance is measured throughout the year. In addition, each year, our board of directors also holds strategy sessions during which our long-term business strategy is discussed.

BOARD ROLE IN RISK MANAGEMENT

Risk is inherent with every business and we face a number of risks, including strategic, financial (accounting, credit, interest rate, liquidity, and tax), business and operational, cybersecurity, competitive, political, regulatory, legal and compliance, and reputational risks.

Our management is responsible for the day-to-day management of risks our Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed. Our board of directors oversees risks through the establishment of policies and procedures that are designed to guide our daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to us. Our CEO is a member of our board of directors and regularly attends board meetings and discusses with our board of directors the strategies and risks facing our Company. Our board of directors believes that open communication between

Silk Road Medical, Inc. – 2024 Proxy Statement 15

management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our CEO and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate. During 2023, our management, together with an independent third party advisor, conducted a comprehensive enterprise risk assessment of our business and Company and reported the results of this assessment to our board of directors.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk as described below. In addition, our board of directors reviews strategic and operational quality, regulatory, quality and compliance risks in the context of reports from the management team, receives reports on all significant committee activities, and evaluates the risks inherent in significant transactions. Finally, with respect to other risks that arise from time to time, our board of directors oversees those as well.

SELECTED AREAS OF BOARD RISK OVERSIGHT

CYBERSECURITY

Our cybersecurity team is comprised of individuals with experience in cybersecurity who hold cybersecurity-specific credentials and certifications. The team members belong to relevant professional organizations and receive continuing education and certification to stay abreast of emerging trends and cybersecurity best practices. We have established a Technology Steering Committee, or TSC, containing members of our senior management team to provide governance and strategic direction for managing cyber risks, maintaining IT regulatory compliance, and optimizing technology initiatives for alignment with our Company goals and objectives. The TSC convenes quarterly, and meetings include updates on cybersecurity matters provided by the cybersecurity leader.

We also engage with a range of external experts, including cybersecurity assessors, consultants, auditors, and legal counsel in evaluating and testing our risk management systems. This enables us to leverage specialized knowledge and insights, ensuring our cybersecurity strategies and processes remain current.

Our board of directors has delegated to the audit committee, which is comprised of entirely independent directors, the responsibility to oversee our cybersecurity programs and cyber-related risks. Specifically, audit committee delegation under its formal written charter includes the responsibility to oversee the integrity of our IT systems, processes and data, and review and assessment with management (i) the adequacy of controls and security for our IT systems, processes and data, and (ii) our contingency plans in the event of a breakdown or security breach affecting our IT systems. Our full board of directors also reviews cybersecurity from time to time as well.

The cybersecurity team reports to our Chief Accounting Officer, which in turn reports to our Chief Operating Officer and Chief Financial Officer. Both officers regularly attend audit committee meetings where cybersecurity is discussed and the audit committee is updated on security risks and key initiatives at least twice per

Silk Road Medical, Inc. – 2024 Proxy Statement 16

year by the senior management team. The TSC is responsible for providing cybersecurity risk management oversight and approving the budget to fund our IT and cybersecurity programs. An important purpose of these management updates is to inform the audit committee of any potential risks and remediation tactics related to our cybersecurity posture, IT systems, and data privacy.

To date, we have not experienced any material security incidents or data breaches as a result of a compromise of our information systems and are not aware of any cybersecurity incidents that have had a material impact or are reasonably likely to materially affect our business strategy, operating results, or financial condition.

HUMAN CAPITAL AND CULTURE

Our board of directors is actively engaged in overseeing our people and culture strategy. The compensation committee reviews and reports back to the board of directors on a broad range of human capital management topics, including talent management; leadership development; retention; culture; employee engagement; employee education and training; diversity and inclusion initiatives; and equality and fairness.

ESG

While our board of directors is ultimately responsible for oversight of our ESG initiatives, each of our board committees has been delegated certain ESG responsibilities. Our nominating and corporate governance committee has been delegated responsibility for oversight of our practices with respect to ESG matters, in general, and significant issues of corporate public responsibility. Our nominating and corporate governance committee also has oversight over the adequacy and effectiveness of our compliance practices generally and our policies and procedures for ensuring compliance with legal, regulatory and quality systems requirements and ethical programs and policies as established by management and our board, including without limitation our code of business conduct and ethics, other aspects of our corporate compliance program and any other similar code of conduct or policy as adopted from time to time by the Company. Our compensation committee has oversight of our culture and policies and strategies related to human capital management, including diversity and inclusion initiatives, pay equity, talent, recruitment and development, performance management and employee engagement. Our audit committee in addition to our nominating and corporate governance committee has oversight over legal and regulatory compliance, especially those matters that may have a material impact on our financial statements or compliance procedures, or are required to be disclosed in our Securities and Exchange Commission, or SEC, reports.

LEGAL COMPLIANCE, REGULATORY AND QUALITY

Our board of directors is actively engaged in overseeing legal compliance, regulatory and quality. The nominating and corporate governance committee receives updates from our legal and regulatory compliance officer and Vice President, Quality at each regular meeting.

MANAGEMENT SUCCESSION PLANNING AND DEVELOPMENT

Our board of directors recognizes that one of its most important responsibilities is to ensure excellence and continuity in our senior leadership by evaluating our Chief Executive Officer, overseeing the development of executive talent, and planning for the effective succession of our CEO and the other members of our management team. This responsibility is reflected in our corporate governance guidelines.

Our corporate governance guidelines provide that our board of directors, acting through the compensation committee, should evaluate annually the performance of our CEO and that such evaluation may be based on objective criteria, including performance of the Company, accomplishment of long-term strategic objectives and development of management. The evaluation may solicit the views of our independent directors. With respect to succession planning, our corporate governance guidelines provide that our board of directors should plan for the succession to the position of the CEO, including plans regarding succession in the event of an emergency or the retirement of the CEO.

Silk Road Medical, Inc. – 2024 Proxy Statement 17

In addition, the charter of the nominating and corporate governance committee requires that committee to assist our board of directors by reviewing and discussing with the board our management succession planning process for our CEO and other senior executives, report its findings and recommendations to the board, and assisting the board in evaluating potential successors to the CEO or other members of our executive management team.

To assist our nominating and corporate governance committee and board of directors, the CEO and/or the Vice President, Human Resources prepare and distribute materials, including recommendations and evaluations of potential successors. Our CEO provides an annual succession planning report to the nominating and corporate governance committee, which summarizes the overall composition of our senior leadership team, including their professional qualifications, tenure, and work experience. The report also identifies internal members of the senior leadership team who are viewed as potential successors to the CEO and other senior leadership team.

Succession planning is also regularly discussed in executive sessions of our board of directors. Our directors become familiar with internal potential successors for key leadership positions through various means, including the annual succession planning report and board of directors and committee meetings, and less formal interactions throughout the course of the year. With respect to management development, our board of directors and compensation committee work with our CEO to evaluate our management and talent development plans for senior executives and other key employees.

Our Recent CEO Transition

In November 2023, we hired a new CEO to succeed Erica J. Rogers, our former CEO who retired after having served as our CEO for over 11 years and who notified us of her decision to retire in October 2023 after having first raised the topic of a potential retirement with our board of directors in July 2023. To plan for a possible retirement of our then CEO, the board of directors immediately engaged Spencer Stuart, a leading global search firm, to assist the board of directors in a nationwide search, which included a diverse pool of both external and internal candidates. The nominating and corporate governance committee spearheaded this effort, working closely with Spencer Stuart and regularly reporting its findings and recommendations to the full board of directors. From August 2023 to November 2023, the nominating and corporate governance committee held 11 formal meetings, as well as several informal meetings, to discuss CEO succession planning. Almost all of the directors (even those directors not on the nominating and corporate governance committee) attended nearly all of these 11 meetings. As part of the succession planning process, the nominating and corporate governance committee identified the top skills and qualities that would be important for our next CEO, and also relied on third-party leadership assessments to ensure that any candidates would be a strong fit for the Company. Each member of the nominating and corporate governance committee met with each of the final potential CEO candidates and all members of our board of directors were also invited to do so. After an exhaustive and comprehensive search, our board of directors, upon recommendation of the nominating and corporate governance committee, appointed Chas S. McKhann as our new CEO effective November 2, 2023.

DIRECTOR INDEPENDENCE

Our common stock is listed on The Nasdaq Global Select Market. Under the rules of The Nasdaq Stock Market, independent directors must comprise a majority of our board of directors. Under Nasdaq Listing Rule 5605(a)(2), a director will qualify as an “independent director” only if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has reviewed the independence of each director and determined that Drs. Carino and Chou, Messrs. Anderson, Ballinger, Lasersohn, and Zurbay, and Ms. Weatherman, representing seven of our eight directors, are independent directors under the rules of The Nasdaq Stock Market. Our board of directors reviews the independence of each director at least annually. During these reviews, the board of directors considers transactions and relationships between each director, and such director’s immediate family and affiliates, and our Company and our management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a written questionnaire regarding employment, business, familial, compensation and other relationships with our Company, including our management.

Silk Road Medical, Inc. – 2024 Proxy Statement 18

The rules of The Nasdaq Stock Market also require that all members of our three standing board committees must be independent directors and that, subject to specified exceptions, members of our audit committee and compensation committee are subject to additional, more stringent independence requirements and, in the case of our audit committee, other qualification requirements. Under Nasdaq Listing Rule 5605(c)(2), each audit committee member must meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (Exchange Act) (subject to certain exemptions), must not have participated in the preparation of our financial statements at any time during the past three years, and must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. Additionally, at least one member of our audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Under the more stringent criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act, a member of our audit committee may not, other than in such director’s capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Members of our compensation committee must satisfy additional independence requirements set forth in Nasdaq Listing Rule 5605(d)(2). In order to be considered independent for the purpose of Nasdaq Listing Rule 5605(d)(2), a member of our compensation committee may not, other than in such director’s capacity as a member of the compensation committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from us. Additionally, our board of directors must consider whether the compensation committee member is an affiliated person of our Company and, if so, must determine whether such affiliation would impair the director’s judgment as a member of the compensation committee.

We are in compliance with all of these Nasdaq Listing Rules.

EXECUTIVE SESSIONS

Our independent directors regularly meet in executive sessions without management to consider such matters as they deem appropriate, such as reviewing the performance of management. Executive sessions of our independent directors are typically held in conjunction with regularly scheduled board of directors and committee meetings.

Silk Road Medical, Inc. – 2024 Proxy Statement 19

BOARD LEADERSHIP STRUCTURE

Our governance framework provides our board of directors with the flexibility to select the appropriate leadership structure for the Company. Our current leadership structure is comprised of an independent chair of the board, a CEO, board committees led by independent directors, and active engagement by all directors. We believe that independent and effective oversight of our business and affairs is maintained through the composition of our board of directors and the leadership of our independent directors and the committees. Our board of directors consists of a majority of independent directors, and the committees of our board of directors are composed entirely of independent directors. Our board of directors has determined that this current leadership structure is appropriate and in the best interests of our Company and stockholders at this time. In making determinations about the leadership structure, our board of directors considers many factors, including the specific needs of our business, what is in the best interests of our stockholders and feedback from our stockholder engagement efforts.

Our corporate governance guidelines do not require the separation of the offices of the chair of the board and the CEO, and our board of directors is free to choose its chair in any way it deems best for our Company at any given point in time. Our board of directors elects its chair on an annual basis. We believe it is important that our board of directors retain flexibility to determine whether these roles should be separate or combined based upon an assessment by our board of directors of our needs and our leadership at a given point in time. These roles are currently filled by separate individuals. Jack W. Lasersohn, an independent director, is non-executive chair of the board and Chas S. McKhann is our CEO. Our board of directors believes that the separation of the offices of the chair of the board and CEO is appropriate at this time because it allows our CEO to focus primarily on our business strategy, operations and corporate vision. Our board of directors believes that this structure provides an effective balance between strong Company leadership and appropriate safeguards and oversight by our independent directors.

Current Board Leadership Structure

Independent Chair of the Board (Jack W. Lasersohn)	Chief Executive Officer (Chas S. McKhann)
Independent Board Committee Chairs

Audit (Donald J. Zurbay)	Compensation (Rick D. Anderson)	Nominating and Corporate Governance (Elizabeth H. Weatherman)
Active Engagement by all Directors

Silk Road Medical, Inc. – 2024 Proxy Statement 20

COMMITTEES OF THE BOARD OF DIRECTORS

We currently have three standing committees of our board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. Our board of directors may establish other board committees as it deems necessary or appropriate from time to time.

Each board committee charter authorizes the committee to retain independent advisors as it deems necessary to carry out its responsibilities. Each board committee reviews and evaluates, at least annually, the performance of the committee, including compliance with its formal written charter.

Below are our directors and their current committee memberships.

Director	Board	Audit	Compensation	Nominating and Corporate Governance
Jack W. Lasersohn	Chair	●		●
Chas S. McKhann	●
Rick D. Anderson	●		Chair	●
Kevin J. Ballinger	●	●	●
Tanisha V. Carino, Ph.D.	●			●
Tony M. Chou, M.D.	●
Elizabeth H. Weatherman	●			Chair
Donald J. Zurbay	●	Chair	●

BOARD AND BOARD COMMITTEE MEETINGS; ATTENDANCE

Our board of directors held 12 meetings (including regularly scheduled and special meetings) during 2023. All directors attended at least 75% of the combined total of (i) all board of directors meetings and (ii) all meetings of committees of the board of directors of which the director was a member during 2023.

Under our corporate governance guidelines, each director is strongly encouraged, but not required, to attend either in person, by telephone or by videoconference each annual meeting of stockholders. All directors serving at the time of our 2023 Annual Meeting of Stockholders held on June 21, 2023 attended the meeting.

Silk Road Medical, Inc. – 2024 Proxy Statement 21

audit committee

Key Responsibilities and Activities

•Oversees our accounting and financial reporting processes and internal controls, as well as the audit and integrity of our financial statements;

•Appoints, approves the compensation of, and assesses the qualifications and independence of our independent registered public accounting firm;

•Reviews and discusses with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•Prepares the audit committee report required by SEC rules to be included in our annual proxy statement;

•Monitors our internal control over financial reporting and oversees our disclosure controls and procedures;

•Reviews our risk management systems;

•Oversees the integrity of our information technology systems, processes and data and our contingency plans in the event of a breakdown or cybersecurity breach;

•Establishes and oversees procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or audit matters, as well as for confidential and anonymous submissions by our employees concerning questionable accounting or auditing matters;

•Reviews, approves and oversees all related party transactions for which review or oversight is required by applicable law or that are required to be disclosed in our financial statements or SEC filings;

•Oversees our compliance with applicable law and monitors compliance with our code of business conduct and ethics, especially with respect to financial and accounting matters; and

•Meets independently with our independent registered public accounting firm and management.

Independent Registered Public Accounting Firm

The audit committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Chair

Donald J. Zurbay

Other Members

Kevin J. Ballinger

Jack W. Lasersohn

2023 Meetings

6

Heightened Independence

The board of directors has determined that each audit committee member satisfies the heightened independence criteria for audit committee members under The Nasdaq Listing Rules.

Financial Literacy and Experts

The board of directors has determined that all three audit committee members are financially literate and that Messrs. Zurbay and Ballinger are “audit committee financial experts.”

Silk Road Medical, Inc. – 2024 Proxy Statement 22

COMPENSATION COMMITTEE

Key Responsibilities and Activities

•Provides oversight of our compensation policies, plans and benefits programs, and overall compensation philosophy;

•Reviews annually and makes recommendations to our board of directors with respect to the compensation of our CEO and determines the compensation for our other executive officers;

•Reviews and makes recommendations to our board of directors regarding the corporate goals and objectives applicable to our CEO, evaluates performance in light thereof, and considers factors related to the performance of our Company in making recommendations regarding the compensation level of our CEO;

•Reviews and approves corporate goals and objectives relevant to and all compensation of our other executive officers;

•Reviews and approves (or recommends in the case of our CEO) any compensatory contracts or similar transactions or arrangements with current or former executive officers, including consulting arrangements, employment contracts, severance or termination arrangements, including any benefits to be provided in connection with a change of control;

•Reviews all other material employee benefit plans for our Company;

•Oversees and reviews our culture and policies and strategies related to human capital management, including with respect to diversity and inclusion initiatives, pay equity, talent, recruitment and development, performance management and employee engagement;

•Reviews and recommends to our board of directors the say-on-pay and frequency of say-on-pay votes to be included in our proxy statement, taking into account the results of the most recent stockholder advisory vote, and recommendations regarding all other executive compensation related proposals submitted to a vote of our stockholders;

•Reviews and makes recommendations to our board of directors with respect to director compensation; and

•Oversees and administers our equity incentive plans, including grants of awards thereunder to all employees, other than our CEO.

Compensation Consultant

The compensation committee has retained Compensia, Inc., a national compensation consulting firm (Compensia), as its external compensation consultant. Compensia does not provide any services to our Company unrelated to executive or director compensation.

Chair

Rick D. Anderson

Other Members

Kevin J. Ballinger

Donald J. Zurbay

2023 Meetings

13

Heightened Independence

The board of directors has determined that each compensation committee member satisfies the heightened independence criteria for compensation committee members under The Nasdaq Listing Rules.

Non-Employee Directors

The board of directors has determined that each compensation committee member is a “non-employee director” within the meaning of the short-swing profit rules of Rule 16b-3 under the Exchange Act, which results in our equity awards being exempt from short-swing profit liability for our directors and officers.

Silk Road Medical, Inc. – 2024 Proxy Statement 23

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Key Responsibilities and Activities

•Reviews the desired qualifications, expertise and characteristics sought of board members, identifies individuals qualified to become members of our board of directors and recommends to our board of directors the persons to be nominated for election as directors each year and between annual meetings of stockholders;

•Reviews and makes recommendations to the board of directors regarding the leadership structure of the board of directors, including the separation of the Chair and CEO roles and/or appointment of a lead independent director;

•Develops and reviews the policies and procedures for the submission of candidates for election to the board of directors, including recommendations by our stockholders;

•Reviews and recommends to our board of directors the structure and composition of our board committees;

•Reviews and makes recommendations to our board of directors with respect to succession planning for our CEO and other executives;

•Develops, updates and recommends to our board of directors corporate governance principles and policies;

•Oversees our compliance with legal and regulatory requirements as well as our ethical standards and policies, other than with respect to matters relating to the financial statements and financial reporting obligations and accounting, internal accounting controls or auditing matters, which are within the purview of the audit committee;

•Evaluates whether management is setting an appropriate “tone at the top” by communicating the importance of our legal, regulatory and quality systems requirements and ethical programs and policies;

•Considers questions of actual or possible conflicts of interest of board members and of corporate officers and approves or prohibits applicable transactions or matters and any requests for waivers of our code of business conduct and ethics;

•Oversees the evaluation of our board of directors and board committees; and

•Oversees practices with respect to ESG matters and significant issues of corporate public responsibility.

Chair Elizabeth H. Weatherman Other Members Rick D. Anderson Tanisha V. Carino, Ph.D. Jack W. Lasersohn 2023 Meetings 14

Silk Road Medical, Inc. – 2024 Proxy Statement 24

DIRECTOR NOMINATIONS PROCESS

Our board of directors, including in particular the nominating and corporate governance committee, oversees board succession planning. To this end, at least once a year, in connection with the annual director nomination process, the nominating and corporate governance committee evaluates each existing director’s performance, relative strengths and weaknesses, and future plans, including any personal retirement objectives. As part of that evaluation, the nominating and corporate governance committee also identifies areas of overall strength and weakness with respect to the composition of our board of directors and considers whether the board as a whole possesses core competencies in the areas of accounting and finance, industry knowledge, management experience, sales and marketing, strategic planning, executive compensation, and corporate governance, among other areas. Our board of directors seeks to ensure that the board is composed of members whose particular expertise, experience, qualifications, attributes, and skills, when taken together, will allow our board of directors to satisfy its oversight responsibilities effectively. To this end, the nominating and corporate governance committee recently approved the use of a board composition matrix which identifies the professional experience and skill sets represented on the current board of directors and compares them to the skill sets that the nominating and corporate governance committee believes is important to have represented among the directors at any given time in light of the Company’s current business, strategy, risks and opportunities. Any gaps become focus areas for director search efforts.

New directors are approved by the board of directors, upon recommendation by the nominating and corporate governance committee, if added to the board in between annual meetings of stockholders, or elected by stockholders at an annual meeting of stockholders after review and nomination by the board of directors, upon recommendation of the nominating and corporate governance committee.

1	2	3	4	5
Sources for director candidate pool •Directors •Management •Stockholders •Search firm •Other resources •Self-nominated

Interviews and in-depth review by nominating and corporate governance committee and other interested directors

•Screen qualifications

•Examine overall board composition and balance

•Review independence and potential conflicts

•Consider diversity

		Recommend slate of director nominees by nominating and corporate governance committee	Full board review and nomination	Election by stockholders
RESULT: We added four new highly qualified directors, including a diverse female, in the past four years.

The nominating and corporate governance committee will consider director candidates recommended to it by our stockholders. Those candidates must be qualified and exhibit the experience and expertise required of the board’s own pool of candidates, as well as have an interest in our business, and demonstrate the ability to attend and prepare for board, board committee, and stockholder meetings. Any candidate must state in advance such director’s willingness and interest in serving on the board. Candidates should represent the interests of all stockholders and not those of a special interest group. The nominating and corporate governance committee will evaluate candidates recommended by stockholders using the same criteria it uses to evaluate candidates recommended by others as described above. A stockholder that desires to nominate a person for election to the board of directors at a meeting of stockholders must follow the specified advance notice requirements contained in, and provide the specific information required by, our amended and restated bylaws, as described under “Other Matters—Stockholder Proposals and Director Nominations for 2025 Annual Meeting of Stockholders” later in this proxy statement, and any applicable SEC or other laws, rules and regulations.

Silk Road Medical, Inc. – 2024 Proxy Statement 25

BOARD DIVERSITY

We believe it is important to have a balanced and diverse board of directors and we are committed to building and maintaining director diversity with members who bring a range of expertise, perspectives, experiences, and personal characteristics pertaining to, among other factors, age, race, gender and ethnicity. Our board of directors is currently comprised of eight directors, including two female directors and two directors who self-identify as an underrepresented minority.

The table below provides certain highlights of the composition of our board members. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of April 15, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	2	6	—
Part II: Demographic Background
African American or Black	—	—	—
Alaskan Native or Native American	—	—	—
Asian	1	1	—
Hispanic or Latinx	—	—	—
Native Hawaiian or Pacific Islander	—	—	—
White	1	5	—
Two or More Races or Ethnicities	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our board of directors, as well as diversity in age and tenure.

Silk Road Medical, Inc. – 2024 Proxy Statement 26

Our Support of Nominating and Corporate Governance Committee Chair Despite Lack of 30% Gender Diversity

Of our eight directors, two are female, resulting in our board of directors being 25% gender diverse. The proxy voting guideline for one of the major proxy advisory firms is to recommend against the chair of the nominating committee of all boards of directors of Russell 3000 index companies that are not comprised of at least 30% gender diverse directors. This rigid guideline applies regardless of the size of a company’s board of directors or the qualifications of the chair. We disagree with this one-size fits-all guideline.

Diversity is an important consideration in our director nomination process and our board of directors believes that individuals of broad diversity can contribute different perspectives while collaborating to further our strategy and mission. That being said, our board of directors viewed it as not a strategic imperative to add an additional gender diverse director to our board of directors concurrent with the 2024 Annual Meeting of Stockholders simply to comply with this 30% gender diverse guideline. We encourage our stockholders to support the re-election of Elizabeth H. Weatherman, the chair of our nominating and corporate governance committee, despite not attaining this 30% gender diverse guideline.

CORPORATE GOVERNANCE GUIDELINES

Our board of directors has adopted corporate governance guidelines covering, among other things, the duties and responsibilities of, and independence standards applicable to, our directors and board committee structures and responsibilities. Among the topics addressed in our corporate governance guidelines are:

•Role of the board

•Size of the board

•Composition of the board

•Chair of the board

•Lead director

•Executive sessions

•Selection of new directors

•Director qualifications

•Limitation on other board service

•Directors who change their current positions

•Director term limits

•Director retirement policy

•Conflicts of interest

•Confidentiality

•Interaction with media, stockholders, and others

•Board access to senior management

•Board access to independent advisors

•Board orientation and continuing education

•Board and board committee self-evaluation

•Board meetings

•Committee meetings

•Board and committee meeting attendance

•Annual meeting of stockholders attendance

•Meeting attendance of non-directors

•Advance receipt of meeting materials

•Standing committees; responsibilities and independence of committees

•Assignment and rotation of committee members

•Frequency of committee meetings and agendas

•Committee charters

•Formal evaluation of our CEO

•Succession planning

•Management development

•Communications with our board of directors

Our board of directors, upon recommendation of the nominating and corporate governance committee, reviews annually and updates the corporate governance guidelines as it deems necessary and appropriate. The corporate governance guidelines are available in the “Investors—Corporate Governance—Governance Documents” section of our website located at www.silkroadmed.com.

Silk Road Medical, Inc. – 2024 Proxy Statement 27

OVERBOARDING POLICY

Recognizing the substantial time commitments attendant to directorship, our corporate governance guidelines provide for an overboarding policy which limits the number of public company boards on which our directors may serve. The overboarding limit depends upon whether a director is an executive officer of a public company. In addition, service on other boards and/or committees must be consistent with our conflict of interest policy.

Type of Director	Overboarding Limit
Board Member who is an Executive Officer of a Public Company	3
Board Member who is Not an Executive Officer of a Public Company	4

Prior to the nomination by our board of directors of our eight current directors as director nominees for the Annual Meeting, our board of directors evaluated and believes that each of our directors has proven the ability to commit sufficient time and capacity to board of director duties and to otherwise fulfill the responsibilities required of directors. Such demonstration is evidenced by board of directors and board committee meeting attendance records and preparation, contribution to board discussions and decision-making, and engagement with other members of the board of directors and management. Additionally, all of our directors are in compliance with our overboarding policy, as described above.

Our Position in Response to Donald J. Zurbay Being Considered Overboarded Under Certain Other Overboarding Policies

Our board of directors recognizes that a major proxy advisory firm and certain institutional stockholders have raised questions about the public company commitments of Donald J. Zurbay, who is one of our non-employee directors and serves as chair of our audit committee. Mr. Zurbay is currently Chief Executive Officer of Patterson Companies, Inc., a publicly traded global medical device company, and serves on a total of three public company boards—specifically, those of Patterson Companies, Sight Sciences, Inc. and Silk Road Medical. While Mr. Zurbay is in compliance with our overboarding policy which limits directors who serve as an executive officer of a public company to three public company boards, we recognize that he is not in compliance with the overboarding policies of a major proxy advisory firm and certain institutional stockholders.

After thorough consideration and assessment of Mr. Zurbay’s performance as a non-employee director, as well as chair of our audit committee, our board of directors unanimously recommends the re-election of Mr. Zurbay at the Annual Meeting and his continuation in his current leadership audit committee chair role. Since joining our board of directors in 2018, Mr. Zurbay has been highly engaged, attending 100% of the board meetings and 100% of the audit committee meetings during 2023. In addition to the board and audit committee meetings, Mr. Zurbay attended 17 compensation and nominating and corporate governance committee meetings during 2023. Mr. Zurbay is a fully active participant in our board and board committee meetings and deliberations and is readily available for consultation with management and the other independent directors as necessary. The results of our 2023 audit committee evaluation process reflect agreement that Mr. Zurbay is an effective leader of the audit committee. Accordingly, our board of directors strongly believes that Mr. Zurbay has demonstrated, and will continue to demonstrate, his ability to devote the sufficient time and capacity needed to carry out his board duties effectively. Our board of directors intends to actively evaluate Mr. Zurbay’s performance, and, should he be unwilling or unable to continue to maintain the level of engagement necessary to fulfill his responsibilities to Silk Road Medical, the board of directors will reconsider its decision.

Silk Road Medical, Inc. – 2024 Proxy Statement 28

ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS

Our board of directors recognizes that a thorough evaluation process is an important element of corporate governance and enhances the effectiveness of our full board of directors and each board committee. In 2022, we conducted a board of directors self-evaluation, and in 2023, expanded the self-evaluation to also include our board committees. Going forward, we intend to conduct annual board of directors and committee self-evaluations. The primary objectives of our evaluation process are to:

•improve board of director and board committee effectiveness by eliciting candid and constructive feedback regarding the board of directors and board committees on issues that are important to the board members in a manner that preserves confidentiality;

•develop board-approved action items to address any issues or suggestions raised during the evaluation process, create a timeline for addressing each issue or suggestion, and follow-up periodically on the progress of addressing each issue or suggestion for the purpose of improving board and board committee effectiveness.

The nominating and corporate governance committee oversees the evaluation process. Evaluations include a variety of statements to which directors assign a score of agreement or disagreement. Additional feedback from directors is sought as well. The evaluation results are then aggregated on an anonymized basis and shared with and discussed by the full board of directors and each board committee. After such discussion, any action items are agreed upon and implemented.

CODE OF BUSINESS CONDUCT AND ETHICS

Our board of directors has adopted a code of business conduct and ethics that applies to our officers, directors, and employees, which is reviewed on an annual basis. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote the following:

•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•full, fair, accurate, timely, and understandable disclosure in our communications with and reports to our stockholders, including reports filed with the SEC, and other public communications;

•compliance with applicable governmental laws, rules, and regulations;

•prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•accountability for adherence to our code of business conduct and ethics.

Our code of business conduct and ethics does more than just codify rules of conduct―it is the very foundation by which we conduct business every day. The code of business conduct and ethics describes how we put our values into practice and provides guidance for our employees and all others who work on our behalf.

We have an open access policy, as well as confidentiality and non-retaliation policies for reporting individuals, signifying that employees are encouraged to discuss any related concerns with management or report concerns anonymously through an integrity helpline. Any waiver of our code of business conduct and ethics will be promptly disclosed as required by law and Nasdaq Listing Rules. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K and applicable Nasdaq Listing Rules regarding amendments to or waivers from any provision of our code of business conduct and ethics by posting such information in the “Investors—Corporate Governance—Governance Documents” section of our website located at www.silkroadmed.com.

Silk Road Medical, Inc. – 2024 Proxy Statement 29

COMPLAINT PROCEDURES

We maintain procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A 24-hour, toll-free, confidential ethics hotline and a confidential web-based reporting tool are available for the submission of concerns regarding these and other matters by any employee. Concerns and questions received through these methods relating to accounting, internal accounting controls, or auditing matters are promptly brought to the attention of the chair of our audit committee and are handled in accordance with procedures established by the audit committee. Complete information regarding our complaint procedures is contained within our code of business conduct and ethics, which is described above and may be accessed on our website as noted above.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our board of directors maintains a process for stockholders and interested parties to communicate with our board of directors. Stockholders and interested parties may contact our board of directors as provided below:

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Silk Road Medical, Inc. 14755 27th Avenue North Plymouth, MN 55447	Investor Relations 855.410.TCAR (8227)	investors@ silkroadmed.com	Annual Meeting of Stockholders Tuesday, June 18, 2024 Silk Road Medical, Inc. 14755 27th Avenue North Plymouth, MN 55447

Our Corporate Secretary, in consultation with appropriate members of our board of directors as necessary, may review all incoming communications and, if appropriate, all such communications are forwarded to the appropriate member or members of our board of directors. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about the Company.

COMMITTEE CHARTERS AND OTHER INFORMATION

The charters of all three standing committees of our board of directors, corporate governance guidelines, code of business conduct and ethics and certain other policies are available in the “Investors—Corporate Governance—Governance Documents” section of our website located at www.silkroadmed.com. Our board of directors reviews each of these documents on an annual basis. Printed copies of any of these documents are available upon written request to Silk Road Medical, Inc., 14755 27th Avenue North, Plymouth, MN 55447, Attention: Corporate Secretary.

Silk Road Medical, Inc. – 2024 Proxy Statement 30

EXECUTIVE OFFICERS

Below is information regarding our current executive officers as of April 15, 2024. There are no family relationships among any of our executive officers or directors.

Chief Executive Officer

Chas S. McKhann serves as our Chief Executive Officer and a member of our board of directors, positions he has held since November 2023.

Mr. McKhann previously served as Chief Executive Officer and President and a member of the board of directors of Apollo Endosurgery, Inc., a medical device company, from March 2021 to April 2023, when Apollo was purchased by Boston Scientific Corporation. From October 2017 to November 2018, Mr. McKhann served as Chief Commercial Officer at ROX Medical, Inc., a medical device company. From July 2016 to April 2017, he served as Chief Commercial Officer of Torax Medical, Inc., a medical device company acquired by Johnson & Johnson in February 2017. From January 2015 to July 2016, he served as Chief Commercial Officer of IntersectENT, Inc., a medical device company. In addition, from September 2012 to March 2021, he served as Managing Director of Vernon Consulting, Inc. Previously, Mr. McKhann was a strategy consultant at McKinsey & Company, a management consulting company.

Mr. McKhann received a B.A. in political sciences and economics and an M.B.A. from Stanford University.

Chas S. McKhann
Age 55

Chief Operating Officer and Chief Financial Officer

Lucas W. Buchanan serves as our Chief Operating Officer and Chief Financial Officer and has served as:

•Chief Operating Officer since October 2020 and

•Chief Financial Officer since July 2016.

Mr. Buchanan leads manufacturing and operations, finance and accounting, IT, commercial operations and analytics, health economics and reimbursement, and corporate development efforts for Silk Road Medical.

Prior to joining Silk Road Medical full time in 2012, Mr. Buchanan was an investment professional with The Vertical Group, the founding investor in Silk Road Medical, where he helped lead our Company through early development and financing milestones while charting our commercial strategy. Mr. Buchanan served as Senior Associate from August 2009 to March 2011. From May 2013 to May 2014, Mr. Buchanan served as Senior Director of Strategy and Corporate Development at Impax Laboratories. He previously worked at Medtronic, Inc. and at Ernst & Young Corporate Finance LLC.

Mr. Buchanan has served on the board of directors for Endologix LLC, a global medical device company, since July 2023 and has also served since March 2023 as a strategic advisory board member of CRG Fund V, a premier healthcare-focused investment firm.

Mr. Buchanan received a B.A. in economics from Duke University and an M.B.A. in health care management from The Wharton School at the University of Pennsylvania.

Lucas W. Buchanan
Age 47

Silk Road Medical, Inc. – 2024 Proxy Statement 31

Chief Commercial Officer

Andrew S. Davis serves as our Chief Commercial Officer, a position he has held since July 2020. Prior to this position, he served as our Executive Vice President of Global Sales and Marketing from May 2015 to July 2020.

From September 2014 to May 2015, Mr. Davis was Vice President of Sales and Marketing for U.S. and Canada in the Advanced Wound Therapy Group of Acelity, Inc. He previously held various leadership positions at Medtronic, Inc. from 1999 until September 2014, where he most recently served as U.S. Vice President of Sales for CoreValve catheter-based therapies, and prior to that was U.S. Vice President of Sales for Endovascular. Prior to Medtronic, he worked in sales at Boston Scientific Corporation.

Mr. Davis received a B.S. in political science from Florida State University.

Andrew S. Davis
Age 55

Executive Vice President, Chief Legal Officer and Secretary

Kevin M. Klemz serves as our Executive Vice President, Chief Legal Officer and Secretary, a position he has held since August 2022.

Mr. Klemz brings over 35 years of legal experience, having spent the last 15 years as Chief Legal Officer at three different companies in the medtech sector. Most recently, he served as Executive Vice President, Chief Legal Officer and Secretary at Vyaire Medical, Inc., a global leader in the respiratory therapies space. For the 10 years prior to Vyaire, he was Chief Legal Officer at two different high-growth, public medtech companies, Tornier N.V. and ev3 Inc. Tornier was a leader in the orthopedic extremities space prior to its acquisition by Wright Medical Group, Inc. in 2015. ev3 was a leader in the peripheral vascular and neurovascular markets before its 2010 acquisition by Covidien plc.

Mr. Klemz spent the first 20 years of his professional career in the private practice of law at the national law firm of Oppenheimer Wolff & Donnelly LLP (now Fox Rothschild LLP). In the past, Mr. Klemz has also served on the board of directors of Gillette Children’s Specialty Healthcare.

Mr. Klemz holds a B.A. in business administration from Hamline University and a J.D. from William Mitchell College of Law.

Kevin M. Klemz
Age 62

Executive Vice President of Clinical and Regulatory Affairs and Quality Assurance

Richard M. Ruedy serves as our Executive Vice President of Clinical and Regulatory Affairs and Quality Assurance, a position he has held since July 2014. Prior to that, he served as our Vice President of Clinical and Regulatory Affairs and Quality Assurance since March 2011.

Mr. Ruedy was previously Vice President of Regulatory, Clinical and Quality for Nevro Corporation, a medical device company, from 2009 to 2010. Prior to Nevro, Mr. Ruedy served as Vice President of Regulatory Clinical and Quality Affairs of Cardica, Inc., a medical device company, from April 2007 to May 2009. Mr. Ruedy also previously served as Director of Regulatory Affairs at Abbott Vascular, co-founded Acta Vascular (acquired by Covidien) and previously held positions of increasing responsibility at Edwards Lifesciences, Medtronic, TriPath Imaging (acquired by Becton Dickinson), and Parallax Medical (acquired by Arthrocare).

Mr. Ruedy received a B.A. in English and international relations from Bucknell University.

Richard M. Ruedy
Age 57

Silk Road Medical, Inc. – 2024 Proxy Statement 32

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

BOARD SIZE AND STRUCTURE

Our amended and restated bylaws provide that our board of directors shall consist of one or more members, with the number to be determined from time to time by our board of directors. Our board of directors has fixed the number of directors at eight, and we currently have eight directors serving on our board of directors.

Effective at the Annual Meeting, our board of directors will no longer be staggered and going forward each director will hold office for a term of one year or until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification, or removal.

CURRENT DIRECTORS AND BOARD NOMINEES

Our board of directors currently consists of the following eight members, all of whom have been nominated by our board of directors as director nominees for election at the Annual Meeting:

Name	Age	Position with the Company
Jack W. Lasersohn	71	Chair of the Board
Chas S. McKhann	55	Chief Executive Officer and Director
Rick D. Anderson	63	Director
Kevin J. Ballinger	51	Director
Tanisha V. Carino, Ph.D.	49	Director
Tony M. Chou, M.D.	63	Director
Elizabeth H. Weatherman	64	Director
Donald J. Zurbay	56	Director

Our board of directors nominated each of our current eight directors named above for re-election at the Annual Meeting based upon the recommendation of the nominating and corporate governance committee. Our board of directors and the nominating and corporate governance committee believe that our current eight directors collectively have the expertise, experience, qualifications, attributes, and skills to effectively oversee the management of Silk Road Medical, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing Silk Road Medical, a willingness to devote the necessary time to board of directors duties, a commitment to representing the best interests of Silk Road Medical and our stockholders, and a dedication to enhancing stockholder value. Seven of our eight directors are independent within the meaning of The Nasdaq Listing Rules.

Each director elected at the Annual Meeting will serve a one-year term until our next annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Unless otherwise instructed, the proxy-holders will vote the proxies received by them for the eight nominees. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by our board of directors, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by our board of directors. Each nominee has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unable to serve.

Silk Road Medical, Inc. – 2024 Proxy Statement 33

INFORMATION ABOUT DIRECTOR NOMINEES

Set forth below are the names, ages, and positions of our current directors and director nominees as of April 15, 2024, and biographical information for each nominee. Also below is a summary of the specific qualifications, attributes, skills, expertise and experiences that led our board of directors to conclude that each nominee should serve on our board of directors at this time. There are no family relationships among any of our directors or executive officers.

Background

Jack W. Lasersohn is Chair of the Board, a position he has held since March 2021. Since 1988, Mr. Lasersohn has been a general partner, or a principal of the general partner, of The Vertical Group, L.P., a private venture capital firm that is focused on the fields of medical technology and biotechnology. Prior to joining The Vertical Group’s predecessor, F. Eberstadt, in 1981, Mr. Lasersohn was a corporate attorney with Cravath, Swaine & Moore LLP. Mr. Lasersohn previously served on the board of directors of Masimo Corporation, a publicly traded global medical technology company, from January 1995 to 2017 and served on the board of directors of OncoMed Pharmaceuticals, Inc., a publicly traded clinical development-stage biopharmaceutical company, from July 2005 to April 2019. He also serves on the boards of directors of a number of private medical device and biotechnology companies, including Route 92 Medical, Inc. Mr. Lasersohn is the past Chairman of the Medical Industry Group of the National Venture Capital Association (NVCA), and previously served on the Executive Committee of the board of directors of the NVCA. Mr. Lasersohn has also served, by appointment, on various committees advising the U.S. Food and Drug Administration and the Centers for Medicare and Medicaid Services.

He holds a B.S. in physics from Tufts University, an M.A. from The Fletcher School of Law and Diplomacy, and a J.D. from Yale Law School.

Qualifications

Mr. Lasersohn is qualified to serve on our board of directors due to his extensive experience as a venture capital investor and as a member of the boards of directors of multiple public and private medical device and biotechnology companies.

Jack W. Lasersohn
Age 71
Director since 2007
Committees
•Audit •Nominating and Corporate Governance

Other Public Company Boards
	Current	Past 5 Years
	None	OncoMed Pharmaceuticals, Inc.

Silk Road Medical, Inc. – 2024 Proxy Statement 34

Background

Chas S. McKhann serves as our Chief Executive Officer, a position he has held since November 2023. Mr. McKhann previously served as Chief Executive Officer and President and a member of the board of directors of Apollo Endosurgery, Inc., a medical device company, from March 2021 to April 2023, when Apollo was purchased by Boston Scientific Corporation. From October 2017 to November 2018, Mr. McKhann served as Chief Commercial Officer at ROX Medical, Inc., a medical device company. From July 2016 to April 2017, he served as Chief Commercial Officer of Torax Medical, Inc., a medical device company acquired by Johnson & Johnson in February 2017. From January 2015 to July 2016, he served as Chief Commercial Officer of Intersect ENT, Inc., a medical device company. In addition, from September 2012 to March 2021, he served as Managing Director of Vernon Consulting, Inc. Previously, Mr. McKhann was a strategy consultant at McKinsey & Company, a management consulting company.

Mr. McKhann received a B.A. in political sciences and economics and an M.B.A. from Stanford University.

Qualifications

Mr. McKhann’s position as our CEO enables him to provide unique insight into our future strategies, opportunities and challenges and serves as a unifying element between our board of directors and management. In addition, his extensive experience in the medical device industry, including his CEO and other experience, qualify him to serve on our board of directors.

Chas S. McKhann
Age 55
Director since 2023
Committees
•None
Other Public Company Boards
	Current	Past 5 Years
	None	Apollo Endosurgery, Inc.

Background

Rick D. Anderson serves as Chairman and Managing Director of Revival Healthcare Capital, a sustainable investment firm that specializes in medical devices and diagnostics, a position he has held since July 2018. He currently serves on the boards of Augmedics, Kardion and Distalmotion SA; and on the executive advisory board of LEK Consulting, a healthcare consulting firm. He previously served as Chairman of the Board and Chief Executive Officer of ConvaTec Group Plc., a publicly traded medical products and technologies company. He also previously served as Chairman of the Board for Cardiva Medical, IDEV Technologies, and Tryton Medical, and served as member of the boards of directors of Cardiologs, ConvaTec Group Plc, Intersect ENT and multiple other medical device companies. Prior to founding Revival, he served as a Managing Director at PTV Healthcare Capital, a venture capital and private equity firm specializing in the healthcare and life science industries. He also served as the Company Group Chairman of Johnson & Johnson and Worldwide Franchise Chairman of Cordis Corporation.

Mr. Anderson holds a B.B.A. in marketing from Mississippi State University.

Qualifications

Mr. Anderson is qualified to serve on our board of directors due to his extensive business experience in the medical device industry and serving on several boards of directors of public and private companies.

Other Public Company Boards

Rick D. Anderson
Age 63
Director since 2020
Independent
Committees
•Compensation •Nominating and Corporate Governance
	Current	Past 5 Years
	None	Apollo Endosurgery, Inc.

Silk Road Medical, Inc. – 2024 Proxy Statement 35

Background

Kevin J. Ballinger served as President of Aldevron, LLC, a privately held genomics company that was acquired by Danaher Corporation in August 2021, from July 2020 until September 2023. Prior to joining Aldevron, he spent 25 years at Boston Scientific Corporation, a publicly traded global company focused on a variety of interventional medical specialties. During his last nine years at Boston Scientific, Mr. Ballinger served as Executive Vice President and Global President of the Interventional Cardiology division and under his leadership, grew the division to a $3 billion global business.

Mr. Ballinger earned his B.S. in mechanical engineering from Michigan Technological University, and his M.B.A. from the University of Minnesota’s Carlson School of Management.

Qualifications

Mr. Ballinger is qualified to serve on our board of directors due to his extensive executive experience in the medical device industry.

Kevin J. Ballinger
Age 51
Director since 2020
Independent
Committees
•Audit •Compensation
Other Public Company Boards
	Current	Past 5 Years
	Shockwave Medical, Inc. (SWAV)	None
Background

Tanisha V. Carino, Ph.D. is a health policy expert bringing over 20 years of experience driving growth and impact across multiple healthcare leadership positions in the government, private, and non-profit sectors. She has been a partner with the Brunswick Group, an advisory firm, since June 2022. Prior to the Brunswick Group, she served as Executive Vice President, Chief Corporate Affairs Officer of Alexion Pharmaceuticals, Inc., a Fortune 500 biotechnology company focused on rare disease, from November 2019 through its acquisition by AstraZeneca in July 2021. Prior to Alexion, from January 2017 to October 2019, she served as Executive Director of FasterCures, a Center of the Milken Institute, a nonpartisan think tank whose mission is working with global government, philanthropic, and business leaders to accelerate treatments to patients. Previously, Dr. Carino was an executive at GlaxoSmithKline where she led the United States policy function. She also spent over ten years with Avalere Health, a premiere strategic advisory services and business intelligence firm, and worked in the U.S. Medicare program to improve access for its beneficiaries and support the development of real-world evidence in the establishment of national coverage determinations.

Dr. Carino is a Fulbright Fellow, served as a Visiting Fellow for the White House Office of Science and Technology Policy during 2022, and earned her Ph.D. in health policy from Johns Hopkins University. She is associate faculty at the Johns Hopkins Bloomberg School of Public Health and is the Chair of the Alliance for Health Policy. She also serves on the board of directors of One Mind, a mental health non-profit organization, and chairs its nominating and governance committee, and serves as Vice Chair on the board of directors of Every Cure, a non-profit organization.

Qualifications

Dr. Carino is qualified to serve on our board of directors due to her extensive health policy experience in government and at multiple public and private healthcare and biotechnology companies.

Other Public Company Boards

Tanisha V. Carino, Ph.D.
Age 49
Director since 2021
Independent
Committees
•Nominating and Corporate Governance
	Current	Past 5 Years
	None	None

Silk Road Medical, Inc. – 2024 Proxy Statement 36

Background

Tony M. Chou, M.D. is a general partner at The Vertical Group, a healthcare-focused venture capital firm, a position he has held since August 2006. Dr. Chou also serves as Chief Executive Officer of Route 92 Medical, Inc., a medical device company. He has held this position since October 2015. After joining The Vertical Group, Dr. Chou co-founded Silk Road Medical in 2007 and served as Chief Executive Officer until November 2010. Prior to that, Dr. Chou had general management and business development responsibilities in the Abbott Vascular Division of Abbott Laboratories and last served as Division Vice President and General Manager of vascular closure, managing the FDA approval and global launch of the Perclose and Starclose products. Dr. Chou was previously the Director of the Adult Cardiac Catheterization Laboratory at the University of California, San Francisco, where he is currently Associate Professor of Medicine.

Dr. Chou received a B.S. in physics and electrical engineering from Carnegie Mellon University and an M.D. from Case Western Reserve University.

Qualifications

Dr. Chou is qualified to serve on our board of directors due to his background as a practicing physician and professor of medicine, experience in the medical device industry and extensive knowledge of our business, especially given that he co-founded our Company and served as our CEO from 2007 to 2010.

Other Public Company Boards

Tony M. Chou, M.D.
Age 63
Director since 2007
Independent
Committees
•None
	Current None	Past 5 Years None

Background

Elizabeth H. Weatherman is a Special Limited Partner of Warburg Pincus, private equity firm. She has held this position since January 2016. She previously served as Managing Director of Warburg Pincus and a member of the firm’s Executive Management Group. Ms. Weatherman joined Warburg Pincus in 1988 and led the firm’s Healthcare Group from 2008 to 2015. Ms. Weatherman currently serves on the board of trustees of Stanford University and Mount Holyoke College. She also chairs the investment committee of the board of trustees at Mount Holyoke College.

Ms. Weatherman received a B.A. from Mount Holyoke College and an M.B.A. from the Stanford Graduate School of Business.

Qualifications

Ms. Weatherman is qualified to serve on our board of directors due to her extensive experience as a private equity investor in the medical device industry in particular and as a director of several public companies in the medical device industry.

Other Public Company Boards

Elizabeth H. Weatherman
Age 64
Director since 2013
Independent
Committees
•Nominating and Corporate Governance
	Current Insulet Corporation (PODD) Nevro Corp. (NVRO) Vapotherm, Inc. (VAPO)	Past 5 Years None

Silk Road Medical, Inc. – 2024 Proxy Statement 37

Background

Donald J. Zurbay serves as Chief Executive Officer and a member of the board of directors of Patterson Companies, Inc., a publicly traded global medical device company, a position he has held since October 2022. From June 2018 to October 2022, Mr. Zurbay served as Chief Financial Officer at Patterson Companies, Inc. From March 2004 to February 2017, Mr. Zurbay held various leadership positions at St. Jude Medical, Inc., where he most recently served as Vice President and Chief Financial Officer from August 2012 to January 2017. Mr. Zurbay previously worked at PricewaterhouseCoopers LLP as an Assurance and Business Advisory Services Senior Manager. Prior to PricewaterhouseCoopers, he was a General Accounting Manager at The Valspar Corporation. Prior to The Valspar Corporation, Mr. Zurbay was an auditor at Deloitte & Touche LLP.

Mr. Zurbay is a member of the American Institute of Certified Accountants and the Minnesota Society of Certified Public Accountants.

Mr. Zurbay received a B.S. in business with an emphasis in accounting from the University of Minnesota.

Qualifications

Mr. Zurbay is qualified to serve on our board of directors due to his current and prior experience at leading publicly traded healthcare companies, including as Chief Executive Officer, a Chief Financial Officer, and his financial experience and expertise.

Other Public Company Boards

Donald J. Zurbay
Age 56
Director since 2018
Independent
Committees
•Audit •Compensation
	Current Patterson Companies, Inc. (PDCO) Sight Sciences, Inc. (SGHT)	Past 5 Years Avedro, Inc.

BOARD RECOMMENDATION

Our board of directors unanimously recommends that our stockholders vote “FOR” the election of Jack W. Lasersohn, Chas S. McKhann, Rick D. Anderson, Kevin J. Ballinger, Tanisha V. Carino, Ph.D., Tony M. Chou, M.D., Elizabeth H. Weatherman and Donald J. Zurbay to serve as members of our board of directors until the next annual meeting of stockholders and until their successors are duly elected and qualified.

In making this recommendation, our board of directors recognizes that last year a major advisory firm recommended WITHHOLD votes against the election of each of Ms. Weatherman and Mr. Zurbay and certain institutional stockholders followed these recommendations. It is our understanding that Ms. Weatherman received a negative recommendation last year due to her position as chair of our nominating and corporate governance committee and the existence of supermajority provisions in our organizational documents, which we have not removed since we believe they provide us protection in the event of certain change in control events, and that Mr. Zurbay received a negative recommendation due to overboarding concerns. Despite these recommendations, our board of directors enthusiastically recommends that our stockholders vote “FOR” the election of these directors. For more information on our position in response to Mr. Zurbay being considered overboarded, see “Corporate Governance—Overboarding Policy—Our Position in Response to Donald J. Zurbay Being Considered Overboarded Under Certain Other Overboarding Policies.”

The Board Recommends a Vote “FOR” Each Nominee for Director	☑

Silk Road Medical, Inc. – 2024 Proxy Statement 38

PROPOSAL NO. 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

BACKGROUND

Our board of directors is providing our stockholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act (Dodd-Frank Act) and Section 14A of the Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in this proxy statement.

RESULTS OF LAST YEAR’S SAY-ON-PAY VOTE AND OUR RESPONSE

The result of last year’s say-on-pay vote yielded only 41% support for our executive compensation program. Since we received over 85% support on our say-on-pay vote in the two preceding years, we fully understand and appreciate the seriousness of this message from our stockholders and the need to be responsive.

Prior to and following last year’s annual meeting of stockholders, we undertook robust stockholder engagement efforts to solicit input regarding our compensation program and compensation-related disclosures, reaching out to all of our top 25 stockholders and holding meetings or otherwise engaging with nearly all of them. Our compensation committee values feedback from our stockholders and has been highly focused on better understanding the concerns and perspectives of our stockholders that led to the low level of support for last year’s say-on-pay vote. After listening to our stockholders’ opinions and concerns, we took several actions to respond to the feedback, as described under “Compensation Discussion and Analysis—Our Engagement and Responsiveness to 2023 SOP Vote.”

WHY YOU SHOULD VOTE IN FAVOR OF OUR SAY-ON-PAY VOTE

Best Practices

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our stockholders.

What We Do		What We Don’t Do
✓	Structure our executive compensation so it is competitive and a significant portion is at risk	X	No guaranteed salary increases
✓	Emphasize long-term performance in our equity-based incentive awards	X	No excessive perquisites
✓	Use a mix of performance measures and caps on payouts	X	No excise tax gross-ups
✓	Require three- to four-year vesting periods on most equity awards	X	No repricing of stock options
✓	Require a double-trigger for equity acceleration upon a change of control	X	No dividends on unvested awards
✓	Maintain stock ownership guidelines and retention periods for executive officers	X	No short sales or derivative transactions in our stock, including hedges
✓	Hold an annual say-on-pay vote	X	No pledging of our securities

Silk Road Medical, Inc. – 2024 Proxy Statement 39

Our Pay Philosophy

We have designed our executive compensation program to reward our executives, including our named executive officers, at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly competitive environments in which we operate. We believe that competitive compensation packages consisting of a combination of base salaries, annual bonus opportunities, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period enable us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executives with our performance and long-term value creation for our stockholders.

We encourage our stockholders to read our “Compensation Discussion and Analysis,” which describes our executive compensation program and decisions made by our compensation committee for 2023, as well as the accompanying executive compensation tables and narratives that provide detailed information on the compensation of our named executive officers. We believe that our executive compensation program is competitive, focused on pay for performance, and strongly aligned with the long-term interests of our stockholders. The compensation committee believes that executive compensation for 2023 was reasonable, appropriate, and the result of a carefully considered approach and reflecting input received from our stockholders and stockholder engagement efforts.

PROPOSED RESOLUTION

Our board of directors recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.

Stockholders are not voting to approve or disapprove the recommendation of our board of directors. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. Our compensation committee and board of directors expect to take into account the outcome of the vote when considering future executive compensation decisions.

NEXT SAY-ON-PAY VOTE

Consistent with the results of the advisory vote on the frequency of the say-on-pay vote held at our 2021 Annual Meeting of Stockholders, our board of directors determined that we will conduct a say-on-pay vote on an annual basis. Accordingly, the next say-on-pay vote will occur at next year’s annual meeting of stockholders. The next frequency of say-on-pay vote will be held at our 2027 Annual Meeting of Stockholders since this vote must occur at least every six years and was most recently held at our 2021 Annual Meeting of Stockholders.

BOARD RECOMMENDATION

Our board of directors unanimously recommends that our stockholders vote “FOR” approval, on an advisory basis, of our executive compensation, or say-on-pay vote.

The Board Recommends a Vote “FOR” Proposal No. 2	☑

Silk Road Medical, Inc. – 2024 Proxy Statement 40

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPOINTMENT

The audit committee appoints our independent registered public accounting firm, or independent auditor. In this regard, the audit committee evaluates the qualifications, performance, and independence of our independent auditor and determines whether to re-engage the current auditor. As part of its evaluation, the audit committee considers, among other factors:

•the quality and efficiency of the services provided by the independent auditor, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account;

•the overall strength and reputation of the audit firm;

•the auditor’s national capabilities relative to our business;

•the auditor’s knowledge of our operations;

•the quality and candor of the auditor’s communications with the audit committee and management;

•the independence of the auditor;

•external data on audit quality and performance, including recent PCAOB reports on the auditor and its peer firms; and

•the auditor’s fees.

Upon consideration of these and other factors, the audit committee has appointed PricewaterhouseCoopers LLP (PwC) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. PwC has served as our independent auditor since 2013.

Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our amended and restated bylaws or otherwise. However, our board of directors is submitting the appointment of PwC to the stockholders for ratification as a matter of corporate practice. If our stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain PwC. Even if the selection is ratified by our stockholders, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of Silk Road Medical and our stockholders.

A representative of PwC is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the PwC representative so desires and will be available to respond to appropriate questions.

Silk Road Medical, Inc. – 2024 Proxy Statement 41

AUDIT, AUDIT-RELATED, TAX AND OTHER FEES

The audit committee is responsible for approving the audit and permissible non-audit services provided by our independent auditor and the associated fees.

The fees billed for professional services provided by PwC in 2023 and 2022 were:

Type of Fees	2023	2022	Description
Audit Fees	$1,342,000	$1,784,000

Fees for the audit of our financial statements, reviews of our unaudited financial statements, and consultation concerning financial accounting and reporting standards, as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents, and assistance with documents filed with the SEC. Also includes for the audit of the effectiveness of our internal control over financial reporting. For 2022, included fees of $180,000 related to services performed in connection with our public offering, which was completed in October 2022, and review of documents filed with the SEC.

Audit-Related Fees	0	0	Fees for assurance and related services, including fees for services performed related to responding to SEC comment letters and capital market transactions.
Tax Fees	0	0	Fees billed for permissible tax consulting, planning, and compliance services.
All Other Fees	2,000	1,000	Fees consisted of disclosure checklist fees.
Total Fees	$1,344,000	$1,785,000

PRE-APPROVAL POLICIES AND PROCEDURES

The audit committee is responsible for selecting, appointing, evaluating, compensating, retaining, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to Silk Road Medical by our independent registered public accounting firm and the fees and terms thereof. Briefly, any audit or non-audit service provided to us by our independent registered public accounting firm must be pre-approved by the audit committee or the chair of the audit committee.

The audit committee considered the compatibility of the provision of other services provided by PwC with the maintenance of its independence. The audit committee approved all audit and non-audit services provided by PwC in 2023 and 2022.

AUDIT COMMITTEE REPORT

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of The Nasdaq Stock Market and rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on our corporate website. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

Silk Road Medical, Inc. – 2024 Proxy Statement 42

With respect to our financial reporting process, management is responsible for (1) establishing and maintaining internal controls and (2) preparing our financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•reviewed and discussed the audited financial statements with management and PwC;

•discussed with PwC the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301), and matters required to be discussed based on Securities and Exchange Commission requirements; and

•received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence.

Based on the audit committee’s review and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

Donald J. Zurbay, Chair
Kevin J. Ballinger
Jack W. Lasersohn

BOARD RECOMMENDATION

Our board of directors unanimously recommends that our stockholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board Recommends a Vote “FOR” Proposal No. 3	☑

Silk Road Medical, Inc. – 2024 Proxy Statement 43

COMPENSATION DISCUSSION AND ANALYSIS

This section (CD&A) discusses our executive compensation program and plans for our named executive officers, or “NEOs”:	TABLE OF CONTENTS
Chas S. McKhann Chief Executive Officer	Executive Summary	45
	2023 Business Highlights	45
	2023 Compensation Actions and Outcomes	46
	Results of 2023 Say-on-Pay Vote	47
Lucas W. Buchanan Chief Operating Officer and Chief Financial Officer	Our Engagement and Responsiveness to 2023 SOP Vote	47
	Compensation Highlights and Best Practices	49
	Compensation Philosophy	49
	Stock Ownership Guidelines	50
Andrew S. Davis Chief Commercial Officer	Elements of Our Executive Compensation Program	50
	CEO Transition	52
	Named Executive Officer Compensation	53
	Base Salary	53
Kevin M. Klemz Executive Vice President, Chief Legal Officer and Secretary	Short-term Incentive – Annual Cash Bonus	53
	Long-term Incentives	57
	Other Compensation and Benefits	61
	Employment Agreements, Severance and Change in Control Arrangements, and Post-Termination Restrictions	62
Richard M. Ruedy Executive Vice President of Regulatory and Clinical Affairs and Quality Assurance	Risk Assessment	62
	Clawback Policy	62
	Anti-Hedging and Anti-Pledging Policy	63
	Tax Considerations	63
	Competitive Considerations and Use of Market Data	63
	How We Make Compensation Decisions	64

Silk Road Medical, Inc. – 2024 Proxy Statement 44

EXECUTIVE SUMMARY

2023 Business Highlights

Highlights of our 2023 and recent achievements include:

FINANCIAL

$177.1 million	Continued Revenue Growth Achieved $177.1 million in revenue, a 28% é compared to 2022, driven primarily by increased TCAR adoption.
72%	Healthy Gross Margin Recognized gross margin of 72% in 2023, compared to 73% in 2022.
$(17.7) million	Focus on Adjusted EBITDA* Adjusted EBITDA was a loss of $17.7 million, compared to a loss of $25.1 million for 2022.
$190.9 million

Strong Balance Sheet

We had cash, cash equivalents and investments of $190.9 million, $75.0 million outstanding principal in term loans, an additional $125.0 million in available but unused term loans, and up to $50.0 million in availability under a revolving credit facility, as of December 31, 2023.

OPERATIONAL

>25,000	TCAR Procedures Completed more than 25,000 TCAR procedures in 2023, bringing the cumulative total to over 85,000 TCAR procedures.
✓

Expanded TCAR Reimbursement Coverage

Received expanded coverage for TCAR under a revised national coverage determination issued by U.S. Centers for Medicare and Medicaid Services, further expanding access to TCAR and reducing administrative barriers.

>2,800	Physician TCAR Training Over 2,800 trained and TCAR certified physicians in the United States as of December 31, 2023.

STRATEGIC

✓

GROW Through Strong Commercial Execution and TCAR Adoption

Leveraged our expanded sales and marketing infrastructure and broad commercial footprint to drive procedures and utilization across our trained physician base.

✓

STRENGTHEN Our Category Leadership and Drive Operational Excellence

Received 510(k) clearance for ENROUTE NPS Plus, which supports additional ease-of-use and further minimizes the risk for complications, which we launched in April 2024, and received pre-market application approval for tapered configurations of our ENROUTE Transcarotid Stent System, which will provide greater choice for physicians to address the diversity of patient specific anatomy, and which we launched during first quarter of 2024.

✓

DIVERSIFY By Advancing Technologies and Geographic Reach

Executed distribution agreements with Medico’s Hirata in Japan and Genesis MedTech Group in China following clearance for our ENROUTE Transcarotid Stent System and ENROUTE Neuroprotection System in both countries.

*See Appendix A for a reconciliation of non-GAAP financial measures to most comparable measures under U.S. GAAP.

Silk Road Medical, Inc. – 2024 Proxy Statement 45

2023 Compensation Actions and Outcomes

One of our key executive compensation objectives is to link pay to performance by aligning the financial interests of our executives with those of our stockholders and by emphasizing pay for performance in our compensation programs. 2023 compensation actions and incentive plan outcomes based on the performance described above are summarized below:

Pay Element	2023 Actions
Base Salary

•Our new CEO, who started on November 2, 2023, received an annual base salary of $650,000, prorated based on his start date.

•Our former CEO’s 2023 annual base salary was $650,000, which represented an increase of 4.0% compared to her 2022 base salary.

•Our other NEOs received 2023 base salary increases between 0.0% and 7.7%, with an average of 4.1%, compared to 2022.

Short-Term Incentive

•The target bonus opportunity for our new CEO for 2023 was 100% of his annual base salary, prorated based on his start date.

•The target bonus opportunity for our former CEO for 2023 was 100% of her annual base salary, which represented an increase from 80% for 2022.

•The target bonus opportunities for our other NEOs ranged from 40% to 70% of their respective annual base salaries, which were unchanged from 2022.

•Performance metrics for the 2023 bonus plan were percent revenue growth over 2022 revenue (75% weighting), operating expense management (15% weighting), and gross margin (10% weighting), in each case as determined using our financial statements for the year ended December 31, 2023, except for gross margin, which excluded the 0.1% effect of an additional cash bonus pool reserved to reward certain non-officer employees for extraordinary 2023 performance.

•Actual performance was between threshold and target for revenue growth and at target for operating expense management and gross margin, resulting in an overall payout of 86.1% of target.

	Metric	Threshold	Target	Maximum	Actual
	% revenue growth over 2022	20% growth ($166 mil.)	37.0% growth ($190 mil.)	47.9% growth ($205 mil.)	28.0% growth ($177 mil.)
	Operating expense management	N/A	90-105% of plan	N/A	94% of plan
	Gross margin	69.8%	71.8%	73.8%	71.8%
Long-Term Incentives

•The 2023 target annual long-term incentive award opportunity for our former CEO was $4.3 million and between $1.0 million and $2.0 million for each of our other NEOs.

•Our 2023 annual LTI program consisted of performance stock unit awards, which may vest and be paid out in shares of our common stock dependent upon our total stockholder return over a three-year period relative to a peer group, and time-vested restricted stock unit awards, which vest annually over four years. The 2023 annual LTI program for our former CEO was a mix of 50% PSUs and 50% RSUs and for our other NEOs was 30% PSUs and 70% RSUs.

•In November 2023, our current CEO received a new hire LTI award, which consisted of 50% PSUs and 50% RSUs.

Silk Road Medical, Inc. – 2024 Proxy Statement 46

Pay Element	2023 Actions
Other Compensation- Related Actions

•At our 2023 Annual Meeting of Stockholders in June, our say-on-pay vote failed, receiving support from only 41% of the votes cast, which result we viewed as unacceptable. We have made and continue to make changes to our executive compensation program in response to this failed say-on-pay vote result.

•In September 2023, we granted special retention RSU awards to several executives and agreed to a special retention cash bonus for our CCO which actions we believe were absolutely critical to retaining key talent at that time. This was especially true in light of the then anticipated retirement of our long-tenured former CEO who had recruited most of our executive team and the significant decrease in our stock price during the second half of 2023 that resulted in most of our unvested equity incentives having significantly reduced value or retentive effect.

•Effective October 2, 2023, we adopted a mandatory clawback policy covering cash and equity incentive compensation paid to current and former executives.

•In October 2023, our former CEO gave notice of her decision to retire after having served as our CEO for over 11 years.

•In November 2023, we hired a new CEO to succeed our former CEO and in connection with this CEO transition, we agreed to a compensation package with our new CEO and a retirement package with our former CEO, which are described in more detail later in this proxy statement.

RESULTS OF 2023 SAY-ON-PAY VOTE

Each year, we provide our stockholders with the opportunity to approve, or vote against, the compensation of our NEOs, referred to as a “say-on-pay” vote. The result of last year’s say-on-pay vote yielded only 41% support for our executive compensation program. Since we received over 85% support on our say-on-pay vote in the two preceding years, we fully understand and appreciate the seriousness of this message from our stockholders and the need to be responsive. Prior to and since last year’s annual meeting of stockholders, we have undertaken robust stockholder engagement efforts to solicit input regarding our compensation program and compensation-related disclosures, as described in more detail below.

Our compensation committee values feedback from our stockholders and has been highly focused on better understanding the concerns and perspectives of our stockholders, which led to the low level of support for our say-on-pay vote last year. After listening to our stockholders’ opinions and concerns, we took several actions to respond to the feedback, as detailed below.

At the 2024 Annual Meeting, we are again holding an advisory say-on-pay vote and will continue to consider the results of the advisory vote when making future compensation decisions.

OUR ENGAGEMENT AND RESPONSIVENESS TO 2023 SOP VOTE

During 2023, and in particular, in advance of and following our 2023 annual meeting of stockholders, and in early 2024, our executives reached out to all of our top 25 stockholders and held meetings or otherwise engaged with nearly all of them. One or more members of our senior management (including our chief executive officer, chief financial and/or chief legal officer) and board of directors, including our compensation committee chair, participated in these meetings.

Through these exchanges, we gained greater appreciation for our stockholders’ views on our governance and executive compensation practices in particular. We reviewed this feedback with our compensation committee,

Silk Road Medical, Inc. – 2024 Proxy Statement 47

nominating and corporate governance committee and our entire board of directors. Stockholder feedback is thoughtfully considered and has led to modifications in our governance practices, executive compensation programs and disclosures and we remain open to additional stockholder feedback. Some of the compensation-related actions we have taken in response to feedback include:

What We Heard	What We Did
Emphasize long-term incentives, but keep them within market reasonable parameters.

Our long-term incentive program provides significant LTI opportunities for our executives, which for 2023 constituted 77% of our former CEO’s target total direct compensation. In response to stockholder criticism regarding our former CEO’s 2022 LTI target opportunity, the 2023 annual LTI target opportunity for our former CEO was cut 50% from the prior year’s annual LTI opportunity. In addition, our former CEO did not receive any special, off-cycle or retention awards during 2023. Combined, these factors resulted in a 70% decrease in our former CEO’s LTI target opportunity, based on the values used to determine her awards.

Our current CEO received a new hire LTI award, comprised of 50% of PSUs and 50% time-vested RSUs, during 2023. The initial value was established in consultation with our compensation consultant, Compensia, and was set at a market competitive level.

We previously targeted the 75th percentile of our peer group for our LTI program, but recently in response to feedback from stockholders now target the 50th percentile of our peer group for our target LTI program and may pay above the 50th percentile if performance exceeds target.

With our 2024 annual equity grants, we targeted only the 25th percentile for our CEO’s LTI target opportunity and the 50th percentile for our other executives, down from the 75th percentile in prior years.

Introduce performance-based awards into your annual LTI program.

In 2023, we introduced PSU awards into our annual LTI program. For 2023, our annual LTI program for our then-current CEO comprised of a mix of 50% PSUs and 50% time-vested RSUs, and for all other NEOs, comprised of a mix of 30% PSUs and 70% time-vested RSUs. The PSUs have a three-year performance period.

Cap PSU payouts if your three-year TSR performance is negative.	Beginning with our 2024 PSU awards, payouts will be capped at target performance if our three-year TSR performance is negative.
Do not use special, off-cycle and retention awards or use them only sparingly.

While we had no intention of granting retention awards again in 2023, the compensation committee believed the use of off-cycle retention equity awards for certain key employees and a retention bonus arrangement for our CCO was absolutely critical to retaining key executive and employee talent at that time, especially in light of the then anticipated retirement of our long-tenured former CEO who had recruited most of our executive team and the significant decrease in our stock price during the second half of 2023 that resulted in most of our unvested equity incentives having significantly reduced value or retentive effect.

Silk Road Medical, Inc. – 2024 Proxy Statement 48

What We Heard	What We Did
Adopt a clawback policy.	In 2023, we adopted a mandatory clawback policy covering incentive compensation paid to current and former executives that complies with applicable SEC and other rules.
Increase transparency and disclosure on executive compensation, incentive programs and goals.

Each year, we have increased and improved our executive compensation disclosure with an eye toward transparency and readability. This proxy statement, including our Compensation Discussion and Analysis, reflects these increased disclosures, including detail about our executive compensation philosophy, overall executive compensation program structure, incentive plan goals and results, and our compensation best practices.

COMPENSATION HIGHLIGHTS AND BEST PRACTICES

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our stockholders.

What We Do		What We Don’t Do
✓	Structure our executive compensation so it is competitive and a significant portion is at risk	X	No guaranteed salary increases
✓	Emphasize long-term performance in our equity-based incentive awards	X	No excessive perquisites
✓	Use a mix of performance measures and caps on payouts	X	No excise tax gross-ups
✓	Require three- to four-year vesting periods on most equity awards	X	No repricing of stock options
✓	Require a double-trigger for equity acceleration upon a change of control	X	No dividends on unvested awards
✓	Maintain stock ownership guidelines and retention periods for executive officers	X	No short sales or derivative transactions in our stock, including hedges
✓	Hold an annual say-on-pay vote	X	No pledging of our securities

COMPENSATION PHILOSOPHY

We have designed our executive compensation program to reward our executives, including our named executive officers, at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly competitive environments in which we operate. We believe that competitive compensation packages consisting of a combination of base salaries, annual bonus opportunities, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period enable us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executives with our performance and long-term value creation for our stockholders.

Silk Road Medical, Inc. – 2024 Proxy Statement 49

The compensation committee periodically reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In designing and implementing the various elements of our executive compensation program, the compensation committee considers market and industry practices, including the compensation practices of our peer group, as discussed below. While the compensation committee considers a multitude of factors in its deliberations, it places no formal weighting on any one factor.

STOCK OWNERSHIP GUIDELINES

Effective January 1, 2023, we established stock ownership guidelines that are intended to further align the interests of our officers with those of our stockholders. A stock ownership target for each of our officers has been set at that number of shares of our common stock with a value equal to a multiple of the officer’s annual base salary. Each officer is expected to achieve the applicable level of ownership by the later of (i) December 31, 2027, or (ii) the end of our fiscal year that includes the five-year anniversary of the date that the applicable individual becomes an officer (whether through being newly appointed, hired or promoted, as applicable).

Each officer who has not reached or who fails to maintain such officer’s target ownership level must retain at least 50% of any net shares derived from full-value awards, exercised stock options or stock purchase plan holdings until such officer’s guideline is met. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes.

All of our NEOs are in compliance with our stock ownership guidelines, as indicated in the table below, which is as of December 31, 2023.

Named Executive Officer	Target Stock Ownership as a Multiple of Base Salary	In Compliance?	Actual Stock Ownership as a Multiple of Base Salary
Chas S. McKhann	3x	Yes	9.3x
Lucas W. Buchanan	1x	Yes	8.7x
Andrew S. Davis	1x	Yes	4.7x
Kevin M. Klemz	1x	Yes	2.9x
Richard M. Ruedy	1x	Yes	4.9x

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

During 2023, our executive compensation program consisted of several key elements, which are described in the table below, along with the key characteristics of, and the purpose for, each element and key 2023 changes.

Element	Key Characteristics	Purpose	Key 2023 Changes
Base Salary (Fixed, Cash)	A fixed amount that is paid in cash periodically throughout the year and reviewed annually and, if appropriate, adjusted.	Provides a source of fixed income that is market competitive and reflects the scope and responsibility of the position held.

4.0% base salary increase for our former CEO and increases ranging from 0.0% to 7.7% for our other NEOs.

The initial base salary for our new CEO was set at $650,000, the same base salary as our then-current CEO.

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Element	Key Characteristics	Purpose	Key 2023 Changes
Short-Term Incentive (STI) (Variable, Cash)	A variable, short-term element of compensation that is payable in cash, based on achievement of key pre-established annual corporate financial goals.	Motivates and rewards our executives for the achievement of annual financial and other goals intended to achieve our annual operating plan objectives.

The target annual bonus opportunity for our former CEO was increased from 80% to 100% of her base salary for 2023. The target annual bonus opportunities for our other NEOs were the same as in 2022 and ranged from 40% to 70% of their base salary.

The target annual bonus opportunity for our new CEO was set at 100% of his base salary, the same as our then-current CEO, but prorated for 2023.

As part of a retention package, we agreed to pay our CCO a special retention cash bonus of $2.0 million in four installments through the end of June 2025.

Long-Term Incentives (LTI) (Variable, Restricted Stock Unit and Performance Stock Unit Awards)

A variable, long-term element of compensation that is provided in a mix of PSU awards and time-vested RSU awards.

The PSU awards are subject to performance-based and service-based vesting conditions, with the number of shares to be issued upon settlement thereof determined based on a pre-established formula tied to the level of achievement of TSR by Silk Road Medical relative to a group of peer companies. The RSU awards vest in four equal annual installments.

Aligns the interests of our executives with our stockholders; encourages our executives to focus on long-term company financial performance; promotes retention of our executives; and encourages significant ownership of our common stock.

Our annual LTI program for 2023 consisted of 50% PSU awards and 50% RSU awards for our CEOs and 30% PSU awards and 70% RSU awards for our other NEOs.

The annual LTI opportunities for our NEOs all decreased for 2023 as compared to 2022, with the target opportunity for our former CEO being reduced by 50%.

Our current CEO received a new hire LTI award in November which consisted of 50% PSUs and 50% RSUs in an amount that we believe is competitive but yet reasonable.

All of our NEOs, other than our current and former CEOs, received special retention equity award grants in September 2023 in anticipation of a CEO transition that we believed was likely at the time.

Perquisites	We provide very few perquisites, comprised only of health savings account matching contributions, non-business related President’s Club travel and lodging expenses and certain other travel benefits.	Supports our executives in effectively contributing to our Company success.	No changes.
Retirement Benefits	Includes 401(k) plan matching contributions. No pension arrangements, post-retirement health coverage or nonqualified defined contribution or other deferred compensation plans.	Provides an opportunity for employees to save and prepare financially for retirement.	No changes.

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Element	Key Characteristics	Purpose	Key 2023 Changes
Change in Control and Severance Benefits	Customary “double-trigger” change in control and severance benefits under individual agreements.	Attracts key executive talent and encourages continuity, stability and retention when considering the potentially disruptive impact of an actual or potential corporate transaction.

In August 2023, we entered into amended and restated change in control and severance agreements with our NEOs, other than Messrs. Klemz and Ruedy, to standardize officer severance protections.

In November 2023, we entered into a change in control and severance agreement with our new CEO, in substantially the same form of agreement as with our then-current CEO.

We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in 2023.

CEO TRANSITION

Retirement of Erica J. Rogers as CEO

On October 10, 2023, after serving as our President and Chief Executive Officer for over 11 years, Erica J. Rogers informed us and our board of directors of her plans to retire from the Company following the completion of a succession process. Ms. Rogers retired on November 2, 2023, when we appointed Chas S. McKhann as Chief Executive Officer, effective immediately. In connection with her retirement, we entered into an executive retirement and transition agreement and consulting agreement with Ms. Rogers, pursuant to which she agreed to assist with the transition of her role and consult for us as an advisor to our board of directors for one year in exchange for a $55,000 monthly consulting fee, continued vesting during the one-year consulting period of her unvested stock options, an up to two-year extension of the post-termination exercise period of her options that are vested at the end of her one-year consulting period, and acceleration of vesting on unvested RSUs which otherwise would have vested during the one-year consulting period. Ms. Rogers’s unvested PSUs and her remaining unvested RSUs terminated immediately as of her retirement date. In recognition of her long-standing service to our Company, we also agreed to pay Ms. Rogers her full 2023 annual bonus as calculated based on achievement of the corporate performance goals and reimburse her for premiums paid to maintain her group health insurance under COBRA for her and her dependents for up to 18 months. No severance or other payments were made to Ms. Rogers in connection with her retirement.

Appointment of Chas S. McKhann as New CEO

In connection with Mr. McKhann’s appointment as CEO, we entered into an employment offer letter agreement, an employment agreement, a change in control and severance agreement, and an indemnification agreement with him, each of which is described in more detail under “Executive Compensation—Employment and Other Agreements—Current CEO Agreements.” The initial terms of his employment, including his 2023 base salary, target annual bonus opportunity, long-term incentive and agreements, were substantially identical to the 2023 terms of employment of Ms. Rogers prior to her retirement.

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NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Purpose: Base salary is designed to compensate our NEOs at a fixed level of compensation that provides some financial certainty and security for our NEOs, and also serves as a retention tool throughout the executive’s career.

Competitive Positioning: We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a stable management team. Base salaries for our executives are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across the executive team. Our goal is to target the 50th percentile of our peer group for base salary.

Setting Initial and Annual Review of Base Salaries: Generally, we establish the initial base salaries of our executives through arm’s-length negotiation at the time we hire the individual executive officer, taking into account the executive’s position, qualifications, experience, prior salary level, and the base salaries of our other executives. Thereafter, the compensation committee reviews the base salaries of our executives annually and makes adjustments to base salaries as it determines to be necessary or appropriate, although any base salary changes for our CEO are approved by our board of directors. Our practice has been to review base pay in the first quarter with changes effective March 1.

2023 Review: In February 2023, the compensation committee reviewed the base salaries of our executives, taking into consideration a competitive market analysis performed by Compensia and the recommendations of our then CEO (except with respect to her own base salary), as well as the other factors described above. Following this review, the compensation committee determined to increase the base salaries of our NEOs, except our then most recently hired NEO, Kevin M. Klemz, to move them closer to our target positioning and set them at levels that it believed were appropriate to maintain their competitiveness. The 7.7% increase in Mr. Ruedy’s base salary was intended to move his base salary closer to the 50th percentile of our peer group. Also, in setting 2023 base salaries, the compensation committee recognized that some of our NEOs had not received a base salary increase since 2021, when we delayed changes due to the unknown impact at that time of COVID-19 on our business.

The 2023 base salary of our current CEO was set in connection with his hiring in November 2023 and was determined to be equal to the 2023 base salary of our then-current CEO.

Named Executive Officer	2022 Base Salary ($)	2023 Base Salary ($)	Change (%)
Chas S. McKhann	N/A	650,000	N/A
Erica J. Rogers	625,000	650,000	4.0
Lucas W. Buchanan	489,000	510,000	4.3
Andrew S. Davis	460,000	480,000	4.3
Kevin M. Klemz	430,000	430,000	0.0
Richard M. Ruedy	325,000	350,000	7.7

Short-Term Incentive – Annual Cash Bonus

Purpose: Our short-term incentive, or annual cash bonus program, is designed to reward eligible employees for their contributions toward the achievement of specific annual financial and operational objectives while making progress toward our longer-term growth and other goals. Annual cash bonuses are designed to incentivize our NEOs at a variable level of compensation based on our Company performance.

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Specifically, our annual cash bonus plan is designed to:

•Increase stockholder value by providing focus on the most critical objectives of the Company;

•Promote a unified and understood corporate culture focused on performance;

•Link a portion of compensation to the ongoing business plan and drivers of short- and long-term success;

•Attract, retain, and motivate superior talent by providing competitive compensation opportunities;

•Reward individuals based on achievement of designated performance targets; and

•Reinforce our corporate values, a sense of teamwork, urgency, and overall entrepreneurial spirit.

Consistent with our executive compensation philosophy, annual cash bonuses are intended to help us deliver a competitive total cash compensation opportunity to our executives. Annual bonuses are not guaranteed and may vary materially from year to year.

Competitive Positioning: Our strategy is to target the 50th percentile of our peer group for short-term incentives for performance that meets expected levels and to target total cash compensation (base salary plus target short-term incentive) at the 50th percentile of our peer group, with potential to exceed the 50th percentile for above target performance. We have established a range of possible payouts under the plan so that our competitive position could be above or below our stated strategy based on performance outcomes.

Bonus Plan Mechanics: Typically, the compensation committee establishes bonus opportunities pursuant to a cash bonus plan that is intended to measure and reward our executives for our actual corporate performance during the year, as measured against pre-established corporate performance goals. The bonus plan is designed to pay above-target bonuses when annual corporate performance goals are met and below-target bonuses when these goals are not met.

Under the bonus plan for 2023, the compensation committee had the authority to select the performance measures and related target levels applicable to the annual bonus opportunities for our named executive officers and other officers, except for our CEO, whose plan is approved by the board of directors. The performance measures involving our financial results could be determined in accordance with GAAP, or such financial results could consist of non-GAAP financial measures, and any actual results were subject to adjustment by the compensation committee for one-time items or unbudgeted or unexpected items when determining whether the target levels for the performance measures had been met. The 2023 bonus plan included minimum and maximum achievement levels for the purpose of determining bonus payouts under its formula. See “—Corporate Performance Metrics and Goals for 2023” for specific objectives, targets, thresholds and weightings related to our 2023 bonus plan.

The 2023 bonus plan was funded based on actual corporate performance as measured against pre-established corporate performance goals and individual payouts were then determined based on achievement of the corporate performance goals. Under the 2023 bonus plan, the compensation committee could, in its sole discretion, and at any time, increase, reduce, or eliminate a participant’s actual bonus payment, and/or increase, reduce, or eliminate the amount allocated to the bonus pool for the year. Further, the actual bonus payment could be below, at, or above a participant’s target bonus opportunity, at the compensation committee’s sole discretion. The compensation committee could determine the amount of any reduction or increase on the basis of such factors as it deemed relevant, and it was not required to establish any allocation or weighting with respect to the factors it considers.

2023 Target Bonus Opportunities: In February 2023, as part of its annual review of our executive compensation program, the compensation committee reviewed the target annual bonus opportunities for our officers, including our NEOs, taking into consideration a competitive market analysis prepared by its compensation

Silk Road Medical, Inc. – 2024 Proxy Statement 54

consultant and the recommendations of our former CEO (except with respect to her own target bonus opportunity), as well as factors described above. Following this review, the compensation committee determined the target annual bonus opportunities under the 2023 bonus plan for each of our NEOs, other than our former CEO, which the board of directors approved, upon recommendation of the compensation committee. The target bonus opportunity for our former CEO was increased from 80% to 100% of her base salary in order to align her total cash compensation with our target positioning. The target bonus opportunities for our other NEOs were unchanged from 2022. The target bonus opportunity for our current CEO was set at the time of his hiring in November 2023 and was determined to be equal to the target bonus opportunity of our then-current CEO.

Named Executive Officer	2022 Target Bonus Opportunity Percentage	2023 Target Bonus Opportunity Percentage	2023 Base Salary ($)	2023 Target Bonus Opportunity ($)
Chas S. McKhann(1)	N/A	100% of base salary	650,000	108,333
Erica J. Rogers	80% of base salary	100% of base salary	650,000	650,000
Lucas W. Buchanan	70% of base salary	70% of base salary	510,000	357,000
Andrew S. Davis	70% of base salary	70% of base salary	480,000	336,000
Kevin M. Klemz	60% of base salary	60% of base salary	430,000	258,000
Richard M. Ruedy	40% of base salary	40% of base salary	350,000	140,000

(1) Reflects a prorated 2023 target bonus opportunity for Mr. McKhann based on his hire date of November 2, 2023.

2023 Corporate Performance Metrics and Goals: In setting the corporate performance metrics for 2023, the compensation committee focused on our “vital few” which are those key performance indicators intended to drive our growth during 2023, namely revenue growth as a measure of our commercial execution and operating expense management and gross margin as measures of our operational excellence. The compensation committee believed these three performance metrics were highly linked to creating both short- and long-term value for our stockholders. In particular, in setting the weighting for the revenue growth performance metric, the compensation committee increased it to 75% from 60% last year to emphasize the importance of revenue growth during 2023.

Commercial Execution	Driving Operational Excellence	Driving Operational Excellence
Revenue Growth	Operating Expense Management	Gross Margin
At or above board-approved net revenue threshold	Operating expenses within a specified range of the board-approved budget	At or above board-approved gross margin threshold
75%	15%	10%

In setting the performance goals, the compensation committee set targets that the committee and management deemed challenging, yet possible, to attain. The targets were based on our 2023 annual operating plan.

The revenue growth threshold goal was set at $166.0 million, which constituted 75% of our overall annual operating plan goal, and no bonus would be funded for this performance metric under our 2023 bonus plan if our 2023 revenue was less than $166.0 million.

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The specific payout percentages for the revenue growth performance metric were as follows:

% Growth Over 2022	Payout Percentage
20.0%	25%
26.9%	80%
29.8%	85%
32.7%	90%
37.0%	100%
47.9%	200%

The compensation committee set the threshold revenue growth goal at a level assuming 20% revenue growth over our 2022 revenue. As indicated in the graph below, above-target revenue growth achievement would result in a much steeper higher payout:

2023 Revenue Scaling
250.0%
200.0%
150.0%
100.0%
50.0%
0.0%
Bonus Payout Percentage
$165.0
$176.0
$180.0
$195.0
$210.0
2023 Revenue Achievement

With respect to the operating expenses as a percent of our annual operating plan metric, the compensation committee chose this metric since it believed working within the agreed upon spending budget is critical for managing our business as we invest in growing the team and supporting critical projects while maintaining financial discipline. The operating expenses threshold was 90% of our board-approved 2023 annual operating plan. The specific payout percentages for the operating expenses as a percent of plan metric were as follows:

Operating Expenses % of Plan	Payout Percentage
Operating expenses below 90% of plan	0%
Operating expenses between 90% and 105% of plan	100%
Operating expenses above 105% of plan	0%

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With respect to the gross margin metric, the target goal was set at 71.8%, with no payout for this performance metric if gross margin was below 69.8%. The specific payout percentages for the gross margin performance metric were as follows:

Gross Margin	Payout Percentage
Below 69.8%	0%
69.8%	60%
71.8%	100%
73.8%	125%

2023 Bonus Plan Payouts: In February 2024, based on the assessment of our performance against these objectives, the compensation committee determined to award bonuses to our executives, including our NEOs, pursuant to the 2023 bonus plan and approved bonus payouts of 86.1% of target for our NEOs. Awards were determined based on the performance measures and goals described above with no discretion applied. Achievement of the performance metrics was determined using our financial statements for the year ended December 31, 2023, as prepared in accordance with generally accepted accounting principles, except in the case of gross margin, which excluded the 0.1% effect of an additional cash bonus pool reserved to reward certain non-officer employees for extraordinary 2023 performance.

The performance metrics, and the performance levels attached to each, as well as actual performance, are reflected in the following table. Actual performance was between threshold and target for revenue growth, at target for operating expenses as a percent of plan and at target for gross margin.

Performance Metric	Weighting	Threshold	Target	Maximum	Actual
% revenue growth over 2022	75% weighting	20% growth ($166 mil.)	37.0% growth ($190 mil.)	47.9% growth ($205 mil.)	28.0% growth ($177 mil.)
Operating expenses as a % of plan	15% weighting	N/A	90-105%	N/A	94.0%
Gross margin	10% weighting	69.8%	71.8%	73.8%	71.8%

The table below shows the target payout and actual payout under our 2023 bonus plan for each of our NEOs for 2023 performance. Actual payouts were made in mid-March 2024.

Named Executive Officer	Target Payout ($)	Actual Payout ($)
Chas S McKhann(1)	108,333	93,275
Erica J. Rogers	650,000	559,650
Lucas W. Buchanan	357,000	307,377
Andrew S. Davis	336,000	289,296
Kevin M. Klemz	258,000	222,139
Richard M. Ruedy	140,000	120,541

(1) Reflects a prorated 2023 target bonus opportunity for Mr. McKhann based on his hire date of November 2, 2023.

Long-Term Incentives

Purpose: We use long-term incentive compensation in the form of equity awards to motivate our executives, including our named executive officers, by providing them with the opportunity to build an equity interest in our Company and share in the potential appreciation of the value of our common stock. Our LTI program places emphasis on our long-term financial performance and helps satisfy our retention objectives. Our LTI program is also intended to align the interests of our executives with our stockholders.

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Competitive Positioning: We previously targeted the 75th percentile of our peer group for our LTI program, but recently in response to feedback from stockholders now target the 50th percentile of our peer group for our target LTI program and may pay above the 50th percentile if performance exceeds target.

LTI Awards and Plan Mechanics: Our annual LTI program for 2023 consisted of 50% PSU awards and 50% time-vested RSU awards for our current and former CEO and 30% PSU awards and 70% time-vested RSU awards for our other NEOs. The PSU and RSU awards were granted under the Silk Road Medical, Inc. 2019 Equity Incentive Plan and represent the right to receive shares of our common stock upon vesting and settlement. The PSU awards will vest and be paid out only if earned and will be earned based on our TSR performance relative to a selected group of peer companies over one-year, two-year and three-year performance periods, as outlined in more detail below.

In February 2023, the compensation committee approved equity awards for our executives, including our named executive officers, in recognition of our 2022 financial results and each executive officer’s individual performance for 2022. These equity awards were granted on March 2, 2023 after the release of our 2022 financial results and the filing of our related annual report on Form 10-K. In addition to awards made in March 2023, the compensation committee granted RSU awards to all of our named executive officers and certain other executives and employees in September 2023 as part of a special retention package in light of a CEO transition that was likely to occur, and in November 2023, our board of directors, upon recommendation of the compensation committee, granted PSU and RSU awards to our new CEO. All of these equity awards are described in more detail below.

Generally, in determining the size of the equity awards granted to our executives the compensation committee takes into consideration the recommendations of our CEO (except with respect to such executive’s own equity award), as well as the factors described above. The compensation committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value. The compensation committee also considered the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives, the overall competitiveness of our total executive compensation program, and benchmark data provided by Compensia.

2023 Annual Equity Awards: The annual equity awards granted to our named executive officers in March 2023 are shown in the table below:

Named Executive Officer	Performance-based (50% for CEO and 30% for Other NEOs)			Time-based (50% for CEO and 70% for Other NEOs)
	Threshold (25%)	Target (100%)	Maximum (200%)	Number of RSUs	Total Target LTI Value(1)
Chas S. McKhann	N/A	N/A	N/A	N/A	N/A
Erica J. Rogers	10,130 shares	40,520 shares ($2,150,000)	81,040 shares	40,976 shares ($2,150,000)	$4,300,000
Lucas W. Buchanan	2,827 shares	11,308 shares ($600,000)	22,616 shares	26,682 shares ($1,400,000)	$2,000,000
Andrew S. Davis	2,261 shares	9,046 shares ($480,000)	18,092 shares	21,346 shares ($1,120,000)	$1,600,000
Kevin M. Klemz	2,120 shares	8,481 shares ($450,000)	16,962 shares	20,011 shares ($1,050,000)	$1,500,000
Richard M. Ruedy	1,413 shares	5,654 shares ($300,000)	11,308 shares	13,341 shares ($700,000)	$1,000,000

_______________________

(1)Total target LTI value differs from the grant date fair value of the annual equity awards which is reflected in the Summary Compensation Table and other compensation tables beginning on page 66.

Silk Road Medical, Inc. – 2024 Proxy Statement 58

The PSU awards are subject to performance-based and service-based vesting conditions. The PSUs are eligible to vest at the end of one-year, two-year and three-year performance periods, subject to the officer’s continued employment with or service to our Company. Each PSU represents the contingent right to receive up to 2.0 shares of our common stock, with the number of shares determined based on a pre-established formula tied to the level of achievement of TSR by the Company relative to the TSR of 18 peer companies we used to assist in determining 2023 compensation and described later under “—Competitive Considerations and Use of Market Data.” The number of shares earned and issuable upon settlement of the PSUs is determined by multiplying the target number of PSUs by an achievement factor for each of the following one-year, two-year and three-year performance periods commencing March 2, 2023, with performance between levels determined based on linear interpolation, as set forth in the tables below.

Performance Period	Performance Period Target PSUs	TSR Performance Multiplier
March 2, 2023 – March 2, 2024	1/3 of target number of PSUs	0% to 100%
March 2, 2023 – March 2, 2025	1/3 of target number of PSUs	0% to 100%
March 2, 2023 – March 2, 2026	100% of target number of PSUs, minus any previously vested eligible PSUs	0% to 200%

Company TSR Percentile Rank in Relation to Benchmark Companies for Applicable Performance Period	TSR Performance Multiplier
At or Above 75th percentile	200%
70th percentile	180%
65th percentile	160%
60th percentile	140%
55th percentile	120%
50th percentile	100%
45th percentile	85%
40th percentile	70%
35th percentile	55%
30th percentile	40%
25th percentile	25%
Below 25th percentile	0%

In the event of a change in control, 100% of the eligible PSUs (based on treating the change in control date as the last day of the three-year performance period during which the change in control date occurs, and determining the degree of attainment of TSR goals with respect to the three-year performance period based on the standard terms set forth above, provided that the ending price for our common stock for the purpose of this calculation will be equal to the transaction value per share) outstanding on the change in control date will vest on the change in control date.

The time-based RSUs vest annually over a four-year period. In February 2024, the compensation committee revisited the frequency and length of our RSU vesting and determined not to make any changes despite a more prevalent practice amongst our peer companies to use a shorter, three-year vesting period and despite the use of some of our peer companies to vest RSUs quarterly or quarterly after a one-year vesting as opposed to annually.

2023 Special Retention Equity Awards: While we had no intention of granting retention awards again in 2023, the compensation committee believed the September 2023 grant of off-cycle retention equity awards for certain key employees and a retention bonus arrangement for our CCO was absolutely critical to retaining key executive and employee talent at that time. This was especially true in light of the then anticipated retirement of our long-tenured former CEO who had recruited most of our executive team and the significant decrease in our stock price during the second half of 2023 that resulted in most of our unvested equity incentives having significantly reduced value or retentive effect.

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The special retention equity awards granted to our named executive officers in September 2023 are shown in the table below:

Named Executive Officer	Number of RSUs (#)	Target LTI Value(1) ($)
Chas S. McKhann	N/A	N/A
Erica J. Rogers	N/A	N/A
Lucas W. Buchanan	222,785	4,400,000
Andrew S. Davis	121,519	2,400,000
Kevin M. Klemz	86,076	1,700,000
Richard M. Ruedy	28,354	560,000

_______________________

(1)Target LTI value differs from the grant date fair value of the equity awards which is reflected in the Summary Compensation Table and other compensation tables beginning on page 66.

These special retention RSUs vest annually over a four-year period, except in the case of 101,266 of the RSUs granted to Mr. Buchanan, which vest annually over a two-year period, and were intended to align with the timing of the two-year cash retention bonus awarded to Mr. Davis at that time.

2023 New Hire Equity Awards: The following new hire equity awards were granted to Mr. McKhann, our new CEO, on November 2, 2023, his first date of employment:

Performance-Based (50%)
PSUs				Target
Threshold (25%)	Target (100%)	Maximum (200%)	Time-Based (50%) RSUs	LTI Value(1) ($)
153,020 shares	612,083 shares	1,224,166 shares	612,083 shares	$7,700,000

_______________________

(1)Target LTI value differs from the grant date fair value of the equity awards which is reflected in the Summary Compensation Table and other compensation tables beginning on page 66.

The number of new hire equity awards was determined initially based on a target LTI value which the compensation committee believed was competitive and reasonable based on a review of market practices, with the number of shares split, 50% PSUs and 50% time-based RSUs. Because of the complex accounting involved with the PSU awards, the grant date fair value of those awards is higher than the grant date fair value of the time-based RSUs granted to our new CEO.

The PSUs granted as part of the new hire package for our new CEO are substantially the same as the 2023 annual PSU awards, except that the three performance periods are aligned with his November 2, 2023 start date and TSR is measured based on spot closing prices on each November 2nd as opposed to a 60 trading day average. The RSUs vest annually over four years.

Performance Period	Performance Period Target PSUs	TSR Performance Multiplier
November 2, 2023 – November 2, 2024	1/3 of target number of PSUs	0% to 100%
November 2, 2023 – November 2, 2025	1/3 of target number of PSUs	0% to 100%
November 2, 2023 – November 2, 2026	100% of target number of PSUs, minus any previously vested eligible PSUs	0% to 200%

Silk Road Medical, Inc. – 2024 Proxy Statement 60

All equity awards granted to our named executive officers in 2023 are described in the Summary Compensation Table and Grants of Plan-Based Awards During 2023 Table under “Executive Compensation.”

Equity Award Grant Timing: In February 2024, we slightly revised the timing of the grant of our annual employee equity awards to be the second (2nd) trading day after the date of the filing of our annual report on Form 10-K for the prior fiscal year. This timing is consistent with our insider trading policy under which we require a reasonable period of time to elapse in order to provide the public an opportunity to absorb and evaluate the information provided. Under our insider trading policy, we consider information to be public after it has been disclosed and after at least one full trading day has elapsed.

Other Compensation and Benefits

In September 2023, we entered into a letter agreement and amended and restated employment agreement with Andrew S. Davis, our Chief Commercial Officer, which amended and restated employment agreement superseded and replaced Mr. Davis’s prior employment agreement. Under the terms of these agreements, Mr. Davis agreed to a non-solicitation covenant, which applies during the term of his employment with us and for two years after his employment with us terminates for any reason, in addition to updated standard confidentiality and assignment of inventions provisions. In exchange and also as part of a special retention package, Mr. Davis received $2.4 million in special retention RSUs as described above and a special retention cash bonus of $2.0 million, payable in the following installments on the following dates: $400,000 on December 31, 2023, $400,000 on June 30, 2024, $400,000 on December 31, 2024, and $800,000 on June 30, 2025, in each case, specifically conditioned upon and subject to Mr. Davis serving as our Chief Commercial Officer on each such payment date and entering into and complying with the terms of the amended and restated employment agreement. As with the special retention equity awards, we believed this special retention cash bonus arrangement was absolutely critical in retaining Mr. Davis at that time, especially in light of the anticipated retirement of our former CEO, which we believed was likely at the time and the significant decrease in our stock price during the second half of 2023.

In November 2023, as part of his new hire compensation package, we paid Mr. McKhann a $100,000 sign-on bonus, which we believe was part of an overall competitive compensation package for him.

We do not provide any pension arrangements, nonqualified defined contribution, or other deferred compensation plans. In 2023 similar to past years, our NEOs had the opportunity to participate in a qualified defined contribution retirement plan on the same basis as our other employees. We believe this plan provides an opportunity for our executives to plan for and meet their retirement savings needs.

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executives, including our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of the executive’s duties, to make our executives more efficient and effective, and for recruitment and retention purposes. The only perquisites we provide our NEOs that are not available to all salaried employees generally are annual sales award trips for certain executives and their spouses and certain travel benefits. We encourage our CEO and certain executives to attend sales award trips to help build morale and for team building purposes. We recognize, however, that such out-of-town trips place increased demands on an executive’s family and thus pay for travel and other expenses incurred by a spouse or other companion of an executive who attends such trips. The only tax gross-up that we provide NEOs is a limited tax gross-up on the receipt of compensation due to attending these sales award events. During 2023, Mr. Davis also received award points for hotel rooms booked by the Company for certain corporate events, including various sales-related meetings.

Silk Road Medical, Inc. – 2024 Proxy Statement 61

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS, AND POST-TERMINATION RESTRICTIONS

We have entered into employment letter agreements with our named executive officers that are for no specific term and that provide for at-will employment. The purpose of the employment letter agreements is to document in writing the material terms of employment for the purpose of extending an offer to a new executive, and in the case of the four NEOs who were employed by us prior to our initial public offering, documenting in writing at that time the material terms of their employment.

We also have entered into standard employment agreements with all of our NEOs that are substantially identical to the agreements with our other employees and provide for at-will employment and contain standard confidentiality, non-solicitation and assignment of intellectual property provisions.

Finally, we also have entered into change of control and severance agreements with all of our NEOs to induce them to commence or continue employment with our Company and to retain them and provide consideration to them upon certain termination events. The change in control severance provisions, which were standardized amongst our executives during 2023, provide our NEOs certain payments and benefits in the event of a termination of their employment in connection with a change in control. These additional payments and benefits will not be triggered just by a change in control, but require a termination event not within the control of the executive, and thus are known as “double trigger” change in control arrangements. These “double trigger” change in control protections are intended to induce executives to accept or continue employment with our Company, provide consideration to executives for certain restrictive covenants that apply following termination of employment, and provide continuity of management in connection with a threatened or actual change in control transaction. We believe these change in control arrangements with our NEOs are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller public company where there is a meaningful likelihood that our Company may be acquired. Change in control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change in control of our Company, might consider seeking employment alternatives to be less risky than remaining with our Company through the transaction. We believe that relative to our Company’s overall value, our potential change in control benefits are relatively small and are aligned with current peer company practices. With respect to the non-change in control severance benefits provided under these agreements, these also are intended to induce the executives to accept or continue employment with our Company and are primarily intended to retain our executives and provide consideration to those executives for certain restrictive covenants that apply following a termination of employment. We believe these provisions are standard and customary, as well as modest and reasonable. The receipt of any severance under the agreements is conditioned upon the executive’s execution of a release of claims.

RISK ASSESSMENT

As a result of our assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our executives (and other employees) to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our Company. For more information on this assessment, see “Executive Compensation—Compensation Risk Assessment.”

CLAWBACK POLICY

We maintain a clawback policy as required under The Nasdaq Listing Rules pursuant to which we are required to recover incentive compensation from current or former officers in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly and resulted in a financial restatement.

Silk Road Medical, Inc. – 2024 Proxy Statement 62

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our insider trading policy prohibits our employees from engaging in any hedging transactions, short sales, transactions in publicly traded options, such as puts, calls and other derivatives, or short-term trading. Our insider trading policy also prohibits our employees from pledging our common stock. Our anti-hedging and pledging policy is described later in this proxy statement under “Executive Compensation—Anti-Hedging and Pledging Policy.”

TAX CONSIDERATIONS

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (Code), imposes an annual deduction limit of $1 million on the amount of compensation paid to each “covered employee,” which includes our named executives. Compensation paid to our named executive officers over this limit is nondeductible. While the compensation committee considers tax deductibility as one of many factors in determining executive compensation, we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our Company even though amounts in excess of the Code Section 162(m) limit are not deductible.

COMPETITIVE CONSIDERATIONS AND USE OF MARKET DATA

We strive to compensate our executive officers competitively relative to industry peers. To ensure the reasonableness and competitiveness of our executive compensation packages relative to the industry, the compensation committee regularly evaluates our peer group with the aid of Compensia and with input from management. Data from our peer group, therefore, as well as compensation survey data, is considered in the compensation benchmarking process as one input in helping to determine appropriate pay levels. In addition, the 2023 peer group described below is the peer group used to measure relative TSR for purposes of our 2023 annual PSU awards and November 2023 PSU awards granted to our then new CEO.

In December 2022, the compensation committee, with the assistance of Compensia and input from management, developed and approved the following peer group of 18 publicly traded companies for the purpose of understanding the competitive market for executive talent for the purpose of 2023 compensation decisions:

2023 Peer Group Companies
Alphatec Holdings, Inc.	Glaukos Corporation	Outset Medical, Inc.
AtriCure, Inc.	Inari Medical, Inc.	SI-BONE, Inc.
Atrion Corporation	Inspire Medical Systems, Inc.	STAAR Surgical Company
AxoGen, Inc.	iRhythm Technologies, Inc.	TransMedics Group, Inc.
Axonics, Inc.	LeMaitre Vascular, Inc.	Treace Medical Concepts, Inc.
Cerus Corporation	OrthoPediatrics Corp.	ViewRay, Inc.

The companies in this peer group were selected on the basis of their similarity to us in terms of industry and financial characteristics, as determined using the following primary criteria:

•publicly traded health care supplies and equipment companies, and other health care companies, with a preference for companies that treat cardiovascular diseases;

•a range of revenues of ~0.4x to ~2.5x our annual revenue for the then last four quarters; and,

•a range of market capitalization of ~0.4x to ~2.5x our then market capitalization.

Where appropriate, the peer group was further refined by focusing on companies with strong one- and three-year revenue growth, strong market cap-to-revenue multiples and companies with similar headcount.

Silk Road Medical, Inc. – 2024 Proxy Statement 63

The competitive data drawn from this peer group is one of several factors that the compensation committee considers in making its decisions with respect to the compensation of our named executive officers. Although the compensation committee does not rely solely on benchmarking to determine any element of compensation or overall compensation, the compensation committee does believe that compensation data is important to assess whether our executive compensation falls within a competitive range against industry norms.

The compensation committee reviews our peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in our business, financial performance and market capitalization and the business, financial performance and market capitalizations of the companies in the peer group. The peer group used to help determine 2023 compensation was different from our prior year’s peer group in that we removed and added the following companies:

2022 Peer Group Companies Removed	2023 Peer Group Companies Added
Cardiovascular Systems, Inc.	iRhythm Technologies, Inc.
Pulmonx Corporation	TransMedics Group, Inc.
Shockwave Medical, Inc.	Treace Medical Concepts, Inc.
Tactile Systems Technology, Inc.	ViewRay, Inc.

HOW WE MAKE COMPENSATION DECISIONS

There are several elements to our executive compensation decision-making, which we believe allow us to most effectively implement our compensation philosophy. The compensation committee, its independent external compensation consultant, and management all have a role in decision-making for executive compensation. The following table summarizes their roles and responsibilities.

Responsible Party	Roles and Responsibilities
Compensation committee (Comprised solely of independent directors and reports to the board of directors)

•Oversees all aspects of our executive compensation program.

•Annually reviews and recommends, in the case of our CEO, and approves, in the case of our other executives, the corporate goals and objectives relevant to their compensation.

•Evaluates each executive’s performance in light of such goals and objectives, and recommends, in the case of our CEO, and determines and approves, in the case of our other executives, their compensation based on this evaluation.

•Recommends, in the case of our CEO, and determines and approves, in the case of our other executives, all executive compensation, including salary, bonus, and equity and non-equity incentive compensation.

•Administers our equity and incentive compensation plans and reviews and recommends, in the case of our CEO, and approves, in the case of our other executives, equity awards and payouts.

•Reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking.

•Evaluates market competitiveness of each executive’s compensation.

•Evaluates proposed changes to our executive compensation program.

•Has sole authority to hire consultants, approve their fees, and determine the nature and scope of their work.

Silk Road Medical, Inc. – 2024 Proxy Statement 64

Responsible Party	Roles and Responsibilities
Independent external compensation consultant (Compensia, Inc.) (Independent under Nasdaq Listing Rules and reports to the compensation committee)

•Provides advice and guidance on the appropriateness and competitiveness of our executive compensation program relative to our performance and market practice.

•Reviews total compensation strategy and pay levels for executives.

•Examines our executive compensation program to ensure that each element supports our business strategy.

•Assists in the selection of peer companies and gathering competitive market data.

•Reviews structure and competitiveness of our non-employee director compensation program.

CEO (With the support of other members of the management team)

•Reviews performance of direct reports and makes recommendations with respect to their compensation.

•Confers with the compensation committee and compensation consultant concerning design and development of compensation and benefit plans.

•Provides no input or recommendations with respect to CEO compensation.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with our management. Based on this review and these discussions, the compensation committee has recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

COMPENSATION COMMITTEE
Rick D. Anderson, Chair
Kevin J. Ballinger
Donald J. Zurbay

Silk Road Medical, Inc. – 2024 Proxy Statement 65

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table set forth below summarizes the compensation information for each of the individuals who served as our “principal executive officer” or “principal financial officer” during 2023 and the top three most highly compensated executive officers during 2023.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Chas S. McKhann(7)	2023	105,871	100,000	13,123,059	0	93,275	1,629	13,423,834
Chief Executive Officer
Erica J. Rogers(8)	2023	628,672	0	5,339,332	1,515,898	559,650	116,352	8,159,904
Former President and	2022	616,667	0	9,793,789	4,316,903	534,000	15,714	15,277,073
Chief Executive Officer	2021	556,250	0	1,200,010	1,128,619	414,431	16,603	3,315,913
Lucas W. Buchanan	2023	506,500	0	5,788,073	0	307,377	22,993	6,624,943
Chief Operating Officer	2022	484,167	0	7,621,844	1,066,672	365,576	20,809	9,559,068
and Chief Financial Officer	2021	460,000	0	624,890	587,568	309,442	20,833	2,002,733
Andrew S. Davis	2023	476,667	400,000	3,670,932	0	289,296	29,745	4,866,640
Chief Commercial	2022	460,000	0	6,492,692	568,904	343,896	32,430	7,897,922
Officer	2021	448,333	0	2,624,896	587,568	309,442	19,441	3,989,680
Kevin M. Klemz(9)	2023	430,000	0	2,970,296	0	222,139	13,200	3,635,635
Executive Vice President, Chief Legal	2022	162,879	100,000	999,990	1,000,002	105,221	8,415	2,376,507
Officer and Secretary
Richard M. Ruedy	2023	345,833	0	1,489,026	0	120,541	9,900	1,965,300
Executive Vice	2022	325,000	69,420	665,407	293,321	138,840	9,150	1,501,138
President of Regulatory and Clinical Affairs and Quality Assurance	2021	317,500	0	237,790	225,234	124,930	7,250	912,704

______________________

(1) The amounts for 2023 represent prorated salaries for Mr. McKhann and Ms. Rogers based on their respective start and departure dates and the base salary for Ms. Rogers includes $86,247 in accrued paid time off. The 2022 base salary for Mr. Klemz is prorated based on his start date.

(2) The amounts for 2023 represent a $100,000 sign-on bonus paid to Mr. McKhann in November 2023 and a portion of a $2,000,000 retention bonus paid to Mr. Davis. Annual cash bonus payouts are reported in the “Non-Equity Incentive Plan Compensation” column since they are based on performance against pre-established performance goals. The amounts for 2022 represent a $100,000 sign-on bonus paid to Mr. Klemz and a discretionary bonus paid to Mr. Ruedy.

(3)The amounts reported represent the aggregate grant date fair value of stock awards granted to the named executive officers calculated in accordance with Accounting Standards Codification (ASC) Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the amounts reported in this column are set forth in note 9 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. In addition, the amount reported for 2023 for Ms. Rogers also includes incremental fair value of restricted stock unit awards that were modified to provide for accelerated vesting in connection with her retirement.

(4)The amount reported for 2023 for Ms. Rogers represents incremental fair value of option awards that were modified to provide for continued vesting over her consulting period and the extension of the post-termination exercise period. The amounts reported for 2022 and 2021 represent the aggregate grant date fair value of option awards granted to the NEOs calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the amounts reported in this column are set forth in note 9 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(5)The amounts reported reflect annual bonus earned under our bonus plan for all NEOs. In each case, the amounts reported were earned in the year indicated but paid in March of the following year.

Silk Road Medical, Inc. – 2024 Proxy Statement 66

(6)The amounts shown in the “All Other Compensation” column for 2023 include the following with respect to each NEO:

Name	401(k) Match ($)	Health Savings Account Contribution ($)	President’s Club ($)	Tax Gross-Ups ($)	Employee Rewards Recognition ($)	Consulting Fees ($)	Reimburse-ment of Health Care Premiums ($)	Total ($)
Chas S. McKhann	1,629	—	—	—	—	—	—	1,629
Erica J. Rogers	—	—	2,978	1,211	125	110,000	2,038	116,352
Lucas W. Buchanan	9,900	3,300	6,752	3,026	15	—	—	22,993
Andrew S. Davis	9,900	—	14,234	5,611	—	—	—	29,745
Kevin M. Klemz	9,900	3,300	—	—	—	—	—	13,200
Richard M. Ruedy	9,900	—	—	—	—	—	—	9,900

The only tax gross-up that we provide our NEOs is a limited tax gross-up on the receipt of compensation due to attending sales award events. During 2023, Mr. Davis also received award points for hotel rooms booked by the Company for certain corporate events, including various sales-related meetings.

(7)Mr. McKhann joined Silk Road Medical as our Chief Executive Officer and a director on November 2, 2023.

(8)Ms. Rogers retired as President and Chief Executive Officer and a director effective November 2, 2023.

(9)Mr. Klemz joined Silk Road Medical on August 15, 2022.

EMPLOYMENT AND OTHER AGREEMENTS

Current CEO Agreements

In connection with Mr. McKhann’s appointment as CEO, we entered into an employment offer letter agreement, employment agreement, change in control and severance agreement, and indemnification agreement with him. Under the employment offer letter agreement, we agreed to pay him an initial annual base salary of $650,000 and annual bonus with a target bonus opportunity equal to 100% of his annual base salary. We also agreed to provide him a $100,000 sign-on bonus and grant him 612,083 time-based RSUs and 612,083 PSUs, assuming target performance, and provide certain severance benefits and payments. The employment agreement between us and Mr. McKhann is our standard form for all employees and provides for at-will employment and contains standard confidentiality, non-solicitation and assignment of intellectual property provisions. The change in control and severance agreement and indemnification agreement are our standard forms of agreement and are described later in this proxy statement.

Former CEO Retirement and Transition Agreement and Consulting Agreement

In connection with Ms. Rogers’s retirement, we entered into an executive retirement and transition agreement and consulting agreement with her pursuant to which she agreed to assist with the transition of her role and consult for us as an advisor to our board of directors for one year and execute a release of claims against us in exchange for a $55,000 monthly consulting fee, continued vesting during the one-year consulting period of her unvested stock options, an up to two-year extension of the post-termination exercise period of her options that are vested at the end of her one-year consulting period, and acceleration of vesting on unvested RSUs which otherwise would have vested during the one-year consulting period. Ms. Rogers’s unvested PSUs and her remaining unvested RSUs terminated immediately as of her retirement date. We also agreed to pay Ms. Rogers her full 2023 annual bonus as calculated based on achievement of the corporate performance goals and reimburse her for premiums paid to maintain her group health insurance under COBRA for her and her dependents for up to 18 months. No severance or other payments were made to Ms. Rogers in connection with her retirement.

Other NEO Employment Agreements

We have entered into employment offer letter agreements with each of our NEOs that are for no specific term and provide for at-will employment.

Silk Road Medical, Inc. – 2024 Proxy Statement 67

GRANTS OF PLAN-BASED AWARDS DURING 2023

The table below provides information concerning grants of plan-based awards to each of our NEOs during the year ended December 31, 2023, the material terms of which are described under “Compensation Discussion and Analysis—Named Executive Officer Compensation” and in the notes to the table below.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts under Equity Incentive Plan Awards(3)			All Other
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value Stock and Option Awards(5) ($)
Chas S. McKhann	N/A 11/02/2023	6,500 —	108,333 —	192,291 —	— —	— —	— —	— 612,083	— 5,068,047
	11/02/2023	—	—	—	153,020	612,083	1,224,166	—	8,055,012
Erica J. Rogers	N/A 03/02/2023	39,000 —	650,000 —	1,153,750 —	— —	— —	— —	— 40,976	— 1,894,730
	03/02/2023	—	—	—	10,130	40,520	81,040	—	2,812,088
Lucas W. Buchanan	N/A 03/02/2023	21,420 —	357,000	633,675 —	— —	— —	— —	— 26,682	— 1,233,776
	03/02/2023	—	—	—	2,827	11,308	22,616	—	784,775
	09/15/2023	—	—	—	—	—	—	121,519	2,056,101
	09/15/2023	—	—	—	—	—	—	101,266	1,713,421
Andrew S. Davis	N/A 03/02/2023	20,160 —	336,000 —	596,400 —	— —	— —	— —	— 21,346	— 987,039
	03/02/2023	—	—	—	2,261	9,046	18,092	—	627,792
	09/15/2023	—	—	—	—	—	—	121,519	2,056,101
Kevin M. Klemz	N/A 03/02/2023	15,480 —	258,000 —	457,950 —	— —	— —	— —	— 20,011	— 925,309
	03/02/2023	—	—	—	2,120	8,481	16,962	—	588,581
	09/15/2023	—	—	—	—	—	—	86,076	1,456,406
Richard M. Ruedy	N/A 03/02/2023	8,400 —	140,000 —	248,500 —	— —	— —	— —	— 13,341	— 616,888
	03/02/2023	—	—	—	1,413	5,654	11,308	—	392,388
	09/15/2023	—	—	—	—	—	—	28,354	479,750

________________________

(1)The corporate approval dates are the same as the grant dates, except that the corporate approval date for the March 2, 2023 equity award grants is February 15, 2023 for Ms. Rogers and February 13, 2023 for the other named executive officers and the corporate approval date for the November 2, 2023 equity award grants is November 1, 2023.

(2)Amounts reported represent the potential cash payout amounts under our 2023 bonus plan. Threshold amounts assume achievement of the gross margin performance metric at threshold and no achievement of the other two performance metrics, resulting in an overall achievement of 6.0% of target, in light of the 10% weighting of the gross margin performance metric. Maximum amounts assume maximum achievement of all three performance metrics, resulting in an overall achievement of 177.5% of target, in light of the maximum 200% payout percentage for the revenue growth performance metric weighted at 75%, 100% payout percentage for the operating expenses as a percent of plan performance metric weighted at 15% and 125% payout percentage for the gross margin performance metric weighted at 10%. The amounts for Mr. McKhann reflects prorated potential cash payouts effective as of his November 2, 2023 hire date. Information regarding our 2023 corporate bonus program is set forth under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentives.”

(3)Amounts reported represent the range of PSU award payouts. The number of shares to be issued upon settlement of the PSU awards is based on the TSR of our common stock relative to the TSR of a group of peer companies measured over a three-year performance period. The PSUs are eligible to vest at the end of a one-year, two-year and three-year performance period, subject to continued service through each such vesting date. Information regarding the PSU awards is set forth under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives.”

Silk Road Medical, Inc. – 2024 Proxy Statement 68

(4)Amounts reported represent RSUs which vest annually over four years, subject to continued service through each such vesting date, except in the case of the 101,266 RSUs granted to Mr. Buchanan on September 15, 2023 which vest annually over two years, subject to his continued service through each such vesting date.

(5)Amounts reported represent the grant date fair value of the PSUs and RSUs granted to each NEO calculated in accordance with ASC Topic 718.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2023

The following table sets forth information with respect to all outstanding options, unvested RSU awards and PSU awards held by our NEOs as of December 31, 2023. No other equity awards were held by our NEOs as of December 31, 2023.

			Option Awards				Stock Awards		Equity Incentive Plan Stock Awards
Name	Grant Date(1)	Vesting Commence-ment Date(2)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisa-ble (#)	Option Exercise Price(3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Number of Shares or Units of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Chas S. McKhann
RSU	11/02/2023	11/02/2023	—	—	—	—	612,083	7,510,258	—	—
PSU	11/02/2023	11/02/2023	—	—	—	—	—	—	153,020(5)	1,877,555
Erica J. Rogers
Option	12/03/2015	12/03/2015	107,467	—	1.60	12/03/2025	—	—	—	—
Option	08/04/2016	08/04/2016	13,654	—	1.60	08/04/2026	—	—	—	—
Option	09/30/2016	09/30/2016	330	—	8.27	09/30/2026	—	—	—	—
Option	11/30/2017	08/01/2017	18,518	—	6.11	11/02/2026	—	—	—	—
Option	11/30/2017	08/01/2017	55,556	—	6.11	11/02/2026	—	—	—	—
Option	11/30/2017	08/01/2017	295,634	—	12.15	11/02/2026	—	—	—	—
Option	11/30/2017	08/01/2017	71,032	—	12.15	11/02/2026	—	—	—	—
Option	11/30/2017	08/01/2017	22,222	—	12.15	11/02/2026	—	—	—	—
Option	04/03/2019	04/03/2019	302,962	—	20.00	11/02/2026	—	—	—	—
Option	03/27/2020	03/01/2020	86,203	5,747	30.93	11/02/2026	—	—	—	—
Option	03/01/2021	03/01/2021	31,693	14,407	55.30	11/02/2026	—	—	—	—
Option	03/03/2022	03/01/2022	37,327	47,993	36.01	11/02/2026	—	—	—	—
Option	03/03/2022	03/01/2022	71,181	91,519	36.01	11/02/2026	—	—	—	—
Lucas W. Buchanan
Option	04/03/2019	04/03/2019	5,331	—	20.00	04/03/2029	—	—	—	—
Option	03/27/2020	03/01/2020	26,143	2,011	30.93	03/27/2030	—	—	—	—
Option	11/06/2020	10/01/2020	37,164	9,781	69.94	11/06/2030	—	—	—	—
Option	03/01/2021	03/01/2021	16,500	7,500	55.30	03/01/2031	—	—	—	—
Option	03/02/2022	03/01/2022	14,323	18,417	37.07	03/02/2032	—	—	—	—
Option	03/02/2022	03/01/2022	11,720	15,070	37.07	03/02/2032	—	—	—	—
RSU	03/27/2020	03/01/2020	—	—	—	—	1,169	14,344	—	—
RSU	11/06/2020	10/01/2020	—	—	—	—	5,374	65,939	—	—
RSU	03/01/2021	03/01/2021	—	—	—	—	5,650	49,326	—	—
RSU	03/02/2022	03/01/2022	—	—	—	—	22,035	270,369	—	—
RSU	03/02/2022	03/01/2022	—	—	—	—	26,925	330,370	—	—
RSU	03/02/2023	03/01/2023	—	—	—	—	26,682	327,388	—	—
RSU	09/15/2023	09/15/2023	—	—	—	—	121,519	1,491,038	—	—
RSU	09/15/2023	09/15/2023	—	—	—	—	101,266	1,242,534	—	—
PSU	11/14/2022	11/14/2022	—	—	—	—	—	—	17,289(6)	212,136
PSU	03/02/2023	03/02/2023	—	—	—	—	—	—	2,827(7)	34,687

Silk Road Medical, Inc. – 2024 Proxy Statement 69

			Option Awards				Stock Awards		Equity Incentive Plan Stock Awards
Name	Grant Date(1)	Vesting Commence-ment Date(2)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisa-ble (#)	Option Exercise Price(3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Number of Shares or Units of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Andrew S. Davis
Option	12/03/2015	12/03/2015	22,033	—	1.60	12/03/2025	—	—	—	—
Option	11/30/2017	08/01/2017	12,688	—	4.73	11/30/2027	—	—	—	—
Option	11/30/2017	08/01/2017	33,297	—	4.73	11/30/2027	—	—	—	—
Option	11/30/2017	08/01/2017	6,032	—	4.73	11/30/2027	—	—	—	—
Option	11/30/2017	08/01/2017	10,941	—	4.73	11/30/2027	—	—	—	—
Option	09/13/2018	08/01/2018	728	—	6.11	09/13/2028	—	—	—	—
Option	09/13/2018	08/01/2018	1,125	—	6.11	09/13/2028	—	—	—	—
Option	04/03/2019	04/03/2019	33,220	—	20.00	04/03/2029	—	—	—	—
Option	03/27/2020	03/01/2020	29,176	2,011	30.93	03/27/2030	—	—	—	—
Option	08/13/2020	07/01/2020	5,178	890	52.07	08/13/2030	—	—	—	—
Option	03/01/2021	03/01/2021	16,500	7,500	55.30	03/01/2031	—	—	—	—
Option	03/02/2022	03/01/2022	13,890	17,860	37.07	03/02/2032	—	—	—	—
RSU	03/27/2020	03/01/2020	—	—	—	—	1,169	14,344	—	—
RSU	08/13/2020	07/01/2020	—	—	—	—	225	2,761	—	—
RSU	03/01/2021	03/01/2021	—	—	—	—	5,650	69,326	—	—
RSU	03/02/2022	03/01/2022	—	—	—	—	26,115	320,431	—	—
RSU	03/02/2023	03/01/2023	—	—	—	—	21,346	261,915	—	—
RSU	09/15/2023	09/15/2023	—	—	—	—	121,519	1,491,038	—	—
PSU	11/14/2022	11/14/2022	—	—	—	—	—	—	17,289(6)	212,136
PSU	03/02/2023	03/02/2023	—	—	—	—	—	—	2,261(7)	27,742
Kevin M. Klemz
Option	08/15/2022	08/15/2022	13,179	26,360	49.20	08/15/2032	—	—	—	—
RSU	08/15/2022	08/15/2022	—	—	—	—	15,244	187,044	—	—
RSU	03/02/2023	03/01/2023	—	—	—	—	20,011	245,535	—	—
RSU	09/15/2023	09/15/2023	—	—	—	—	86,076	1,056,153	—	—
PSU	03/02/2023	03/02/2023	—	—	—	—	—	—	2,120(7)	26,012
Richard M. Ruedy
Option	08/04/2016	08/04/2016	25,925	—	1.60	08/04/2026	—	—	—	—
Option	09/30/2016	09/30/2016	4	—	8.27	09/30/2026	—	—	—	—
Option	11/30/2017	08/01/2017	8,666	—	4.73	11/30/2027	—	—	—	—
Option	11/30/2017	08/01/2017	20,222	—	4.73	11/30/2027	—	—	—	—
Option	04/03/2019	04/03/2019	90,740	—	20.00	04/03/2029	—	—	—	—
Option	03/27/2020	03/01/2020	21,515	1,435	30.93	03/27/2030	—	—	—	—
Option	03/01/2021	03/01/2021	6,325	2,875	55.30	03/01/2031	—	—	—	—
Option	03/02/2022	03/01/2022	7,161	9,209	37.07	03/02/2032	—	—	—	—
RSU	03/27/2020	03/01/2020	—	—	—	—	838	10,282	—	—
RSU	03/01/2021	03/01/2021	—	—	—	—	2,150	26,381	—	—
RSU	03/02/2022	03/01/2022	—	—	—	—	13,463	165,191	—	—
RSU	03/02/2023	03/01/2023	—	—	—	—	13,341	163,694	—	—
RSU	09/15/2023	09/15/2023	—	—	—	—	28,354	347,904	—	—
PSU	03/02/2023	03/02/2023	—	—	—	—	—	—	1,413(7)	17,338

______________________

(1)Each of the outstanding equity awards was granted pursuant to the Silk Road Medical, Inc. 2007 Stock Plan (2007 Plan) or the Silk Road Medical, Inc. 2019 Equity Incentive Plan (2019 Plan). No additional awards may be granted under the 2007 Plan, and all awards granted under the 2007 Plan that are repurchased, forfeited, expire, are cancelled or otherwise not issued become available for grant under the 2019 Plan in accordance with its terms.

(2)Except as otherwise noted, options vest monthly over four years from the vesting commencement date in 48 equal monthly amounts, subject to continued service through each such vesting date. Except as otherwise noted, RSUs vest over four years on each one-year anniversary of the vesting commencement date, subject to continued service through each such vesting date. The RSU award granted to Mr. Buchanan on September 15, 2023 covering 101,266 shares vests over two years on each one-year anniversary of the vesting commencement date, subject to continued service through each such vesting date.

Silk Road Medical, Inc. – 2024 Proxy Statement 70

(3)This column represents the fair market value of our common stock on the date of grant, as determined by our board of directors or based on the closing price of our common stock on the Nasdaq Global Select Market.

(4)The market value is based on $12.27, the closing stock price of our common stock on the last trading day in 2023, December 29, 2023 as reported on the Nasdaq Global Select Market.

(5)Represents PSUs, with the number of shares to be issued based on the TSR of our common stock relative to a group of peer companies measured over one-year, two-year and three-year performance periods. The PSUs are eligible to vest at the end of each performance period, subject to continued service through such vesting date. The number of PSUs shown corresponds to 0.25 shares issuable based on threshold achievement of the TSR metric at the 25th percentile of peer companies. For additional detail on the PSUs awarded in November 2023, see “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives.”

(6)Represents PSUs, with the number of shares to be issued based on the TSR of our common stock relative to a group of peer companies measured over a three-year performance period. The PSUs vest at the end of the three-year performance period, subject to continued service through such vesting date. The number of PSUs shown corresponds to 0.25 shares issuable based on threshold achievement of the TSR metric at the 50th percentile of peer companies. For additional detail on the PSUs awarded in November 2022, see “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives.”

(7)Represents PSUs, with the number of shares to be issued based on the TSR of our common stock relative to a group of peer companies measured over one-year, two-year and three-year performance periods. The PSUs are eligible to vest at the end of each performance period, subject to continued service through such vesting date. The number of PSUs shown corresponds to 0.25 shares issuable based on threshold achievement of the TSR metric at the 25th percentile of peer companies. For additional detail on the PSUs awarded in March 2023, see “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives.”

OPTION EXERCISES AND STOCK VESTED DURING 2023

The table below provides information regarding option awards that were exercised and stock awards (in the form of RSUs) that vested for each of our NEOs during the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2)(3) ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(3)(4) ($)
Chas S. McKhann	—	—	—	—
Erica J. Rogers	29,000	1,237,150	86,067	2,211,635
Lucas W. Buchanan	93,171	4,051,081	25,688	1,051,972
Andrew S. Davis	33,765	1,453,884	32,334	1,059,260
Kevin M. Klemz	—	—	5,081	101,112
Richard M. Ruedy	—	—	6,399	306,000

________________________

(1)The number of shares acquired on exercise or vesting, as the case may be, reflects the gross number of shares acquired absent netting of any shares surrendered to pay the option exercise price or satisfy tax withholding obligations.

(2)The value realized on exercise of stock options is calculated by multiplying (a) the number of shares acquired on exercise by (b) the difference between the closing price of our common stock, as reported by The Nasdaq Global Select Stock Market, on the date of exercise and the exercise price of the option.

(3)The value realized upon vesting of stock awards is calculated by multiplying (a) the number of shares acquired on vesting by (b) the closing price of our common stock, as reported by The Nasdaq Global Select Stock Market, on the date of vesting, or the last trading day immediately prior to the vesting date if the vesting date was not a trading day.

(4)Not all of the shares acquired on exercise of stock options or vesting of stock awards were sold by the NEOs. Therefore, the NEOs may continue to be at risk for subsequent changes in the value of these shares.

Silk Road Medical, Inc. – 2024 Proxy Statement 71

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our NEOs, within the meaning of such rules, and certain financial performance measures of our Company. The table below provides information regarding compensation actually paid to each person who served as our principal executive officer, or PEO, during each of the past four fiscal years and the average compensation actually paid to our other non-PEO named executive officers, during each of the past four fiscal years. The table below also provides our total stockholder return, the total stockholder return of our peer group, our net loss and our revenue for each of the past four fiscal years. For further information regarding our pay for performance philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis.”

					Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO 1(1) ($)	Summary Compensation Table Total for PEO 2(1) ($)	Compensation Actually Paid to PEO 1(1)(2) ($)	Compensation Actually Paid to PEO 2(1)(2) ($)	Compensation Table Total for Non-PEO Named Executive Officers(3) ($)	Compensation Actually Paid to Non-PEO Named Executive Officers(2)(3) ($)	Total Stockholder Return(4) ($)	Peer Group Total Stockholder Return(4) ($)	Net Income (Loss)(5) ($)	Revenue(6) ($)
2023	13,423,834	8,159,904	18,785,682	(16,110,382)	4,273,130	(3,036,338)	30	129	(55.7) mil.	177.1 mil.
2022	N/A	15,277,073	N/A	22,207,540	5,333,659	6,659,604	131	124	(55.0) mil.	138.6 mil.
2021	N/A	3,315,913	N/A	(1,634,263)	2,301,706	(61,260)	106	153	(49.8) mil.	101.5 mil.
2020	N/A	2,157,780	N/A	11,624,424	2,203,657	4,396,738	156	123	(47.4) mil.	75.2 mil.

________________________

(1)Our PEOs for 2023 were Chas S. McKhann for the period from November 2, 2023 to December 31, 2023, who we refer to as PEO 1, and Erica J. Rogers for the period from January 1, 2023 to November 2, 2023, who we refer to as PEO 2. Our PEO for each of 2022, 2021 and 2020 was Ms. Rogers.

(2)The amounts reported in this column were computed in accordance with Item 402(v) of SEC Regulation S-K, as described in more detail below under “—Calculation of Compensation Actually Paid”. The dollar amounts do not reflect the actual amount of compensation earned or paid to our PEO 1, PEO 2 or non-PEO named executive officers during the applicable year.

(3)Our non-PEO named executive officers were Lucas W. Buchanan, Andrew S. Davis, Kevin M. Klemz and Richard M. Ruedy for 2023 and 2022, and were Mr. Buchanan, Mr. Davis and Mr. Ruedy for 2021 and 2020.

(4)Total stockholder return is calculated by assuming that a $100 investment was made at the close of trading on December 31, 2019 and reinvesting all dividends until the last day of each reported fiscal year. The total stockholder return of our peer group is based on the Nasdaq US Benchmark Medical Equipment Index, as used in our stock performance graph included in our annual report on Form 10-K.

(5)The amounts reported are our net loss as calculated in accordance with GAAP and as reflected in our audited financial statements for each of the years indicated.

(6)Our Company-selected measure is revenue, as calculated in accordance with GAAP and as reflected in our audited financial statements for each of the years indicated.

Silk Road Medical, Inc. – 2024 Proxy Statement 72

Calculation of Compensation Actually Paid

To calculate the amounts in the “Compensation Actually Paid to PEO 1” column, “Compensation Actually Paid to PEO 2” column and “Average Compensation Actually Paid to Non-PEO Named Executive Officers” column, adjustments were made to the “Total” amounts in the Summary Compensation Table, in each case in accordance with Item 402(v) of Regulation S-K, as follows:

Compensation Actually Paid to PEO 1

To determine the amounts in the “Compensation Actually Paid to PEO 1” column, the following adjustments were made to PEO 1’s total compensation as reported in the Summary Compensation Table:

Year	SCT Total for PEO 1 ($)	SCT Reported Equity Award Value for PEO 1 ($)	Equity Award Adjustments for PEO 1(1) ($)	Change in the Actuarial Present Value of Pension Benefits for PEO 1 ($)	Pension Benefit Adjustments for PEO 1 ($)	Compensation Actually Paid to PEO 1 ($)
2023	13,423,834	13,123,059	18,484,907	0	0	18,785,682
2022	N/A	N/A	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A	N/A	N/A
2020	N/A	N/A	N/A	N/A	N/A	N/A

(1) Represents the year-over-year change in the fair value of equity awards provided to PEO 1 as summarized below.

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	18,484,907	0	0	0	0	0	18,484,907
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A

In the table above, the equity values are computed in accordance with the methodologies used for financial reporting purposes, reflecting updated economic assumptions as of the valuation dates.

Compensation Actually Paid to PEO 2

To determine the amounts in the “Compensation Actually Paid to PEO 2” column, the following adjustments were made to PEO 2’s total compensation as reported in the Summary Compensation Table:

Year	SCT Total for PEO 2 ($)	SCT Reported Equity Award Value for PEO 2 ($)	Equity Award Adjustments for PEO 2(1) ($)	Change in the Actuarial Present Value of Pension Benefits for PEO 2 ($)	Pension Benefit Adjustments for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2023	8,159,904	6,855,230	(17,415,056)	0	0	(16,110,382)
2022	15,277,073	14,110,692	21,041,159	0	0	22,207,540
2021	3,315,913	2,328,629	(2,621,547)	0	0	(1,634,263)
2020	2,157,780	1,660,655	11,127,299	0	0	11,624,424

Silk Road Medical, Inc. – 2024 Proxy Statement 73

(1) Represents the year-over-year change in the fair value of equity awards provided to the PEO as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	0	(4,656,789)	84,820	(3,572,166)	(9,270,921)	0	(17,415,056)
2022	18,889,848	1,076,522	1,129,846	(55,057)	0	0	21,041,159
2021	1,574,220	(2,816,101)	213,631	(1,593,297)	0	0	(2,621,547)
2020	3,778,600	5,648,095	473,269	1,227,335	0	0	11,127,299

In the table above, the equity values are computed in accordance with the methodologies used for financial reporting purposes, reflecting updated economic assumptions as of the valuation dates.

Average Compensation Actually Paid to Non-PEO Named Executive Officers

To determine the amounts in the “Average Compensation Actually Paid to Non-PEO Named Executive Officers” column, the following adjustments were made to the average total compensation of the non-PEO named executive officers as reported in the Summary Compensation Table:

Year	Average SCT Total for Non-PEO NEOs ($)	Average SCT Reported Equity Award Value for Non-PEO NEOs ($)	Average Equity Award Adjustments for Non-PEO NEOs(1) ($)	Average Change in the Actuarial Present Value of Pension Benefits for Non-PEO NEOs ($)	Average Pension Benefit Adjustments for Non PEO-NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	4,273,130	3,479,582	(3,829,886)	0	0	(3,036,338)
2022	5,333,659	4,677,208	6,003,153	0	0	6,659,604
2021	2,301,706	1,629,315	(733,650)	0	0	(61,260)
2020	2,203,657	1,603,546	3,796,627	0	0	4,396,738

(1)Represents the average of the year-over-year change in the fair value of equity awards to our Non-PEO NEOs as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	1,716,178	(4,862,861)	0	(683,203)	0	0	(3,829,886)
2022	5,447,237	388,483	161,455	5,978	0	0	6,003,153
2021	668,705	(898,695)	88,365	(592,025)	0	0	(733,650)
2020	1,806,424	1,584,081	169,781	236,341	0	0	3,796,627

Silk Road Medical, Inc. – 2024 Proxy Statement 74

In the table above, the equity values are computed in accordance with the methodologies used for financial reporting purposes, reflecting updated economic assumptions as of the valuation dates.

Company Performance Measures Tabular List

The three measures listed below represent the most important metrics we used to determine 2023 compensation actually paid to our NEOs given our stage of development and market opportunities. These metrics were also used in the determination of our 2023 bonus plan.

Most Important Performance Measures
Revenue
Gross Margin
Operating Expenses as a % of Plan

Pay Versus Performance Relationship

In accordance with Item 402(v) of SEC Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table above. The graphs below provide descriptions of the relationship between compensation actually paid to our PEO and the average of compensation actually paid to our remaining NEOs with (i) our cumulative TSR and our Peer Group TSR, (ii) our net loss, and (iii) our revenue, for the four-year period ended December 31, 2023.

Silk Road Medical, Inc. – 2024 Proxy Statement 75

Compensation Actually Paid vs. Silk Road Medical TSR
Compensation Actually Paid
Cumulative TSR
(value of initial $100 investment)
$30,000,000
$27,500,000
$25,000,000
$22,500,000
$20,000,000
$17,500,000
$15,000,000
$12,500,000
$10,000,000
$7,500,000
$5,000,000
$2,500,000
$0
-$2,500,000
-$5,000,000
-$7,500,000
-$10,000,000
-$12,500,000
-$15,000,000
-$17,500,000
-$20,000,000
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$156
$106
$131
$30
2020
2021
2022
2023
PEO 1
PEO 2
Average for Non-PEO NEOs
TSR

Compensation Actually Paid vs. Net Loss
Compensation Actually Paid
Net Loss (millions)
$30,000,000
$27,500,000
$25,000,000
$22,500,000
$20,000,000
$17,500,000
$15,000,000
$12,500,000
$10,000,000
$7,500,000
$5,000,000
$2,500,000
$0
-$2,500,000
-$5,000,000
-$7,500,000
-$10,000,000
-$12,500,000
-$15,000,000
-$17,500,000
-$20,000,000
-$47.0
-$48.0
-$49.0
-$50.0
-$51.0
-$52.0
-$53.0
-$54.0
-$55.0
-$56.0
-$57.0
-$47.4 mil.
-$49.8 mil.
-$55.0 mil.
-$55.7 mil.
2020
2021
2022
2023
PEO 1
PEO 2
Average for Non-PEO NEOs
Net Loss

Silk Road Medical, Inc. – 2024 Proxy Statement 76

Compensation Actually Paid vs. Revenue
Compensation Actually Paid
Revenue (millions)
$30,000,000
$27,500,000
$25,000,000
$22,500,000
$20,000,000
$17,500,000
$15,000,000
$12,500,000
$10,000,000
$7,500,000
$5,000,000
$2,500,000
$0
-$2,500,000
-$5,000,000
-$7,500,000
-$10,000,000
-$12,500,000
-$15,000,000
-$17,500,000
-$20,000,000
$200.0
$180.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$75.2 mil.
$101.5 mil.
$138.6 mil.
$177.1 mil.
2020
2021
2022
2023
PEO 1
PEO 2
Average for Non-PEO NEOs
Revenue

CEO PAY RATIO DISCLOSURE

Under Section 953(b) of the Dodd-Frank Act and Item 402(u) of SEC Regulation S-K, we are required to provide the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees of our Company (other than our CEO). This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios.

On November 2, 2023, Chas S. McKhann became our CEO, succeeding Erica J. Rogers. Consistent with SEC rules, we are using Mr. McKhann’s annualized 2023 compensation for the purpose of this CEO pay ratio disclosure since he was serving as our CEO on December 31, 2023, the date we selected to identify the median employee. Mr. McKhann’s annualized 2023 compensation was determined to be the sum of the following items, which we believe best reflects his annualized CEO compensation for fiscal 2023:

•Annualized base salary of $650,000;

•Annualized 2023 bonus amount of $559,650, representing 86.1% of his target bonus, assuming no proration based on his start date;

•Annualized 401(k) plan Company match; and

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•All other compensation earned by him during the year and as set forth in the Summary Compensation Table included on page 66 of this proxy statement.

Based on the foregoing, for 2023:

•The annual total compensation of our CEO for the purpose of this CEO pay ratio disclosure is $14,442,610;

•The annual total compensation of the employee identified at median of our Company (other than our CEO) was $201,527; and

•Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (identified in accordance with SEC rules and as described in greater detail below) was estimated to be 72:1.

To identify our median employee and to calculate the annual total compensation of our median employee and that of our CEO, we used the following methodology, assumptions, and estimates:

Selection of Determination Date and Employee Population

We determined that, as of December 31, 2023, our employee population, excluding our CEO, consisted of 477 total employees, all of which employees were employed in the United States. In determining this population, we included all employees, other than our CEO, whether employed on a full-time, part-time, temporary or seasonal basis. We did not include any contractors or other non-employee workers in our employee population. As permitted under SEC rules, we selected December 31, 2023, which is within the last three months of the end of our fiscal year 2023, as the date we would use to identify our employee population and “median employee” to allow sufficient time to identify the median employee.

Identification of Median Employee

To identify the “median employee” from our employee population, we selected total annual compensation as the most appropriate measure of compensation, which included actual salary earned, including any overtime, recognition awards including actual bonus or commission earned for the performance in 2023, the grant date value of equity awards, and value of the Company’s matching contribution in the 401(k) plan. For employees hired during 2023, we annualized their total annual compensation.

Calculation of Median Employee’s Annual Total Compensation

In accordance with applicable SEC rules, we calculated 2023 annual total compensation for this median employee using the same methodology we use for our named executive officers, as set forth in our Summary Compensation Table included on page 66 of this proxy statement.

Calculation of CEO’s Annual Total Compensation

As explained above, for the purpose of this CEO pay ratio, we are using Mr. McKhann’s annualized 2023 compensation, which was determined to be the sum of the following items, which we believe best reflects his annualized CEO compensation for 2023:

•Annualized base salary of $650,000;

•Annualized 2023 bonus amount of $559,650, representing 86.1% of his target bonus, assuming no proration based on his start date;

•Annualized 401(k) plan company match; and

•All other compensation earned by him during the year and as set forth in the Summary Compensation Table included on page 66 of this proxy statement.

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POTENTIAL POST-TERMINATION AND CHANGE IN CONTROL PAYMENTS

Change in Control and Severance Agreements

We have entered into change of control and severance agreements with each of our NEOs, which superseded any and all previous severance and change of control arrangements we had entered into with these employees. Each of these agreements has an initial term of three years and automatic renewal for additional one-year terms unless either party provides written notice of nonrenewal. Under each of these agreements, if, within the period three months prior to or 12 months following a “change of control” (such period, the change in control period), we terminate the employment of the applicable employee without “cause” (excluding by reason of the employee’s death or disability,) or the employee resigns for “good reason” (as such terms are defined in the employee’s change of control and severance agreement) and the employee executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following the employee’s termination, the employee is entitled to receive:

•a lump sum severance payment, less applicable withholdings, equal to the payment of employee’s base salary, as then in effect, except in the case of Mr. McKhann, and prior to her retirement, Ms. Rogers, where the severance payment is equal to 24 months base salary;

•a lump sum payment, less applicable withholdings, equal to the employee’s annual target bonus for the year in which the termination occurs, except in the case of Mr. McKhann, and prior to her retirement, Ms. Rogers, where such bonus payment is equal to 200% of annual target bonus;

•reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the employee and the employee’s dependents for a period of up to 12 months (18 months in the case of Mr. McKhann, and prior to her retirement, Ms. Rogers); and

•accelerated vesting as to 100% of the employee’s outstanding unvested equity awards, assuming target performance in the case of equity awards with performance-based vesting.

In addition, under each of these agreements, if, outside of the change in control period, we terminate the employment of the applicable employee without cause (excluding by reason of the employee’s death or disability), or, with respect to Mr. McKhann (and prior to her retirement, Ms. Rogers) and Mr. Klemz’s new hire award equity acceleration (discussed below), the employee resigns for good reason, and the employee executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following the employee’s termination, the employee is entitled to receive:

•a lump sum severance payment, less applicable withholdings, equal to 18 months base salary in the case of Mr. McKhann (and prior to her retirement, Ms. Rogers), 12 months base salary in the case of Messrs. Buchanan, Davis and Klemz, and 9 months base salary in the case of Mr. Ruedy;

•reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the employee and the employee’s dependents for up to 18 months in the case of Mr. McKhann (and prior to her retirement, Ms. Rogers), up to 12 months in the case of Messrs. Buchanan, Davis and Klemz, and up to 9 months in the case of Mr. Ruedy; and

•accelerated vesting as to any equity awards subject solely to time-based vesting that otherwise would have vested during the 12 months after termination of employment for Mr. McKhann and accelerated vesting as to 100% of the new hire equity grant for Mr. Klemz (consisting of Mr. Klemz’s stock options and RSU awards granted in 2022) if Mr. Klemz is terminated without cause or employment is

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terminated for “good reason” within one year following a change in our Chief Executive Officer that occurs prior to August 15, 2024.

Under each of these agreements, in the event any payment to the applicable employee pursuant to such employee’s change of control and severance agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the employee will receive such payment as would entitle the employee to receive the greatest after-tax benefit, even if it means that we pay the employee a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Retirement of Former CEO

On November 2, 2023, Ms. Rogers, our former CEO, retired from the Company. In connection with Ms. Rogers’s retirement, we entered into an executive retirement and transition agreement and consulting agreement with her pursuant to which she agreed to assist with the transition of her role and consult for us as an advisor to our board of directors for one year and execute a release of claims against us in exchange for a $55,000 monthly consulting fee, continued vesting during the one-year consulting period of her unvested stock options, an up to two-year extension of the post-termination exercise period of her options that are vested at the end of her one-year consulting period, and acceleration of vesting on unvested RSUs which otherwise would have vested during the one-year consulting period. Ms. Rogers’s unvested PSUs and her remaining unvested RSUs terminated immediately as of her retirement date. We also agreed to pay Ms. Rogers her full 2023 annual bonus as calculated based on achievement of the corporate performance goals and reimburse her for premiums paid to maintain her group health insurance under COBRA for her and her dependents for up to 18 months. No severance or other payments were made to Ms. Rogers in connection with her retirement.

Potential Payments to Named Executive Officers

The table below shows potential payments to our NEOs, not otherwise earned, under various scenarios involving a termination of employment, including in connection with a change in control, and upon a change in control without a termination of employment, assuming a December 31, 2023 termination date; provided, however, that since Ms. Rogers retired prior to December 31, 2023, only that scenario is described for her. All equity awards are valued at the closing price of our common stock on the last trading day of 2023, December 29, 2023 ($12.27), as reported by The Nasdaq Global Select Market.

Name	Benefit	Termination without Cause or for Good Reason Outside a Change in Control(1) ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)	Voluntary Termination/Retirement ($)	Death or Disability ($)	Change in Control(2) ($)
Chas S. McKhann	Severance Pay(3)	975,000	1,300,000	—	—	—
	Incentive Pay(4)	—	1,300,000	—	—	—
	RSU Award Vesting(5)	1,877,555	7,510,258	—	—	—
	Option Award Vesting(5)	—	—	—	—	—
	PSU Award Vesting(5)	—	7,510,258	—	—	—
	Other Benefits(6)	43,184	43,184	—	—	—

Erica J. Rogers	Severance Pay(3)	N/A	N/A	—	N/A	N/A
	Incentive Pay(4)	N/A	N/A	559,650	N/A	N/A
	RSU Award Vesting(5)	N/A	N/A	398,732	N/A	N/A
	Option Award Vesting(5)	N/A	N/A	—	N/A	N/A
	PSU Award Vesting(5)	N/A	N/A	—	N/A	N/A
	Other Benefits(6)	N/A	N/A	—	N/A	N/A

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Name	Benefit	Termination without Cause or for Good Reason Outside a Change in Control(1) ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)	Voluntary Termination/Retirement ($)	Death or Disability ($)	Change in Control(2) ($)
Lucas W. Buchanan	Severance Pay(3)	510,000	510,000	—	—	—
	Incentive Pay(4)	—	357,000	—	—	—
	RSU Award Vesting(5)	—	3,811,307	—	—	—
	Option Award Vesting(5)	—	—	—	—	—
	PSU Award Vesting(5)	—	987,293	—	—	—
	Other Benefits(6)	28,817	28,817	—	—	—

Andrew S. Davis	Severance Pay(3)	480,000	480,000	—	—	—
	Incentive Pay(4)	—	336,000	—	—	—
	RSU Award Vesting(5)	—	2,159,814	—	—	—
	Option Award Vesting(5)	—	—	—	—	—
	PSU Award Vesting(5)	—	959,539	—	—	—
	Other Benefits(6)	23,768	23,768	—	—	—

Kevin M. Klemz	Severance Pay(3)	430,000	430,000	—	—	—
	Incentive Pay(4)	—	258,000	—	—	—
	RSU Award Vesting(5)	187,044	1,488,731	—	—	—
	Option Award Vesting(5)	—	—	—	—	—
	PSU Award Vesting(5)	—	104,062	—	—	—
	Other Benefits(6)	28,889	28,889	—	—	—

Richard M. Ruedy	Severance Pay(3)	262,500	350,000	—	—	—
	Incentive Pay(4)	—	140,000	—	—	—
	RSU Award Vesting(5)	—	713,451	—	—	—
	Option Award Vesting(5)	—	—	—	—	—
	PSU Award Vesting(5)	—	69,375	—	—	—
	Other Benefits(6)	17,826	23,768	—	—	—

______________________

(1)As described above, none of the NEOs has the right to resign for good reason outside a change in control context, except for Mr. McKhann and except for Mr. Klemz if he does so prior to November 2, 2024, the one-year anniversary of the change in our CEO.

(2) Assumes equity awards are assumed or substituted with equivalent awards by the successor entity. If the equity awards are not assumed or substituted with equivalent awards by the successor entity, then the NEO will fully vest in and have the right to exercise all of such NEOs outstanding options, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on RSUs will lapse, and, with respect to awards with performance-based vesting, unless specifically provided otherwise under the applicable award agreement, a Company policy applicable to the NEO, or other written agreement between the NEO and us, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option is not assumed or substituted in the event of a change in control, the plan administrator will notify the NEO in writing or electronically that the option will be exercisable for a period of time determined by the plan administrator in its sole discretion, and the option will terminate upon the expiration of such period. If the equity awards are not assumed or substituted with equivalent awards by the successor entity, the value of such equity award acceleration is as follows for each of the NEOs: Mr. McKhann ($15,020,516); Mr. Buchanan ($4,798,600); Mr. Davis ($3,119,353); Mr. Klemz ($1,592,793); and Mr. Ruedy ($782,826).

(3)In the context of a non-change in control termination, represents 12 months base salary for all NEOs, other than Ms. Rogers and except in the case of Mr. McKhann, where the severance payment is equal to 18 months base salary and Mr. Ruedy, where the severance payment is equal to 9 months base salary. In the context of a change in control termination, represents 12 months base salary for all NEOs, other than Ms. Rogers and except in the case of Mr. McKhann, where the severance payment is equal to 24 months base salary. Ms. Rogers was not paid any severance in connection with her retirement.

(4) Represents target bonus for the year in which the termination occurs for all NEOs, except in the case of Mr. McKhann where the bonus amount is equal to 200% of his target bonus and except for Ms. Rogers. For Ms. Rogers, represents her full

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earned bonus for 2023 since we agreed to pay that under the retirement and transition agreement between us and Ms. Rogers.

(5)The value of acceleration of any outstanding and unvested stock option, RSU or PSU awards held by our NEOs, other than Ms. Rogers, is based on the closing price of our common stock on the last trading day of 2023, December 29, 2023 ($12.27), as reported by The Nasdaq Global Select Market, with calculation of the PSU awards vesting at 100% of target. The value of the accelerated RSUs or PSUs in this table are calculated by multiplying the number of shares subject to acceleration by $12.27. The value of the accelerated stock options is calculated by multiplying (x) the number of shares subject to acceleration for each stock option by (y) $12.27 minus the applicable exercise price per share. The value of the acceleration of certain RSU awards covering an aggregate of 48,156 shares held by Ms. Rogers upon her retirement is based on the closing price of our common stock on her retirement date, November 2, 2023 ($8.28), as reported by The Nasdaq Global Select Market. The vesting of options held by Ms. Rogers upon her retirement was not accelerated in connection with her retirement, although the post-termination exercise period was extended up to two years from the end of her consulting period, which extension is not quantified in this table. All PSU awards held by Ms. Rogers were terminated in connection with her retirement.

(6)Represents the reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the NEO and the NEO’s dependents. Does not include $55,000 per month consulting payments received or to be received by Ms. Rogers during her one-year consulting period with us since such payments are dependent upon Ms. Rogers providing consulting services.

COMPENSATION RISK ASSESSMENT

As a result of our annual assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our employees, including our NEOs, to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our Company. As part of our assessment, we noted in particular the following:

•annual base salaries for employees are not subject to performance risk and, for most non-executive employees, constitute the largest part of their total compensation;

•performance-based, or at risk, compensation awarded to our employees, which for our higher-level employees constitutes the largest part of their total compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation and utilizes several different performance measures and goals that are drivers of long-term success for our Company and stockholders and has appropriate maximums; and

•a significant portion of performance-based compensation is in the form of long-term equity incentives, which do not encourage unnecessary or excessive risk because they generally have a three-year performance period or vest over a four-year period of time, thereby focusing our employees on our long-term interests.

As a matter of best practice, we will continue to monitor our compensation policies, practices, and programs to ensure that they continue to align the interests of our employees, including in particular our executive officers, with those of our long-term stockholders while avoiding unnecessary or excessive risk.

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ANTI-HEDGING AND ANTI-PLEDGING POLICY

Because we believe there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if our employees engage in certain short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws, our insider trading policy provides the following:

•Short Sales. Our employees may not engage in short sales (meaning the sale of a security that must be borrowed to make delivery) or “sell short against the box” (meaning the sale of a security with a delayed delivery) if such sales involve our securities.

•Derivative Securities and Hedging Transactions. Our employees may not, directly or indirectly, (a) trade in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to them by us) or (b) purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities either (i) granted to them by us as part of their compensation or (ii) held, directly or indirectly, by them.

•Pledging Transactions. Our employees may not pledge our securities as collateral for any loan or as part of any other pledging transaction.

•Margin Accounts. Our employees may not hold our common stock in margin accounts.

•Standing and Limit Orders. Since standing and limit orders (except standing and limit orders under approved Rule 10b5-1 trading plans) create heightened risks for insider trading violations similar to the use of margin accounts and there is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a director, officer or other employee is in possession of material nonpublic information, we discourage placing standing or limit orders on our securities, and if an employee determines that the employee must use a standing order or limit order, the order should be limited to short duration and should otherwise comply with the restrictions and procedures outlined in our insider trading policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the compensation committee has or had any relationship requiring disclosure under Item 404 of SEC Regulation S-K or has ever been an officer or employee of Silk Road Medical or any of our subsidiaries. None of our executive officers serves, or in the past has served, as a member of the compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or the compensation committee.

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DIRECTOR COMPENSATION

OVERVIEW

Our board of directors has approved a Silk Road Medical, Inc. Outside Director Compensation Policy which sets forth the terms of our non-employee director compensation program, which generally is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our stockholders. In 2023, our non-employee director compensation was comprised of cash compensation, in the form of annual retainers, and equity compensation, in the form of annual RSU awards. Each of these components is described in more detail below. Neither Chas S. McKhann, our current CEO and an employee director, nor Erica J. Rogers, our former CEO and a former employee director, received any additional compensation for service as a director during 2023.

DIRECTOR COMPENSATION PROCESS

Our board of directors has delegated to the compensation committee the responsibility, among other things, to review and recommend to the board any proposed changes in non-employee director compensation. In connection with such review, the compensation committee is assisted in performing its duties by our Human Resources Department and also engages an independent external compensation consultant, Compensia, Inc., to provide analysis regarding non-employee director compensation.

2023 Changes

At the end of 2022, the compensation committee requested Compensia to review our non-employee director compensation program. Compensia’s review consisted of, among other things, analysis of board compensation trends and a competitive assessment based on our peer group. The peer group used for this analysis was the same peer group used for the executive compensation analysis. The compensation committee considered this data in determining whether to recommend any changes to our non-employee director compensation program. On March 9, 2023, the board of directors, upon recommendation of the compensation committee, approved the following changes to our non-employee director compensation program, effective as of June 21, 2023, the date of our 2023 Annual Meeting of Stockholders:

•a $5,000 increase in our board member annual retainer;

•a change in our annual equity compensation from a mix of 75% stock options and 25% RSUs valued at $125,000 to 100% RSUs valued at $157,500; and

•a change in our initial non-employee director equity compensation from 100% stock options valued at $200,000 to 100% RSUs valued at $422,500.

2024 Changes

At the end of 2023, the compensation committee again requested Compensia to review our non-employee director compensation program and to use the same peer group for this analysis as the peer group used for the 2024 executive compensation analysis. On February 15, 2024, the board of directors, upon recommendation of the compensation committee, approved a reduction in the initial non-employee director equity award to $300,000 from $422,500.

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DIRECTOR COMPENSATION PROGRAM

The following table sets forth our non-employee director compensation program for 2023.

Element	Amount (Before June 21, 2023) ($)	Amount (Effective June 21, 2023) ($)
Annual Cash Retainers:
Board Member	40,000	45,000
Board Chair	46,000	46,000
Audit Committee Chair	20,000	20,000
Audit Committee Member (not Chair)	10,000	10,000
Compensation Committee Chair	15,000	15,000
Compensation Committee Member (not Chair)	8,000	8,000
Nominating and Corporate Governance Committee Chair	10,000	10,000
Nominating and Corporate Governance Committee Member (not Chair)	5,000	5,000
Equity Compensation:
Annual Award	125,000	157,500
Initial Award	200,000	422,500

Annual Cash Retainers

Each annual cash retainer is paid quarterly in arrears on a prorated basis.

Election to Receive Stock Options in Lieu of Cash Retainers

If desired, each non-employee director may elect to receive all or part of such director’s cash retainers in the form of stock options under our 2019 Plan. Annual elections to receive these retainer options in lieu of cash retainers must generally be made on or prior to December 31st of the year prior to the year in which such annual retainers are earned (an “annual election”). These retainer options in lieu of annual cash retainers cover annual cash retainers to be earned commencing on the date of our annual meeting of stockholders following the calendar year in which the election is made and continuing until the date of our next annual meeting of stockholders during the following year and are automatically granted on the date of the annual meeting of stockholders following the calendar year in which the election is made (or the next trading day if the annual meeting date is not a trading day). These retainer options have ten-year terms, an exercise price equal to the fair market value of our common stock on the grant date and vest as to 25% of the underlying shares on the 5th of the month immediately following the end of the quarter for which the corresponding cash retainer was earned (i.e. September 5, December 5, March 5 or June 5), provided that the fourth and final vesting date will occur on the date of the next annual meeting of stockholders. Each individual who first becomes a non-employee director is permitted to elect to receive all or part of such director’s cash retainers in the form of stock options provided that the election is made prior to the date the individual becomes a non-employee director (an “initial election”). Options granted in connection with an initial election will generally be granted either on the 5th of the month following the month of the individual’s election or appointment to our board of directors or on the date of the next annual meeting of stockholders that occurs in the same calendar year as the individual’s election or appointment to our board of directors.

Annual Equity Compensation

Our non-employee directors are entitled to receive all types of equity awards (except incentive stock options) under the 2019 Plan (or the applicable equity plan in place at the time of grant), including discretionary awards not covered under our Outside Director Compensation Policy. Under the policy, nondiscretionary, automatic grants of RSU awards are made to our non-employee directors on both an annual basis and initially when a new non-employee director joins the board of directors.

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On an annual basis, each non-employee director is automatically granted an RSU award with a grant date fair value of $157,500 on the date of each annual meeting of stockholders. Accordingly, on June 21, 2023, the date of our 2023 Annual Meeting of Stockholders, each non-employee director was granted 4,691 RSUs, with a grant date fair value of approximately $157,500. These annual RSU awards vest in full on the earlier of the one-year anniversary of the grant date or the day prior to the date of the next annual meeting of stockholders to be held during the following year, subject to the director continuing to be a service provider through the applicable vesting date.

Effective as of the 2024 Annual Meeting, each person who first becomes a non-employee director will be granted an RSU award with a grant date fair value of $300,000. These initial RSU awards will vest over three years in equal annual installments, subject to the director continuing to be a service provider through the applicable vesting date.

Under our Outside Director Compensation Policy, in the event of a change in control of our Company, each outstanding and unvested equity award held by a non-employee director who remains in continuous service through the date of such change in control will accelerate and fully vest.

Director Education Reimbursement

We believe our stockholders are best served by a board of directors comprised of individuals who are well versed in principles of corporate governance and other subject matters relevant to board of directors service, and who comprehend the role and responsibilities of an effective board in the oversight of our Company. We are committed to ensuring that all of our board members receive orientation and continuing education, and to this end, board members are encouraged to attend such director education programs as they deem appropriate (given their individual experience and backgrounds) to stay abreast of developments in corporate governance and “best practices” relevant to their contribution to our board of directors generally and to their specific board committee assignments. To encourage director education, in July 2023, we adopted a new director education reimbursement policy under which we will reimburse directors for all reasonable costs of attending director education programs. While directors serving on multiple boards are encouraged to obtain pro rata reimbursement of their director education expenses from each corporation that they serve, we will nonetheless reimburse 100% of the costs if this is not practicable. Directors who attend education programs paid for by us are encouraged to share what they have learned at the program with their respective board committee or the full board of directors.

LIMIT ON DIRECTOR COMPENSATION

Pursuant to our Outside Director Compensation Policy and the terms of our equity incentive plan, no non-employee director may be issued, in any fiscal year, cash compensation and equity awards with an aggregate value greater than $500,000, increased to $1,000,000 for the fiscal year an individual initially becomes a member of our board of directors. Any cash compensation paid or equity awards granted to an individual for such non-employee director’s services as an employee, for such non-employee director’s services as a consultant (other than as a non-employee director), will not count for the purpose of this limitation.

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NON-EMPLOYEE DIRECTOR COMPENSATION HIGHLIGHTS

Some of the highlights of our non-employee director compensation are:

✓	No Fees for Board or Committee Meeting Attendance: Meeting attendance is an expected part of board of directors service.
✓	Emphasis on Equity: There is an emphasis on equity in the overall compensation mix to align the interests of our directors with the interests of our stockholders.
✓	Recognition of Special Roles: Special roles (such as board and board committee chairs) are fairly recognized for their additional time commitments.
✓	Annual Equity Grants: Equity awards are granted annually with a fixed value and one-year vesting to support independence.
✓	Limit on Total Outside Director Compensation: Our Outside Director Compensation Policy and equity incentive plan contain a limit on total non-employee director compensation.
✓	Robust Stock Ownership Guidelines: A guideline of three times the annual board cash retainer supports alignment with stockholders’ interests and mitigates potential compensation-related risk.
✓	Reimbursement of Director Education: Our directors are encouraged to seek director education opportunities and we will reimburse them for reasonable costs of attending director education programs.
✓	No Perquisites: Our directors receive no perquisites, personal benefits or other compensation.

SUMMARY DIRECTOR COMPENSATION TABLE FOR 2023

The following table sets forth information concerning the compensation of our non-employee directors during the year ended December 31, 2023. Chas S. McKhann, our current CEO and an employee director, and Erica J. Rogers, our former President and CEO and a former employee director, were not compensated separately for their service as a director, and their compensation is discussed under “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards(3)(4) ($)	All Other Compensation(5) ($)	Total ($)
Rick D. Anderson	62,658	157,477	1,176	—	221,311
Kevin J. Ballinger	60,658	157,477	2,338	—	220,473
Tanisha V. Carino, Ph.D.	47,658	157,477	2,336	—	207,471
Tony M. Chou, M.D.	42,658	157,477	2,336	—	202,471
Jack W. Lasersohn	103,658	157,477	2,354	—	263,489
Elizabeth H. Weatherman	52,658	157,477	2,353	—	212,488
Donald J. Zurbay	70,658	157,477	—	—	228,135

______________________

(1)The amounts reported represent the aggregate dollar amount of annual cash retainers earned or paid to each non-employee director for their service as a director during 2023. All non-employee directors elected to receive all or a portion of their annual cash retainers in the form of stock options, except for Mr. Zurbay. Mr. Anderson elected to receive 50% of his cash retainers in stock options and all other non-employee directors who elected to receive options elected to receive 100% of cash retainers in options. The number of shares subject to the options received by these directors was Mr. Anderson (1,840); Mr. Ballinger (3,566); Dr. Carino (2,830); Dr. Chou (2,547); Mr. Lasersohn (6,001); and Ms. Weatherman (3,114).

Silk Road Medical, Inc. – 2024 Proxy Statement 87

(2)The amounts reported represent the grant date fair value of 4,691 RSUs granted to our non-employee directors as their annual equity grants on June 21, 2023, the date of our 2023 annual meeting of stockholders, calculated in accordance with ASC Topic 718. Such grant date fair value is based on the closing sale price of our common stock on the grant date ($33.57) and does not take into account any estimated forfeitures related to service-vesting conditions.

(3)The following stock awards and option awards were held by our non-employee directors as of December 31, 2023:

Name	Shares Subject to Outstanding Stock Awards	Shares Subject to Outstanding Options
Rick D. Anderson	4,691	22,283
Kevin J. Ballinger	4,691	26,333
Tanisha V. Carino, Ph.D.	4,691	20,338
Tony M. Chou, M.D.	4,691	34,338
Jack W. Lasersohn	4,691	44,665
Elizabeth H. Weatherman	4,691	71,706
Donald J. Zurbay	4,691	197,890

(4)The amounts reported represent incremental grant date fair value of the stock options granted to our non-employee directors in 2023 exceeding the amount of cash retainers earned in 2023, although the comparison is not completely aligned given that the options are in lieu of cash retainers anticipated to be earned from the date of the 2023 annual meeting of stockholders through the date of the 2024 annual meeting of stockholders as opposed to during 2023. In addition, the number of options granted is determined based on grant date fair value as calculated in accordance with ASC Topic 718.

(5)We do not provide perquisite and other personal benefits to our non-employee directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICIES AND PROCEDURES FOR REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Our board of directors has approved a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

TRANSACTIONS WITH RELATED PERSONS

For the period beginning on January 1, 2023 to the date of this proxy statement, the following are our current arrangements with a related party:

Employment and Other Agreements with Named Executive Officers

We have entered into employment offer letter agreements, employment agreements, severance and change in control agreements with our named executive officers, as described in more detail under “Executive Compensation—Employment and Other Agreements.”

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

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STOCK OWNERSHIP

SIGNIFICANT BENEFICIAL OWNERS

The table below sets forth information as to entities that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than 5% of our outstanding common stock.

Class of Securities	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
Common Stock	Wasatch Advisors LP(2) 505 Wakara Way Salt Lake City, UT 84108	4,049,161	10.3%
Common Stock	Entities affiliated with BlackRock(3) 55 East 52nd Street New York, NY 10055	3,012,320	7.6%
Common Stock	Entities affiliated with Capital World Investors(4) 333 South Hope Street, 55th Fl Los Angeles, CA 90071	2,966,730	7.5%
Common Stock	Entities affiliated with The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	2,891,769	7.3%
Common Stock	Entities affiliated with Goldman Sachs(6) 200 West Street New York, NY 10282	2,277,063	5.8%

______________________

(1)Percent of class is based on 39,441,919 shares of our common stock outstanding as of April 22, 2024.

(2)Based solely on information contained in a Schedule 13G/A filed by Wasatch Advisors LP with the SEC on February 9, 2024, reflecting beneficial ownership as of December 31, 2023. Wasatch Advisors LP reported aggregate beneficial ownership of 4,049,161 shares.

(3)Based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2024, reflecting beneficial ownership as of December 31, 2023.

(4)Based solely on information contained in a Schedule 13G/A filed by Capital World Investors with the SEC on February 13, 2023, reflecting beneficial ownership as of December 30, 2022. Capital World Investors (“CWI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CWI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.” CWI is deemed to be the beneficial owner of the shares.

(5)Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, reflecting beneficial ownership as of December 29, 2023.

(6)Based solely on information contained in a Schedule 13G/A filed jointly by The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC (collectively, “Goldman Sachs”) with the SEC on February 5, 2024, reflecting beneficial ownership as of December 29, 2023. Each of The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC reported shared investment discretion with respect to 2,276,898 shares and shared voting authority with respect to 2,276,965 shares.

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SECURITY OWNERSHIP BY MANAGEMENT

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of April 22, 2024, by:

•each of our directors;

•each of the individuals named in the “Summary Compensation Table” under “Executive Compensation” on page 66; and

•all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and subject to community property laws, where applicable. The number of shares beneficially owned represents the number of shares the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the vesting of restricted stock units or the exercise of any option, warrant, or right; (ii) the conversion of a security; (iii) the power to revoke a trust, discretionary account, or similar arrangement; or (iv) the automatic termination of a trust, discretionary account, or similar arrangement.

Class of Securities	Name of Beneficial Owner	Title/Position	Number of Shares Beneficially Owned(1)	Percent of Class(2)
Common Stock	Chas S. McKhann	Chief Executive Officer and Director	0	*
Common Stock	Rick D. Anderson	Director	28,390	*
Common Stock	Kevin J. Ballinger	Director	44,140	*
Common Stock	Tanisha V. Carino, Ph.D.	Director	23,045	*
Common Stock	Tony M. Chou, M.D.	Director	113,730	*
Common Stock	Jack W. Lasersohn	Director	55,541	*
Common Stock	Elizabeth H. Weatherman	Director	220,851	*
Common Stock	Donald J. Zurbay	Director	204,641	*
Common Stock	Lucas W. Buchanan(3)	Chief Operating Officer and Chief Financial Officer	285,355	*
Common Stock	Andrew S. Davis	Chief Commercial Officer	262,133	*
Common Stock	Kevin M. Klemz	Executive Vice President, Chief Legal Officer and Secretary	24,169	*
Common Stock	Richard M. Ruedy(4)	Executive Vice President of Regulatory Affairs, Clinical Affairs and Quality Assurance	303,887	*
Common Stock	Erica J. Rogers(5)	Former President, Chief Executive Officer and Former Director	1,413,680	3.5%
Common Stock	All directors and executive officers as a group (12 persons)		1,565,882	3.9%

______________________

*Indicates beneficial ownership of less than 1% of the total outstanding common stock.

Silk Road Medical, Inc. – 2024 Proxy Statement 91

(1)Includes for the persons and groups listed below the shares of common stock listed below issuable upon the vesting of restricted stock unit awards within 60 days of April 22, 2024 and exercise options or options that become exercisable within 60 days of April 22, 2024:

Name	Number of Restricted Stock Units	Number of Options
Chas S. McKhann	—	—
Rick D. Anderson	4,691	22,283
Kevin J. Ballinger	4,691	26,333
Tanisha V. Carino, Ph.D.	4,691	17,508
Tony M. Chou, M.D.	4,691	34,338
Jack W. Lasersohn	4,691	44,665
Elizabeth H. Weatherman	4,691	71,706
Donald J. Zurbay	4,691	197,890
Lucas W. Buchanan	—	129,502
Andrew S. Davis	—	194,550
Kevin M. Klemz	—	18,122
Richard M. Ruedy	—	185,190
Erica J. Rogers	—	1,156,291
All Directors and Executive Officers as a Group	32,837	942,087

(2)Percent of class is based on 39,441,919 shares of our common stock outstanding as of April 22, 2024.

(3)Includes 125,228 shares of common stock held directly by Mr. Buchanan and 13,518 shares of common stock held by the Buchanan Grandchildren’s Irrevocable Trust.

(4)Includes 115,691 shares of common stock held directly by Mr. Ruedy and 70 shares of common stock held by Linda Ruedy.

(5)Includes 173,546 shares of common stock held directly by Ms. Rogers and 83,843 shares of common stock held by Kevin J. Surace and Erica J. Rogers, as Trustees of The Surace/Rogers Family Trust. Note that since Ms. Rogers is no longer a current director or officer, her shares are not included in the All Directors and Executive Officers as a Group line.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC reports showing ownership of and changes in ownership of our common stock and other equity securities. Based on a review of reports filed by these reporting persons on the SEC’s electronic filing, or EDGAR, system and written representations by our directors and executive officers, we believe that all of our directors, executive officers and greater than 10% owners complied with all filing requirements applicable to them during 2023, other than Erica Rogers who filed one late Form 4 with respect to a transaction that occurred on March 2, 2021.

STOCK OWNERSHIP GUIDELINES

We have established stock ownership guidelines that are intended to further align the interests of our directors and named executive officers with those of our stockholders. The stock ownership guidelines for our non-employee directors and named executive officers are as follows:

Position	Guideline
Non-Employee Director	3x annual cash retainer
Chief Executive Officer	3x annual base salary
Other Named Executive Officers	1x annual base salary

Silk Road Medical, Inc. – 2024 Proxy Statement 92

Effective January 1, 2023, we established stock ownership guidelines that are intended to further align the interests of our directors and officers with those of our stockholders. A stock ownership target for each of our directors and officers has been set at that number of shares of our common stock with a value equal to a multiple of the director’s and officer’s compensation. Each director and officer is expected to achieve the applicable level of ownership by the later of (i) December 31, 2027, or (ii) the end of our fiscal year that includes the five-year anniversary of the date that the applicable individual becomes a director or officer (whether through being newly appointed, hired or promoted, as applicable). Each director or officer who has not reached or who fails to maintain such director’s or officer’s target ownership level must retain at least 50% of any net shares derived from full-value awards, exercised stock options or stock purchase plan holdings until such director’s or officer’s guideline is met. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The table below provides information about our common stock that may be issued under our equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	7,978,106(1)	$25.02(2)	1,889,090(3)
Equity compensation plans not approved by security holders	—	—	—
Total	7,978,106(1)	$25.02(2)	1,889,090(3)

______________________

(1)Amount includes awards outstanding under the following plans: Silk Road Medical, Inc. 2007 Stock Plan, NeuroCo 2015 Equity Incentive Plan, the 2019 Plan, and Silk Road Medical, Inc. 2019 Employee Stock Purchase Plan (ESPP). Our 2019 Plan, which replaced the 2007 Stock Option Plan and NeuroCo 2015 Equity Incentive Plan, provides that on January 1st of each fiscal year commencing in 2020 and ending on (and including) January 1, 2029, the number of shares authorized for issuance under the 2019 Plan is automatically increased by a number equal to the lesser of (i) 3,000,000 shares; (ii) 4.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year or; (iii) such other amount as our board of directors may determine. Our ESPP provides that on January 1st of each fiscal year commencing in 2020 and ending on (and including) January 1, 2039, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the lesser of (i) 1,200,000 shares; (ii) 1.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as our board of directors may determine. The number of shares issuable upon exercise or settlement of outstanding awards assumes maximum level of achievement in the case of outstanding PSU awards. The actual number of shares that will be issued upon settlement of outstanding PSU awards is determined by the level of achievement of a performance goal.

(2)RSU and PSU awards do not have exercise prices and, therefore, have been excluded from the weighted-average exercise price calculation in column (b).

(3)Includes 532,627 shares available for issuance under the 2019 Plan and 1,356,463 shares available for issuance under the ESPP. The shares available for issuance under the 2019 Plan assume maximum level of achievement in the case of outstanding PSU awards. The actual number of shares that will be issued upon settlement of outstanding PSU awards is determined by the level of achievement of a performance goal.

Silk Road Medical, Inc. – 2024 Proxy Statement 93

INFORMATION ABOUT THE 2024 ANNUAL MEETING

The board of directors is using this proxy statement to solicit your proxy for use at our 2024 Annual Meeting of Stockholders. The board of directors is soliciting proxies to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending an Important Notice of Availability of Proxy Materials for the Annual Meeting (which we refer to as the “Internet Notice”) to most of our stockholders of record and paper or electronic copies of the proxy materials to our remaining stockholders of record. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders may request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Internet Notice and on the website referred to in the Internet Notice, including an option to request paper copies on an ongoing basis.

WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

The Annual Meeting will be held on Tuesday, June 18, 2024, at 4:30 p.m. Central Time, at our Plymouth, Minnesota offices at 14755 27th Avenue North, Plymouth, Minnesota 55447.

Directions to attend the Annual Meeting may be obtained by calling Investor Relations at (855) 410-TCAR (8227).

WHAT ARE THE PURPOSES OF THE ANNUAL MEETING?

The purposes of the Annual Meeting are to vote on the following items described in this proxy statement:

Proposal	Item of Business
Proposal No. 1	Election of Directors
Proposal No. 2	Advisory Vote on Executive Compensation
Proposal No. 3	Ratification of Appointment of Independent Registered Public Accounting Firm

There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

ARE THERE ANY MATTERS TO BE VOTED ON AT THE ANNUAL MEETING THAT ARE NOT INCLUDED IN THIS PROXY STATEMENT?

We currently are not aware of any business that will be presented at the Annual Meeting other than as described in this proxy statement. If, however, any other matter is properly brought at the Annual Meeting, or any continuation, postponement, or adjournment thereof, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters in accordance with their best judgment.

WHO CAN ATTEND THE ANNUAL MEETING?

All of our stockholders entitled to vote at the Annual Meeting may attend the Annual Meeting. If your shares are held in street name, however, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares. Stockholders who wish to attend the Annual Meeting will be required to present verification of ownership of our common stock, such as a bank or brokerage firm account statement, and will be required to present a valid, government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Silk Road Medical, Inc. – 2024 Proxy Statement 94

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of record of shares of our common stock as of the close of business on April 22, 2024, the record date, will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. At the close of business on the record date, there were 39,441,919 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

HOW MANY SHARES MUST BE PRESENT?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of our capital stock issued and outstanding and entitled to vote on the record date will constitute a quorum. Your shares will be counted toward the quorum if you submit a proxy or vote at the Annual Meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.

WHAT IF A QUORUM IS NOT PRESENT?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

HOW DO I VOTE?

We recommend stockholders vote by proxy even if they attend the Annual Meeting. If your shares are registered in your name, you may vote your shares by one of the five following methods:

Vote by Internet	Go to www.proxyvote.com and follow the instructions for Internet voting shown on your Notice Regarding the Availability of Proxy Materials or proxy card.
Vote by Telephone	Call 800-690-6903 and follow the instructions for telephone voting shown on your proxy card.
Vote by Mail

Complete, sign, date and mail your proxy card in the envelope provided if you received a paper copy of these proxy materials. If you vote by Internet, telephone or mobile device, please do not mail your proxy card.

Vote by Mobile Device	Scan the QR code on your Notice Regarding the Availability of Proxy Materials or proxy card and follow the links.

Internet, telephone and mobile device voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Savings Time, on June 17, 2024. If you vote through the Internet or by mobile device, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted. Internet, telephone and mobile device voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank, broker, or agent to obtain a legal proxy or the bank’s or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Silk Road Medical, Inc. – 2024 Proxy Statement 95

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in such stockholder’s name. Shares held in “street name” are held in the name of a bank or broker on a person’s behalf.

CAN I VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and your bank or brokerage firm is required to vote your shares in accordance with your instructions.

WHAT ARE BROKER NON-VOTES?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm in Proposal No. 3 is a routine matter; and accordingly, a broker is entitled to vote shares held for a beneficial owner on that proposal without instructions from such beneficial owner. On the other hand, absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe, based on the rules of the NYSE, that the election of directors in Proposal No. 1, and the advisory vote on executive compensation in Proposal No. 2 are non-routine matters; and accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Whether a voting proposal is ultimately determined routine or non-routine is determined by the NYSE. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares.

Broker non-votes count for the purpose of determining whether a quorum is present.

Our board of directors recommends that you vote:

•“FOR” the election of Jack W. Lasersohn, Chas S. McKhann, Rick D. Anderson, Kevin J. Ballinger, Tanisha V. Carino, Ph.D., Tony M. Chou, M.D., Elizabeth H. Weatherman and Donald J. Zurbay; to serve as members of our board of directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•“FOR” the approval of the advisory vote on our executive compensation; and

•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.

If you return a properly completed proxy card, or vote your shares by Internet, telephone or mobile device, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the recommendations of our board of directors.

Silk Road Medical, Inc. – 2024 Proxy Statement 96

WHAT IS THE REQUIRED VOTE FOR EACH PROPOSAL?

Proposal	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Proposal No. 1: Election of Directors	Plurality vote of the shares of our common stock present in person or by proxy and entitled to vote thereon. (1)	Abstentions will have no effect.	Broker non-votes will have no effect.
Proposal No. 2: Advisory Vote on Executive Compensation(2)	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.
Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.(3)

__________________________

(1)Plurality means that the nominees who receive the largest number of votes cast “FOR” are elected as directors.

(2)While an advisory vote, the compensation committee and board of directors expect to take in account the outcome of this vote when considering future executive compensation.

(3)Under applicable NYSE rules, brokers and custodians may vote on a ratification of appointment of independent registered public accounting firm proposal in their discretion; and therefore, we do not expect any broker non-votes on this proposal.

WHAT IF I DON’T SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our board of directors, as described above.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

CAN I REVOKE OR CHANGE MY VOTE?

Yes. If you are a registered stockholder, you may revoke your proxy or change your vote at any time before your shares are voted by one of the following methods:

•by submitting a duly executed proxy bearing a later date;

•by granting a subsequent proxy through the Internet or by telephone or mobile device;

•by giving written notice of such revocation to our Corporate Secretary; or

•by voting in person at the Annual Meeting.

Silk Road Medical, Inc. – 2024 Proxy Statement 97

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Silk Road Medical, Inc.

14755 27th Avenue North

Plymouth, Minnesota 55447

Attention: Corporate Secretary

Your most recent proxy card or Internet, telephone or mobile device proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to our Corporate Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. has been engaged to tabulate stockholder votes. An agent of Broadridge Financial Solutions, Inc. or our Executive Vice President, Chief Legal Officer and Secretary will act as our inspector of elections for the Annual Meeting.

WHERE CAN I FIND THE VOTING RESULTS?

We plan to announce preliminary voting results at the Annual Meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

CAN I GET A PRINTED COPY OF THE PROXY MATERIALS?

Yes. We will mail this proxy statement and our 2023 Annual Report, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of our receipt of such request.

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OTHER MATTERS

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

Date of 2025 Annual Meeting of Stockholders

We anticipate that our 2025 Annual Meeting of Stockholders will be held on Tuesday, June 17, 2025.

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the proxy statement for our 2025 Annual Meeting of Stockholders, a proposal must be received by us no later than December 27, 2024 and must otherwise comply with Rule 14a-8. While our board of directors will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Nominations and Proposals Pursuant to Our Amended and Restated Bylaws

Under our amended and restated bylaws, a stockholder wishing to nominate a candidate for election to the board of directors or propose other business for consideration at the 2025 Annual Meeting of Stockholders is required to give written notice of such stockholder’s intention to make such a nomination or proposal to our Corporate Secretary at our principal executive offices at 1213 Innsbruck Drive, Sunnyvale, California 94089, Attention: Corporate Secretary. In order for a stockholder proposal for director nominations or other business outside of Rule 14a-8 under the Exchange Act to come before the 2025 Annual Meeting of Stockholders, such notice of nomination or proposal must be made in accordance with our amended and restated bylaws, which require appropriate notice to us of the nomination or proposal not less than 90 days nor more than 120 days prior to the date of such Annual Meeting of Stockholders. A notice of nomination or proposal is also required to contain specific information as required by our amended and restated bylaws. A nomination which does not comply with the requirements of our amended and restated bylaws may not be considered. The nominating and corporate governance committee will consider validly nominated director candidates and will provide its recommendations to the board of directors. In general, to be timely, we must receive the notice of nomination or proposal not later than the 90th day nor earlier than the 120th day prior to the date of the first anniversary of the 2025 Annual Meeting of Stockholders. In this regard, we must receive the notice of nomination or proposal no earlier than February 18, 2025 and no later than March 20, 2025. In addition, if applicable, stockholders who intend to solicit proxies in support of director nominees other than the nominees of our board of directors at the 2025 Annual Meeting of Stockholders must also comply with the additional requirements under Rule 14a-19 promulgated under the Exchange Act, as required by and in addition to our amended and restated bylaws, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of Silk Road Medical’s shares entitled to vote on the election of directors in support of director nominees other than the nominees of our board of directors, as required by Rule 14a-19(b).

We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. We will not consider any proposal or nomination that is not timely or otherwise does not meet the requirements set forth in our amended and restated bylaws and SEC and other legal requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Silk Road Medical, Inc. – 2024 Proxy Statement 99

COST OF SOLICITATION OF PROXIES

Our board of directors is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Internet Notice or this proxy statement by mail, we will request that brokers, banks, and other nominees that hold shares of our common stock which are beneficially owned by our stockholders, send Internet Notices, proxies, and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. Although we currently do not intend to hire a proxy solicitor to assist in the solicitation of proxies, we reserve the right to do so if we believe it would be in the best interests of Silk Road Medical and our stockholders. If we engage a proxy solicitor, we expect the fees to be approximately $5,000 plus out-of-pocket expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by Internet, telephone, facsimile, or special delivery letter.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Silk Road Medical, Inc., 1213 Innsbruck Drive, Sunnyvale, California 94089, Attention: Investor Relations, or contact Investor Relations by telephone at 855. 410.TCAR (8227). Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report under “Proposal No. 3. Ratification of Appointment of Independent Registered Public Accounting Firm” will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than this proxy statement, notice, and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

COPIES OF 2023 ANNUAL REPORT

Our 2023 Annual Report, including our Annual Report on Form 10-K and the financial statements and the financial statement schedules included therein, for the year ended December 31, 2023, are available without charge upon written request to: Silk Road Medical, Inc., 1213 Innsbruck Drive, Sunnyvale, California 94089, Attention: Investor Relations. Our 2023 Annual Report is also available on our website at www.silkroadmed.com.

Silk Road Medical, Inc. – 2024 Proxy Statement 100

________________

Your vote is important. Please promptly vote your shares of Silk Road Medical common stock by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating, and returning your proxy card or by Internet or mobile device or telephone voting as described on your proxy card.

By Order of the Board of Directors

Kevin M. Klemz
Executive Vice President, Chief Legal Officer and Secretary

Sunnyvale, California

April 26, 2024

Silk Road Medical, Inc. – 2024 Proxy Statement 101

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In this proxy statement, we use the term adjusted EBITDA, which is a non-GAAP financial measure. This non-GAAP financial measure is presented to provide stockholders additional information to facilitate the comparison of our past and present operations. We believe non-GAAP financial measures provide useful information to investors because they are used to evaluate our performance on a comparable year-over-year basis. Non-GAAP financial measures are not in accordance with, or an alternative for, measures calculated in accordance with U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures are not based on any comprehensive or standard set of accounting rules or principles. Accordingly, the calculation of our non-GAAP financial measures may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP. These measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures. Accordingly, we qualify our use of non-GAAP financial information in a statement when non-GAAP financial information is presented.

ADJUSTED EBITDA TO NET LOSS

The following table presents adjusted EBITDA to net loss for the years ended December 31, 2023 and 2022. Our non-GAAP adjusted EBITDA is calculated by adding back to net loss or excluding, as appropriate, interest income or expense, provision for income taxes, and charges for depreciation and amortization expense and is further adjusted by adding back in or excluding, as appropriate, other income and expense and stock-based compensation. We believe the presentation of adjusted EBITDA provides useful information to investors as it provides visibility to our underlying continuing operating performance from period to period by excluding the impact of certain items that are non-cash or non-recurring in nature or not related to our core business operations. Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management uses adjusted EBITDA internally for evaluation of the performance of our business, including the allocation of resources.

Our definition of adjusted EBITDA may differ from similarly titled measures used by others. Adjusted EBITDA should be considered only as a supplement to, and not as a substitute for, or superior to, net income (loss) prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review our financial statements and publicly filed SEC reports in their entirety.

(dollars in thousands)

	Year Ended December 31,
	2023	2022
Net loss	$ (55,743)	$ (55,010)
Non-GAAP Adjustments:
Interest (income) expense, net	(3,086)	2,571
Depreciation and amortization	2,696	2,127
Other (income) expense, net	(442)	190
Stock-based compensation expense	38,893	25,023
Adjusted EBITDA	$ (17,682)	$ (25,099)

Silk Road Medical, Inc. – 2024 Proxy Statement 102

SILK ROAD MEDICAL, WC 1213 INNSBRUCK DRIVE, SUNNYVALL, CALIFORNIA 94089 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. TT on June 17, 7074. Nave your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. I~T on June 17, 7074. have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DEUVERY OF FUTURE PROXY MATERIALS II you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOW: V38755-P09447 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED SILK ROAD MEDICAL, INC The Board of Directors recommends you vote FOR the following: 1. To elect eight directors to serve until our 2025 annual meeting of stockholders. Nominees: For Withhold Nominees: la. Jack W. Lasersohn lb. Charles (Chas) S. McKhann lc. Rick D. Anderson ld. Kevin J. Ballinger le. Tanisha V. Carino, Ph D. lf. Tony M. Chou, M.D. lg. Elizabeth H. Weatherman 1h. Donald J. Zurbay The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To approve, on an advisory basis, our executive compensation. 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available al www.proxyvote.com V38756-P09447 SILK ROAD MEDICAL, INC. Proxy is being Solicited on behalf of the Board of Directors Annual Meeting of Stockholders June 18, 2024 The stockholders) hereby appoint(s) Lucas W. Buchanan and Kevin M. Klemz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side to this ballot, all of the shares of common stock of Silk Road Medical, Inc. that the stockholders) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:.30 p.m. Central Time on June 18. 2074, at 14755 27th Avenue North, Plymouth, Minnesota S5447, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Continued and to be signed on reverse side